As filed with the Securities and Exchange Commission on April 29, 2016

Investment Company Act File No. 811-7885

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE

INVESTMENT COMPANY ACT OF 1940

Amendment No. 29

☒

(Check appropriate box or boxes)

Quantitative Master Series LLC

(Exact Name of Registrant as Specified in Charter)

100 Bellevue Parkway

Wilmington, Delaware 19809

(Address of Principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code) (800) 441-7762

John M. Perlowski

55 East 52nd Street

New York, New York 10055

(Name and Address of Agent for Service)

Copies to:

John A. MacKinnon, Esq.	Benjamin Archibald, Esq.
Sidley Austin LLP	BlackRock Advisors, LLC
787 Seventh Avenue	55 East 52nd Street
New York, NY 10019-6018	New York, New York 10055

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act” or the “Securities Act”) because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which are to be used or distributed as a stand alone document.

PART C. OTHER INFORMATION

Item 28.	Exhibits	C-1

Item 29.	Persons Controlled by or under Common Control with Registrant	C-3

Item 30.	Indemnification	C-3

Item 31.	Business and Other Connections of Manager	C-4

Item 32.	Principal Underwriters	C-5

Item 33.	Location of Accounts and Records	C-6

Item 34.	Management Services	C-6

Item 35.	Undertakings	C-6

*	Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Quantitative Master Series LLC (the “Master LLC” or the “Registrant”) is a no-load, open-end management investment company that was organized as a Delaware statutory trust on August 28, 1996. Effective June 15, 2007, the Master LLC was reorganized as a Delaware limited liability company. Master Extended Market Index Series (“Extended Market Index Series”), Master Small Cap Index Series (“Small Cap Index Series”) and Master International Index Series (“International Index Series”) (together, the “Series” and each, a “Series”) are each a separate series of the Master LLC. Each Series is a diversified investment company, and each Series has different investment objectives and policies. There can, of course, be no assurance that the respective investment objectives of the Series can be achieved. The Master LLC is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A (Securities Act File No. 333-15265 and Investment Company Act File No. 811-7899) of BlackRock Index Funds, Inc. (the “Corporation”), dated April 29, 2016 (the “BlackRock Registration Statement”). Part A of the BlackRock Registration Statement is the prospectus of the Corporation.

As of April 29, 2016, the Corporation consists of two series: BlackRock Small Cap Index Fund (“Small Cap Index Fund”) and BlackRock International Index Fund (“International Index Fund”). Each series of the Corporation invests all of its investable assets in interests in the corresponding Series of the Master LLC (i.e., Small Cap Index Series and International Index Series) and may be referred to herein as a “Fund.” Each Fund and any other feeder fund that may invest in the Master LLC are referred to herein as “Feeder Funds.”

PART A

APRIL 29, 2016

Item 5.	Management

(a) Investment Manager

Each Series’ investment manager is BlackRock Advisors, LLC (“BlackRock” or the “Manager”).

(b) Portfolio Managers

The persons listed below serve as portfolio managers for the Series:

Name	Since	Title
Alan Mason	2014	Managing Director of BlackRock, Inc.
Greg Savage, CFA	2012	Managing Director of BlackRock, Inc.
Jennifer Hsui, CFA	2016	Managing Director of BlackRock, Inc.
Creighton Jue, CFA	2016	Managing Director of BlackRock, Inc.
Rachel Aguirre	2016	Director of BlackRock, Inc.

Item 6.	Purchase and Sale of Master LLC Interests

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933 (the “1933 Act”). Investments in each Series of the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in each Series. However, because each Series intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the respective Series’ custodian bank by a Federal Reserve Bank) or in marketable securities acceptable to the Manager and consistent with the investment objective, policies and restrictions of the respective Series.

Each Series reserves the right to cease accepting investments at any time or to reject any investment order.

Item 7.	Tax Information

Under the anticipated method of operation of the Series, each Series will be treated as a separate entity for Federal income tax purposes and will have the status of a partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1). If a Series has only one investor, its existence as an entity separate from that investor will be disregarded pursuant to Treasury Regulation Section 301.7701-3(b)(2). Thus, each Series will not be subject to any Federal income tax.

Item 8.	Financial Intermediary Compensation

Not applicable.

Item 9.	Investment Objectives, Principal Investment Strategies and Related Risks.

Investment Objective. The investment objective of each Series is set forth below.

Extended Market Index Series

The investment objective of Extended Market Index Series is to match the performance of the Dow Jones US Completion Total Stock Market Index (the “Completion Total Stock Market Index”) as closely as possible before the deduction of Series expenses.

Small Cap Index Series

The investment objective of Small Cap Index Series is to match the performance of the Russell 2000® Index (the “Russell 2000”) as closely as possible before the deduction of Series expenses.

International Index Series

The investment objective of International Index Series is to match the performance of the MSCI EAFE Index (Europe, Australasia, Far East) (the “EAFE Index”) in U.S. dollars with net dividends as closely as possible before the deduction of Series expenses.

There can be no assurances that the investment objective of a Series will be achieved.

Principal Investment Strategies. Outlined below are the principal investment strategies each Series uses in seeking to obtain its investment objective.

The Series will not attempt to buy or sell securities based on the economic, financial or market analysis of the Manager, but will instead employ a “passive” investment approach. This means that the Manager will attempt to invest in a portfolio of assets whose performance is expected to match approximately the performance of the applicable index before deduction of expenses. A Series will buy or sell securities only when the Manager believes it is necessary to do so in order to match the performance of the applicable index. Accordingly, it is anticipated that a Series’ portfolio turnover and trading costs will be lower than those of an “actively” managed fund. However, the Series have operating and other expenses, while an index does not. Therefore, each Series may tend to underperform its target index to some degree over time.

Each Series will be substantially invested in securities in the applicable index, and will invest, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or have economic characteristics similar to the securities included in the applicable index. This policy is a non-fundamental policy of each Series and may not be changed without 60 days’ prior notice to interestholders. A Series may change its target index if the Manager believes a different index would better enable the Series to match the performance of the market segment represented by the current index and, accordingly, the investment objective of a Series may be changed without interestholder approval.

Description of the Benchmark Indices

Each Series’ benchmark index is as follows:

Series	Benchmark Index
Extended Market Index Series	Completion Total Stock Market Index
Small Cap Index Series	Russell 2000
International Index Series	EAFE Index

The Completion Total Stock Market Index is composed of all of the equity securities which are issued by companies headquartered in the U.S. with their primary market listing in the U.S., except those stocks included in the S&P 500. The Completion Total Stock Market Index is generally considered broadly representative of the performance of publicly traded mid-capitalization and small-capitalization stocks. The index measures the performance of approximately 3,000 stocks. As of March 31, 2016, the largest stock in the index had a float-adjusted market capitalization of approximately $23.4 billion, the smallest stock in the index had a float-adjusted market capitalization of approximately $419,000 and the average float-adjusted market capitalization of stocks in the index was approximately $348 million. Once a month on the third Friday of each month, companies that met the inclusions standards during the previous calendar month are added to the index. Issues spun off from index members are added to the index as soon as prudently possible. In addition, shares outstanding may be adjusted to reflect corporate events during the month; otherwise, shares outstanding are updated once a month. A security will be excluded from the index as soon as prudently possible.

The Russell 2000 is composed of the common stocks of approximately the 1,001st through 3,000th largest U.S. companies by market capitalization, as determined by Russell Investments. The stocks represented in the index are issued by small-capitalization U.S. companies in a wide range of businesses. The Russell 2000 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index’s performance. The Russell 2000 is generally considered broadly representative of the performance of publicly traded U.S. smaller-capitalization stocks. Russell Investments’ selection of a stock for the Russell 2000 does not mean that Russell Investments believes the stock to be an attractive investment. Russell Investments updates the Russell 2000 once each year, at which time there may be substantial changes in the composition of the index (and consequently, significant turnover in the applicable Series). Stocks of companies that merge, are acquired or otherwise cease to exist during the year are not replaced in the index.

The EAFE Index is composed of equity securities of approximately 1,000 companies from various industrial sectors whose primary trading markets are located outside the United States. Equity securities include common stock, preferred stock, securities convertible into common stock and securities or other instruments whose price is linked to the value of common stock. Companies included in the EAFE Index are selected from among the larger capitalization companies in these markets. The countries currently included in the EAFE Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The weighting of the EAFE Index among these countries is based upon each country’s relative market capitalizations, and not its gross domestic product, which means that the index contains more companies from countries with the largest capital markets (like Japan and the United Kingdom) and these countries have the most effect on the index’s performance. The stocks in the EAFE Index are chosen by MSCI Inc. (“MSCI”). MSCI chooses stocks for inclusion in the EAFE Index based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. The EAFE Index is generally considered broadly representative of the performance of stocks traded in the developed international markets. MSCI’s selection of a stock for the EAFE Index does not mean that MSCI believes the stock to be an attractive investment.

Extended Market Index Series

Extended Market Index Series may not invest in all of the common stocks in the Completion Total Stock Market Index, or in the same weightings as in the Completion Total Stock Market Index. Instead, the Series might invest in a sample of the stocks included in the Completion Total Stock Market Index based on the Manager’s optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with lower transaction costs than would be incurred through full replication. The Series will choose investments so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks and derivative instruments in its portfolio are similar to the Completion Total Stock Market Index as a whole.

Small Cap Index Series

Small Cap Index Series may not invest in all of the common stocks in the Russell 2000, or in the same weightings as in the Russell 2000. Instead, the Series might invest in a statistically selected sample of the stocks included in the Russell 2000 and in derivative instruments linked to the Russell 2000 based on the Manager’s optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with fewer transaction costs than would be incurred through full replication. The Series will choose investments so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks and derivative instruments in its portfolio are similar to the Russell 2000 as a whole.

International Index Series

International Index Series will, under normal circumstances, invest in all of the countries represented in the EAFE Index. The Series may not, however, invest in all of the companies within a country represented in the EAFE Index, or in the same weightings as the EAFE Index. Instead, the Series may invest in a sample of equity securities included in the EAFE Index and in derivative instruments correlated with components of the EAFE Index as a whole based on the Manager’s optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with fewer transaction costs than would be incurred through full replication.

Other Strategies Applicable to All Series. In addition to the main strategies discussed above, each Series (except as noted below) also invests or engages in the following investments/strategies:

•

Borrowing — Each Series may borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for the repurchase of interests or for the clearance of transactions.

•

Depositary Receipts — Each Series may invest in securities of foreign issuers in the form of depositary receipts or other securities that are convertible into securities of foreign issuers. Each Series may invest in unsponsored depositary receipts.

•

Derivatives — Each Series may invest in derivative instruments. Small Cap Index Series may at times invest a significant portion of its assets in options and futures contracts linked to the performance of the applicable index, Extended Market Index Series may at times invest a significant portion of its assets in options and futures contracts linked to the performance of the Completion Total Stock Market Index or other indices that are highly correlated with the Completion Total Stock Market Index and International Index Series may at times invest a significant portion of its assets in options and futures contracts correlated with market indices or countries within the EAFE Index.

Derivatives allow a Series to increase or decrease its exposure to the applicable index (for each of Extended Market Index Series and Small Cap Index Series) and to international stocks (for International Index Series) quickly and at less cost than buying or selling stocks. Each Series will invest in options, futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, each Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities’ weightings in the target index.

Each Series may use derivatives for hedging purposes, including anticipatory hedges, and to seek to enhance returns. A Series is not required to use hedging and may choose not to do so.

•

Illiquid/Restricted Securities — Each Series may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. Each Series may also invest in restricted securities, which are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale (i.e., Rule 144A securities). They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market and therefore may be considered to be illiquid. Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public and may be considered to be liquid securities.

•

Investment Companies — Each Series has the ability to invest in other investment companies, such as exchange traded funds, unit investment trusts, and open-end and closed-end funds. A Series may invest in affiliated investment companies, including affiliated money market funds and affiliated exchange traded funds.

•	New Issues (Extended Market Index Series and Small Cap Index Series) — Each Series has the ability to invest in new issues. New issues are initial public offerings of equity securities.

•

Real Estate Investment Trusts (“REITs”) — Each Series may invest in REITs. REITs are companies that own interests in real estate or in real estate related loans or other interests and have revenue primarily consisting of rent derived from owned, income producing real estate properties and capital gains from the sale of such properties. REITs can generally be classified as equity REITs, mortgage REITs and hybrid REITs. Equity REITs invest the majority of their assets directly in real property and derive their income primarily from rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both equity REITs and mortgage REITs. REITs are not taxed on income distributed to shareholders provided they comply with the requirements of the Internal Revenue Code of 1986, as amended (the “Code”).

•

Repurchase Agreements — Each Series may enter into certain types of repurchase agreements. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed-upon time and price.

•

Securities Lending — Each Series may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral.

•

Short-Term Money Market Instruments — Each Series may invest in short-term money market instruments as cash reserves to maintain liquidity. These instruments may include obligations of the U.S. Government, its agencies or instrumentalities, highly rated bonds or comparable unrated bonds, commercial paper, bank obligations, repurchase agreements and commingled short-term liquidity funds. To the extent a Series invests in short-term money market instruments, it will generally also invest in options, futures or other derivatives in order to maintain full exposure to the index at all times.

•

When-Issued and Delayed Delivery Securities and Forward Commitments (Extended Market Index Series and Small Cap Index Series) — The purchase or sale of securities on a when-issued basis or on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by the Series at an established price with payment and delivery taking place in the future. The Series enters into these transactions to obtain what is considered an advantageous price to the Series at the time of entering into the transaction.

INVESTMENT RISKS

This section contains a discussion of the general risks of investing in a Series. As with any fund, the value of a Series’ investments - and therefore the value of a Series’ interests - may fluctuate. These changes may occur because a particular stock or bond market in which a Series invests is rising or falling, or in response to interest rate changes. In addition, there are specific factors that may affect the value of a particular investment. Also, Series management may select securities that underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies. If the value of a Series’ investments goes down, you may lose money.

As with any fund, there can be no guarantee that a Series will achieve its investment objective or that a Series’ performance will be positive for any period of time. An investment in a Series is not an investment in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any governmental agency.

Principal Risks of Investing in a Series. Set forth below are the principal risks of investing in a Series (unless otherwise indicated, each risk is applicable to all Series):

•

Equity Securities Risk — Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate and can decline and reduce the value of a portfolio investing in equities. The value of equity securities purchased by a Series could decline if the financial condition of the companies the Series invests in decline or if overall market and economic conditions deteriorate. The value of equity securities may also decline due to factors that affect a particular industry or industries, such as labor shortages or an increase in production costs and competitive conditions within an industry. In addition, the value may decline due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or generally adverse investor sentiment.

•

Foreign Securities Risk (International Index Series) — Securities traded in foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments often involve special risks not present in U.S. investments that can increase the chances that the Series will lose money. In particular, the Series is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be more difficult for the Series to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Certain Risks of Holding Fund Assets Outside the United States — The Series generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Series’ ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Series to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Series can earn on its investments and typically results in a higher operating expense ratio for the Series than for investment companies invested only in the United States.

Currency Risk — Securities and other instruments in which the Series invests may be denominated or quoted in currencies other than the U.S. dollar. For this reason, changes in foreign currency exchange rates can affect the value of the Series’ portfolio.

Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Foreign Economy Risk — The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. Any of these actions could severely affect securities prices or impair the Series’ ability to purchase or sell foreign securities or transfer the Series’ assets or income back into the United States, or otherwise adversely affect the Series’ operations.

Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Series’ investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Series’ investments.

Governmental Supervision and Regulation/Accounting Standards — Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as such regulations exist in the United States. They also may not have laws to protect investors that are comparable to U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. In addition, some countries may have legal systems that may make it difficult for the Series to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its foreign investments. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Series management to completely and accurately determine a company’s financial condition.

Settlement Risk — Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments.

At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Series to carry out transactions. If the Series cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Series cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Series could be liable for any losses incurred.

European Economic Risk — The European financial markets have recently experienced volatility and adverse trends due to concerns about economic downturns in, or rising government debt levels of, several European countries. These events may spread to other countries in Europe. These events may affect the value and liquidity of certain of the Fund’s investments.

Responses to the financial problems by European governments, central banks and others, including austerity measures and reforms, may not work, may result in social unrest and may limit future growth and economic recovery or have other unintended consequences. Further defaults or restructurings by governments and others of their debt could have additional adverse effects on economies, financial markets and asset valuations around the world. In addition, one or more countries may abandon the Euro, the common currency of the European Union, and/ or withdraw from the European Union. The impact of these actions, especially if they occur in a disorderly fashion, is not clear but could be significant and far reaching.

•

Index Fund Risk — An index fund has operating and other expenses while an index does not. As a result, while each Series will attempt to track the applicable index as closely as possible, it will tend to underperform the index to some degree over time.

•

Index-Related Risk — As prescribed by this prospectus, in order to meet its investment objective, the Fund seeks to achieve a return which corresponds generally to the price and yield performance, before fees and expenses, of the Underlying Index as published by the Index Provider. There is no assurance that the Index Provider will compile the Underlying Index accurately, or that the Underlying Index will be determined, composed or calculated accurately. While the Index Provider does provide descriptions of what the Underlying Index is designed to achieve, the Index Provider does not provide any warranty or accept any liability in relation to the quality, accuracy or completeness of data in respect of their indices, and does not guarantee that the Underlying Index will be in line with their described index methodology. BlackRock’s mandate as described in this prospectus is to manage the Fund consistently with the Underlying Index provided to BlackRock. Consequently, BlackRock does not provide any warranty or guarantee for Index Provider errors. Errors in respect of the quality, accuracy and completeness of the data may occur from time to time and may not be identified and corrected for a period of time, particularly where the indices are less commonly used. Therefore gains, losses or costs associated with Index Provider errors will be borne by the Fund and its shareholders. For example, during a period where the Underlying Index contains incorrect constituents, a fund tracking such published Underlying Index would have market exposure to such constituents and would be underexposed to the Underlying Index’s other constituents. As such, errors may result in a negative or positive performance impact to the Fund and its shareholders. Shareholders should understand that any gains from Index Provider errors will be kept by the Fund and its shareholders and any losses resulting from Index Provider errors will be borne by the Fund and its shareholders.

Apart from scheduled rebalances, the Index Provider may carry out additional ad hoc rebalances to the Underlying Index in order, for example, to correct an error in the selection of index constituents. Where the Underlying Index of the Fund is rebalanced and the Fund in turn rebalances its portfolio to bring it in line with its Underlying Index, any transaction costs and market exposure arising from such portfolio rebalancing will be borne directly by the Fund and its shareholders. Unscheduled rebalances to the Underlying Index may also expose the Fund to tracking error risk, which is the risk that its returns may not track exactly those of the Underlying Index. Therefore, errors and additional ad hoc rebalances carried out by the Index Provider to the Underlying Index may increase the costs and market exposure risk of the Fund.

•

Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Series invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities selected by Series management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.

•

Small Cap Securities Risk (Extended Market Index Series and Small Cap Index Series) — Small cap companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails or there are other adverse developments, or if management changes, a Series’ investment in a small cap company may lose substantial value. In addition, it is more difficult to get information on smaller companies, which tend to be less well-known, have shorter operating histories, do not have significant ownership by large investors and are followed by relatively few securities analysts.

The securities of small cap companies generally trade in lower volumes and are subject to greater and more unpredictable price changes than larger cap securities or the market as a whole. In addition, small cap securities may be particularly sensitive to changes in interest rates, borrowing costs and earnings. Investing in small cap securities requires a longer-term view.

Other Risks of Investing in a Series. Each Series (unless otherwise noted) may also be subject to certain other risks associated with its investments and investment strategies, including:

•

Borrowing Risk — Borrowing may exaggerate changes in the net asset value of Series interests and in the return on a Series’ portfolio. Borrowing will cost a Series interest expense and other fees. The costs of borrowing may reduce a Series’ return. Borrowing may cause a Series to liquidate positions when it may not be advantageous to do so to satisfy its obligations.

•	Concentration Risk — To the extent a Series concentrates in a particular industry, it may be more susceptible to economic conditions and risks affecting that industry.

•

Depositary Receipts Risk — The issuers of unsponsored depositary receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the depositary receipts. Depositary receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted.

•	Derivatives Risk — The Series’ use of derivatives may increase its costs, reduce the Series’ returns and/or increase volatility. Derivatives involve significant risks, including:

Volatility Risk — A Series’ use of derivatives may reduce the Series’ returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of a Series’ use of derivatives is that the fluctuations in their values may not correlate with the overall securities markets.

Counterparty Risk — Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will not fulfill its contractual obligation.

Market and Liquidity Risk — Some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of a Series to sell or otherwise close a derivatives position could expose the Series to losses and could make derivatives more difficult for the Series to value accurately. A Series could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, BlackRock may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause a Series’ derivatives positions to lose value.

Valuation Risk — Valuation may be more difficult in times of market turmoil since many investors and market makers may be reluctant to purchase complex instruments or quote prices for them. Derivatives may also expose a Series to greater risk and increase its costs. Certain transactions in derivatives involve substantial leverage risk and may expose a Series to potential losses that exceed the amount originally invested by the Series.

Hedging Risk — When a derivative is used as a hedge against a position that a Series holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that a Series’ hedging transactions will be effective. The use of hedging may result in certain adverse tax consequences noted below.

Tax Risk — The federal income tax treatment of a derivative may not be as favorable as a direct investment in an underlying asset and may adversely affect the timing, character and amount of income a Series realizes from its investments. As a result, a larger portion of a Series’ distributions may be treated as ordinary income rather than capital gains. In addition, certain derivatives are subject to mark-to-market or straddle provisions of the Internal Revenue Code. If such provisions are applicable, there could be an increase (or decrease) in the amount of taxable dividends paid by a Series. In addition, the tax treatment of certain derivatives, such as swaps, is unsettled and may be subject to future legislation, regulation or administrative pronouncements issued by the Internal Revenue Service.

Regulatory Risk — Derivative contracts, including, without limitation, swaps, currency forwards and non-deliverable forwards, are subject to regulation under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) in the United States and under comparable regimes in Europe, Asia and other non-U.S. jurisdictions. Under the Dodd-Frank Act, certain derivatives may become subject to margin requirements when regulations are finalized. Implementation of such regulations under the Dodd-Frank Act regarding clearing, mandatory trading and margining of swaps and other derivatives may increase the costs to the Series of trading in these instruments and, as a result, may affect returns to investors in the Series.

In December 2015, the Securities and Exchange Commission (the “SEC”) proposed a new rule to regulate the use of derivatives by registered investment companies, such as the Series. If the rule goes into effect, it could limit the ability of the Series to invest or remain invested in derivatives. In addition, other future regulatory developments may impact the Series’ ability to invest or remain invested in certain derivatives. Legislation or regulation may also change the way in which the Series itself is regulated. BlackRock cannot predict the effects of any new governmental regulation that may be implemented on the ability of the Series to use swaps or any other financial derivative product, and there can be no assurance that any new governmental regulation will not adversely affect the Series’ ability to achieve its investment objective.

Risks Specific to Certain Derivatives Used by the Series

Indexed and Inverse Securities — Indexed and inverse securities provide a potential return based on a particular index of value or interest rates. A Series’ return on these securities will be subject to risk with respect to the value of the particular index. These securities are subject to leverage risk and correlation risk. Certain indexed and inverse securities have greater sensitivity to changes in interest rates or index levels than other securities, and a Series’ investment in such instruments may decline significantly in value if interest rates or index levels move in a way Fund management does not anticipate.

Futures — Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. The primary risks associated with the use of futures contracts and options are: (a) the imperfect correlation between the change in market value of the instruments held by a Series and the price of the futures contract or option; (b) the possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the investment adviser’s inability to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; and (e) the possibility that the counterparty will default in the performance of its obligations.

Options — An option is an agreement that, for a premium payment or fee, gives the option holder (the purchaser) the right but not the obligation to buy (a “call option”) or sell (a “put option”) the underlying asset (or settle for cash in an amount based on an underlying asset, rate, or index) at a specified price (the “exercise price”) during a period of time or on a specified date. Investments in options are considered speculative. When a Series purchases an option, it may lose the premium paid for it if the price of the underlying security or other assets decreased or remained the same (in the case of a call option) or increased or remained the same (in the case of a put option). If a put or call option purchased by a Series were permitted to expire without being sold or exercised, its premium would represent a loss to the Series. To the extent that a Series writes or sells an option, if the decline or increase in the underlying asset is significantly below or above the exercise price of the written option, the Series could experience a substantial loss.

•

Expense Risk — Series expenses are subject to a variety of factors, including fluctuations in the Series’ net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that the Series’ net assets decrease due to market declines or redemptions, the Series’ expenses will increase as a percentage of Series net assets. During periods of high market volatility, these increases in the Series’ expense ratio could be significant.

•

Investment in Other Investment Companies Risk — As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if a Series acquires shares of investment companies, including ones affiliated with the Series, interestholders bear both their proportionate share of expenses in the Series (including management and advisory fees) and, indirectly, the expenses of the investment companies. To the extent a Series is held by an affiliated fund, the ability of the Series itself to hold other investment companies may be limited.

•

Leverage Risk — Some transactions may give rise to a form of economic leverage. These transactions may include, among others, derivatives, and may expose a Series to greater risk and increase its costs. As an open-end investment company registered with the SEC, each Series is subject to the federal securities laws, including the Investment Company Act, the rules thereunder, and various SEC and SEC staff interpretive positions. In accordance with these laws, rules and positions, each Series must “set aside” liquid assets (often referred to as “asset segregation”), or engage in other SEC- or staff-approved measures, to “cover” open positions with respect to certain kinds of instruments. The use of leverage may cause a Series to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet any required asset segregation requirements. Increases and decreases in the value of the Series’ portfolio will be magnified when the Series uses leverage.

•

Liquidity Risk — Liquidity risk exists when particular investments are difficult to purchase or sell. A Series’ investments in illiquid securities may reduce the returns of the Series because it may be difficult to sell the illiquid securities at an advantageous time or price. To the extent that the Series’ principal investment strategies involve derivatives or securities with substantial market and/or credit risk, the Series will tend to have the greatest exposure to liquidity risk. Liquid investments may become illiquid after purchase by the Series, particularly during periods of market turmoil. Illiquid investments may be harder to value, especially in changing markets, and if the Series is forced to sell these investments to meet redemption requests or for other cash needs, the Series may suffer a loss. In addition, when there is illiquidity in the market for certain securities, the Series, due to limitations on illiquid investments, may be subject to purchase and sale restrictions.

•

“New Issues” Risk (Extended Market Index Series and Small Cap Index Series) — “New issues” are initial public offerings (“IPOs”) of equity securities. Investments in companies that have recently gone public have the potential to produce substantial gains for the Series. However, there is no assurance that the Series will have access to profitable IPOs and therefore investors should not rely on these past gains as an indication of future performance. The investment performance of the Series during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Series is able to do so. In addition, as the Series increases in size, the impact of IPOs on the Series’ performance will generally decrease. Securities issued in IPOs are subject to many of the same risks as investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile or may decline shortly after the IPO. When an IPO is brought to the market, availability may be limited and the Series may not be able to buy any shares at the offering price, or, if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like.

•

REIT Investment Risk — In addition to the risks facing real estate-related securities, such as a decline in property values due to increasing vacancies, a decline in rents resulting from unanticipated economic, legal or technological developments or a decline in the price of securities of real estate companies due to a failure of borrowers to pay their loans or poor management, investments in REITs involve unique risks. REITs may have limited financial resources, may trade less frequently and in limited volume and may be more volatile than other securities.

•

Repurchase Agreement Risk — If the other party to a repurchase agreement defaults on its obligation under the agreement, a Series may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security and the market value of the security declines, a Series may lose money.

•

Securities Lending Risk — Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Series may lose money and there may be a delay in recovering the loaned securities. A Series could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for the Series.

•

Short Sales Risk — Because making short sales in securities that it does not own exposes a Series to the risks associated with those securities, such short sales involve speculative exposure risk. A Series will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which a Series replaces the security sold short. As a result, if a Series makes short sales in securities that increase in value, it will likely underperform similar mutual funds that do not make short sales in securities they do not own. A Series will realize a gain if the security declines in price between those dates. There can be no assurance that a Series will be able to close out a short sale position at any particular time or at an acceptable price. Although a Series’ gain is limited to the amount at which it sold a security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold. A Series may pay transaction costs and borrowing fees in connection with short sales.

•

Sovereign Debt Risk (International Index Series) — Sovereign debt instruments are subject to the risk that a governmental entity may delay or refuse to pay interest or repay principal on its sovereign debt, due, for example, to cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of the governmental entity’s debt position in relation to the economy or the failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a governmental entity defaults, it may ask for more time in which to pay or for further loans. There is no legal process for collecting sovereign debts that a government does not pay nor are there bankruptcy proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected.

•

Valuation Risk — The price a Series could receive upon the sale of any particular portfolio investment may differ from a Series’ valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair valuation methodology or a price provided by an independent pricing service. As a result, the price received upon the sale of an investment may be less than the value ascribed by a Series, and a Series could realize a greater than expected loss or lesser than expected gain upon the sale of the investment. Pricing services that value many of the fixed-income securities in a Series’ portfolio utilize a range of market-based and security-specific inputs and assumptions, as well as considerations about general market conditions, to establish a price. Pricing services generally value fixed-income securities assuming orderly transactions of an institutional round lot size, but a Series may hold or transact in such securities in smaller, odd lot sizes. Odd lots often trade at lower prices than institutional round lots. ASeries’ ability to value its investments may also be impacted by technological issues and/or errors by pricing services or other third-party service providers.

•

When-Issued and Delayed Delivery Securities and Forward Commitments Risk (Extended Market Index Series and Small Cap Index Series) — When-issued and delayed delivery securities and forward commitments involve the risk that the security the Series buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Series loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

For a discussion of the Master LLC’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Master LLC’s top ten holdings are available on a monthly basis at www.blackrock.com generally within 5 business days after the end of the month to which the information applies.

Item 10.	Management, Organization, and Capital Structure.

(a)(1) Manager

BlackRock manages all of the Series’ investments subject to the oversight of the Board of Directors of the Master LLC (the “Board of Directors” or the “Board”). While the Manager is ultimately responsible for the management of each Series, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. The Manager is an indirect, wholly owned subsidiary of BlackRock, Inc.

The Master LLC, on behalf of each Series, has entered into an agreement with the Manager (the “Management Agreement”) pursuant to which the Manager receives compensation paid on a monthly basis for its services to each Series. Under the Management Agreement, the Master LLC pays the Manager a fee based on each Series’ average daily net assets, shown below:

Name of Series	Contractual Management Fee Rate[1]	Management Fee Rate For the Fiscal Year Ended December 31, 2015 (reflects fee waiver where) applicable)[2]
Small Cap Index Series[3]	0.01%	0.00%
International Index Series[3]	0.01%	0.01%
Extended Market Index Series[3]	0.01%	0.01%

[1]	Excluding any fee waivers and reimbursements which may have been applicable.
[2]	BlackRock may waive a portion of each Series’ management fee in connection with such Series’ investment in an affiliated money market fund.
[3]

BlackRock has entered into a contractual arrangement with the Master LLC on behalf of Small Cap Index Series, International Index Series and Extended Market Index Series and the corresponding Feeder Funds under which BlackRock will waive and/or reimburse fees and/or expenses in order to limit total operating expenses incurred to 0.08%, 0.07% and 0.12%, respectively, of the applicable Series’ average daily net assets.

For a discussion of the basis for the Board’s most recent approval of the management agreements of each Series, please see the respective Series’ semi-annual shareholder report for the period ended June 30, 2015.

The Manager was organized in 1994 to perform advisory services for investment companies. The Manager and its affiliates had approximately $4.737 trillion in investment company and other portfolio assets under management as of March 31, 2016.

Legal Proceedings. On May 27, 2014, certain purported investors in the BlackRock Global Allocation Fund, Inc. (“Global Allocation”) and the BlackRock Equity Dividend Fund (“Equity Dividend”) filed a consolidated complaint (the “Consolidated Complaint”) in the United States District Court for the District of New Jersey against BlackRock Advisors, LLC, BlackRock Investment Management, LLC and BlackRock International Limited (collectively, the “Defendants”) under the caption In re BlackRock Mutual Funds Advisory Fee Litigation. The Consolidated Complaint, which purports to be brought derivatively on behalf of Global Allocation and Equity Dividend, alleges that the Defendants violated Section 36(b) of the Investment Company Act by receiving allegedly excessive investment advisory fees from Global Allocation and Equity Dividend. The Consolidated Complaint seeks, among other things, to recover on behalf of Global Allocation and Equity Dividend all allegedly excessive advisory fees from one year prior to the filing of the lawsuit and purported lost investment returns on those amounts, plus interest. The Defendants believe the claims in the Consolidated Complaint are without merit and intend to vigorously defend the action.

Conflicts of Interest. The investment activities of BlackRock and its affiliates (including BlackRock, Inc. and The PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Series and its interestholders.

BlackRock and its Affiliates provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of a Series. BlackRock and its Affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Series. One or more Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in securities, currencies and other instruments in which the Series directly and indirectly invest. Thus, it is likely that a Series will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate performs or seeks to perform investment banking or other services. One or more Affiliates may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of a Series and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Series. The trading activities of these Affiliates are carried out without reference to positions held directly or indirectly by the Series and may result in an Affiliate having positions that are adverse to those of a Series. No Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Series. As a result, an Affiliate may compete with a Series for appropriate investment opportunities. The results of the Series’ investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate, and it is possible that the Series could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible.

In addition, the Series may, from time to time, enter into transactions in which an Affiliate or its other clients have an adverse interest. Furthermore, transactions undertaken by Affiliate-advised clients may adversely impact the Series. Transactions by one or more Affiliate-advised clients or BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Series. The Series’ activities may be limited because of regulatory restrictions applicable to one or more Affiliates, and/or their internal policies designed to comply with such restrictions.

In addition, the Series may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships or in which an Affiliate has significant debt or equity investments. The Series also may invest in securities of companies for which an Affiliate provides or may some day provide research coverage. An Affiliate may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend a Series or who engage in transactions with or for the Series, and may receive compensation for such services. The Series may also make brokerage and other payments to Affiliates in connection with the Series’ portfolio investment transactions.

Under a securities lending program approved by the Board of the Master LLC, on behalf of the Series, the Master LLC has retained an Affiliate of BlackRock to serve as the securities lending agent for the Series to the extent that the Series participate in the securities lending program. For these services, the lending agent will receive a fee from the Series, including a fee based on the returns earned on the Series’ investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Series may lend their portfolio securities under the securities lending program.

The activities of Affiliates may give rise to other conflicts of interest that could disadvantage the Series and their interestholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this registration statement for further information.

(a) (2) Portfolio Managers

Extended Market Index Series, International Index Series and Small Cap Index Series

Extended Market Index Series, International Index Series and Small Cap Index Series are managed by a team of financial professionals. Information about Alan Mason, Greg Savage, CFA, Jennifer Hsui, CFA, Creighton Jue, CFA and Rachel Aguirre, the portfolio managers of the Series, is set forth below.

Name	Primary Role	Since	Title and Recent Biography
Alan Mason	Jointly and primarily responsible for the day-to-day management of each Series’ portfolio, including setting the Series’ overall investment strategy and overseeing the management of the Series.	2014	Managing Director of BlackRock, Inc. since 2009; Managing Director of Barclays Global Investors (“BGI”) from 2008 to 2009; Principal of BGI from 1996 to 2008.

Greg Savage, CFA	Jointly and primarily responsible for the day-to-day management of each Series’ portfolio, including setting the Series’ overall investment strategy and overseeing the management of the Series.	2012	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. in 2009; Principal of BGI from 2007 to 2009; Associate of BGI from 1999 to 2007.

Jennifer Hsui, CFA	Jointly and primarily responsible for the day-to-day management of each Series’ portfolio, including setting the Series’ overall investment strategy and overseeing the management of the Series.	2016	Managing Director of BlackRock, Inc. since 2011; Director of BlackRock, Inc. from 2009 to 2011; Principal of BGI from 2006 to 2009.

Creighton Jue, CFA	Jointly and primarily responsible for the day-to-day management of each Series’ portfolio, including setting the Series’ overall investment strategy and overseeing the management of the Series.	2016	Managing Director of BlackRock, Inc. since 2011; Director of BlackRock, Inc. from 2009 to 2011; Principal of BGI from 2000 to 2009.

Rachel Aguirre	Jointly and primarily responsible for the day-to-day management of each Series’ portfolio, including setting the Series’ overall investment strategy and overseeing the management of the Series.	2016	Director of BlackRock, Inc. since 2012; Vice President of BlackRock, Inc. from 2009 to 2011; Principal and Portfolio Manager of BGI from 2005 to 2009.

For more information about the portfolio managers’ compensation, other accounts they manage and their ownership of Series interests, please see Part B of this Registration Statement.

From time to time a manager, analyst or other employee of the Manager or its affiliates may express views regarding a particular asset class, company, security, industry or market sector. The views expressed by any such person are the views of only that individual as of the time expressed and do not necessarily represent the views of the Manager or any other person within the BlackRock organization. Any such views are subject to change at any time based upon market or other conditions and the Manager disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for the Series are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any Series.

(a)(3) Legal Proceeding. See Item 10(a)(1) above.

(b) Capital Stock

Investors in the Master LLC have no preemptive or conversion rights and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when in the judgment of the Directors it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Master LLC or any Series, investors, including any Feeder Funds, would be entitled to share, in proportion to their investment in the Master LLC or Series (as the case may be), in the assets of the Master LLC or Series available for distribution to investors.

Effective June 15, 2007, the Master LLC was reorganized into a Delaware limited liability company. The Master LLC consists of seven Series, three of which are included in this Registration Statement. Each investor is entitled to a vote in proportion to its investment in the Master LLC or the Series (as the case may be). Investors in any Series will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the particular Series. The Master LLC reserves the right to create and issue interests in additional Series.

With respect to those Series that have Feeder Funds, smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Master LLC. A Feeder Fund may withdraw from the Master LLC at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to a vote in proportion to its investment in the corresponding Series of the Master LLC. Each Feeder Fund generally will participate in the earnings, dividends and assets of the applicable Series of the Master LLC in accordance with its pro rata interests in that Series.

Except as set forth below, investments in the Master LLC may not be transferred except with the prior written consent of all of the Directors and all of the remaining investors in the Master LLC, but an investor, including any Feeder Fund, may withdraw all or any portion of its investment in any Series on any day on which the New York Stock Exchange (the “Exchange” or “NYSE”) is open at net asset value.

Item 11.	Shareholder Information.

Pricing of Interests in the Master LLC

Each Series’ assets and liabilities are valued primarily on the basis of market quotations. Equity investments are valued at market value, which is generally determined using the last reported sale price on the exchange or market on which the security is primarily traded at the time of valuation. Each Series values fixed income portfolio securities using market prices provided directly from one or more broker-dealers, market makers, or independent third-party pricing services which may use matrix pricing and valuation models to derive values, each in accordance with valuation procedures approved by the Master LLC’s Board of Directors. Short-term debt securities with remaining maturities of 60 days or less may be valued on the basis of amortized cost.

Generally, trading in foreign securities, U.S. government securities, money market instruments and certain fixed income securities is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of a Series’ interest are determined as of such times.

When market quotations are not readily available or are not believed by BlackRock to be reliable, a Series’ investments are valued at fair value. Fair value determinations are made by BlackRock in accordance with procedures approved by the Master LLC’s Board of Directors. BlackRock may conclude that a market quotation is not readily available or is unreliable if a security or other asset or liability does not have a price source due to its lack of liquidity, if BlackRock believes a market quotation from a broker-dealer or other source is unreliable, where the security or other asset or liability is thinly traded (e.g., municipal securities and certain non-U.S. securities) or where there is a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if BlackRock determines, in its business judgment prior to or at the time of pricing a Series’ assets or liabilities, that it is likely that the event will cause a material change to the last closing market price of one or more assets or liabilities held by the Series. Foreign securities whose values are affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets may be fair valued.

Fair value represents a good faith approximation of the value of a security. The fair value of one or more securities may not, in retrospect, be the price at which those assets could have been sold during the period in which the particular fair values were used in determining a Series’ net asset value.

Each Series may accept orders from certain authorized financial intermediaries or their designees. A Series will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Series after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

Purchase of Interests in the Master LLC

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in each Series of the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in each Series. However, because each Series intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the respective Series’ custodian bank by a Federal Reserve Bank) or in marketable securities acceptable to the Manager and consistent with the investment objective, policies and restrictions of the respective Series.

Each Series reserves the right to cease accepting investments at any time or to reject any investment order.

Redemption of Interests in the Master LLC

An investor in the Master LLC, including any Feeder Fund, may withdraw all or a portion of its investment in any Series on any day the Exchange is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Series. The proceeds of the withdrawal will be paid by the Series normally on the business day on which the withdrawal is effected, but in any event within seven days. Interests will normally be redeemed for cash upon receipt of a request in proper form, although each Series retains the right to redeem some or all of its interests in-kind under unusual circumstances, in order to protect the interests of remaining interestholders or to accommodate a request by a particular interestholder that does not adversely affect the interest of the remaining interestholders, by delivery of securities selected from the Series assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming interestholder might incur brokerage or other transaction costs to convert the securities to cash. Each Series has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that each Series is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Series. The redemption price is the net asset value per interest next determined after the initial receipt of proper notice of redemption. Investments in any Series of the Master LLC may not be transferred without the prior written consent of all of the Directors and the remaining investors in the Master LLC.

Dividends and Distributions; Tax Consequences

Under the anticipated method of operation of the Series, each Series will be treated as a separate entity for Federal income tax purposes which will have the status of a partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1). If a Series has only one investor, its existence as an entity separate from that investor will be disregarded pursuant to Treasury Regulation Section 301.7701-3(b)(2). Thus, each Series will not be subject to any Federal income tax. Based upon the status of each Series as a partnership (or disregarded entity), each investor in a Series will include in gross income its share (as determined in accordance with the governing instruments of the Series) of such Series’ ordinary income and capital gain, losses, deductions and credits in determining its Federal income tax liability. The determination of such share will be made in accordance with the Code, and Treasury Regulations promulgated thereunder.

It is the policy of the Series to make distributions to investors only pursuant to specific requests for redemption of interests of the Series. It is intended that each Series’ assets, income and distributions will be managed in such a way that an investor in any Series will be able to satisfy the regulated investment company requirements of Subchapter M of the Code assuming that the investor invested all of its assets in the Series.

Frequent Purchase and Redemption of Master LLC Interests

The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. The Master LLC is not, therefore, directly subject to the risks of short-term trading and the Board of Directors has not adopted procedures to prevent such trading. However, the Master LLC may be adversely affected by short-term trading in shares of a Feeder Fund. See “Account Information — Short-Term Trading” in Part A of the BlackRock Registration Statement for more information.

Item 12.	Distribution Arrangements.

Multiple Class and Master/Feeder Funds

The Master LLC is part of a master/feeder structure. Members of the general public may not purchase interests in the Master LLC. However, the Master LLC may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Master LLC and will pay a proportionate share of the Master LLC’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for the Master LLC may reduce certain transaction costs to the extent that contributions to and redemptions from the Master LLC’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Master LLC may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Master LLC or withdraws from the Master LLC, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Master LLC if the Master LLC voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Master LLC may affect the investment performance of the Feeder Fund and the Master LLC.

The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Master LLC. When a Feeder Fund is requested to vote on matters pertaining to the Master LLC, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master LLC proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the BlackRock Registration Statement under “ Account Information — Master/Feeder Structure.”

Distribution and Sales Load

Investments in a Series will be made without a sales load. All investments are made at net asset value next determined after an order is received by the Series. The net asset value of each Series is determined on each day the Exchange is open for trading. The Master LLC’s sole placement agent is BlackRock Investments, LLC (the “Placement Agent”).

PART B

APRIL 29, 2016

Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Quantitative Master Series LLC, dated April 29, 2016, as it may be revised from time to time (the “Master LLC’s Part A”).

Item 14.	Cover Page and Table of Contents

Quantitative Master Series LLC (the “Master LLC”) currently consists of seven series, three of which are included in this Registration Statement: Master Extended Market Index Series (“Extended Market Index Series”), Master Small Cap Index Series (“Small Cap Index Series”) and Master International Index Series (“International Index Series”) (each, a “Series” and together, the “Series”).

This Registration Statement has been prepared as a single document consisting of parts A, B and C, none of which are to be used or distributed as a stand alone document. This Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) and copies can be obtained, without charge, by calling the Master LLC at 1-800-441-7762, or by writing to Quantitative Master Series LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809.

The Master LLC is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A (Securities Act File No. 333-15265 and Investment Company Act File No. 811-7899) of BlackRock Index Funds, Inc. (the “Corporation”), dated April 29, 2016 (the “BlackRock Registration Statement”). Part A of the BlackRock Registration Statement is the prospectus of the Corporation and Part B of the BlackRock Registration Statement is the statement of additional information of the Corporation.

To date, the Corporation consists of two series: BlackRock Small Cap Index Fund (“Small Cap Index Fund”) and BlackRock International Index Fund (“International Index Fund”). Each series of the Corporation invests all of its investable assets in interests in the corresponding Series of the Master LLC (i.e., Small Cap Index Series and International Index Series) and may be referred to herein as a “Fund.” Each Fund and any other feeder fund that may invest in the Master LLC are referred to herein as “Feeder Funds.”

A consolidated table of contents for this Registration Statement is included on page 2 of the Master LLC’s Part A.

Item 15.	Master LLC History

The Master LLC was organized as a Delaware statutory trust on August 28, 1996 under the name Merrill Lynch Index Trust. On August 2, 1999, the Master LLC was renamed Index Master Series Trust and on December 21, 1999 was renamed Quantitative Master Series Trust. On June 15, 2007, the Master LLC converted to a Delaware limited liability company and changed its name to Quantitative Master Series LLC. Extended Market Index Series, Small Cap Index Series and International Index Series are each separate series of the Master LLC. From August 2, 1999 through February 15, 2002, International Index Series was named the International (Capitalization Weighted) Index Series. Six other series have been or are currently in the process of liquidating: Master Core Bond Enhanced Index Series; Master Enhanced International Series; Master Enhanced Small Cap Series; Master Mid Cap Index Series; Master S&P 500 Index Series; and Master Enhanced S&P 500 Series.

Item 16.	Description of the Series and Their Investments and Risks

The following information supplements and should be read in conjunction with Item 9 of the Master LLC’s Part A.

About Indexing and Management of the Series

About Indexing. The Series are not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based upon economic, financial, and market analyses and investment judgment. Instead, each Series, utilizing essentially a “passive” or “indexing” investment approach, seeks to replicate, before each Series’ expenses (which can be expected to reduce the total return of the Series), the total return of its respective index.

Indexing and Managing the Series. Each Series will be substantially invested in securities in the applicable index, and will invest, under normal circumstances, at least 80% of its net assets in securities or other financial instruments that are components of or have economic characteristics similar to securities included in the applicable index. For this purpose, net assets include any borrowings for investment purposes.

Because each Series seeks to replicate the total return of its respective index, generally the Manager will not attempt to judge the merits of any particular security as an investment but will seek only to replicate the total return of the securities in the relevant index. However, the Manager may omit or remove a security which is included in an index from the portfolio of a Series if, following objective criteria, the Manager judges the security to be insufficiently liquid or believes the merit of the investment has been substantially impaired by extraordinary events or financial conditions.

The Manager may acquire certain financial instruments based upon individual securities or based upon or consisting of one or more baskets of securities (which basket may be based upon a target index). Certain of these instruments may represent an indirect ownership interest in such securities or baskets. Others may provide for the payment to a Series or by a Series of amounts based upon the performance (positive, negative or both) of a particular security or basket. The Manager will select such instruments when it believes that the use of the instrument will correlate substantially with the expected total return of a target security or index. In connection with the use of such instruments, the Manager may enter into short sales in an effort to adjust the weightings of particular securities represented in the basket to more accurately reflect such securities’ weightings in the target index.

Each Series’ ability to replicate the total return of its applicable index may be affected by, among other things, transaction costs, administration and other expenses incurred by the Series, taxes (including foreign withholding taxes, which will affect the International Index Series due to foreign tax withholding practices), changes in either the composition of the index or the assets of a Series, and the timing and amount of Series investors’ contributions and withdrawals, if any. In addition, each Series’ total return will be affected by incremental operating costs (e.g., accounting) that will be borne by the Series. Under normal circumstances, it is anticipated that each Series’ total return over periods of one year and longer will, on a gross basis and before taking into account expenses (incurred at either the Series or a Feeder Fund level) be within 50 basis points (a basis point is one one-hundredth of one percent (0.01%)) for the Extended Market Index Series, 100 basis points for the Small Cap Index Series, and 50 basis points for the International Index Series, of the total return of the applicable indices. There can be no assurance, however, that these levels of correlation will be achieved. In the event that this correlation is not achieved over time, the Directors will consider alternative strategies for the Series. Information regarding correlation of a Series’ performance to that of a target index may be found in the Series’ annual report.

Other Investment Policies, Practices and Risk Factors

Cash Management. Generally, the Manager will employ futures and options on futures to provide liquidity necessary to meet anticipated redemptions or for day-to-day operating purposes. However, if considered appropriate in the opinion of the Manager, a portion of a Series’ assets may be invested in certain types of instruments with remaining maturities of 397 days or less for liquidity purposes. Such instruments would consist of: (i) obligations of the U.S. Government, its agencies, instrumentalities, authorities or political subdivisions (“U.S. Government Securities”); (ii) other fixed-income securities rated Aa or higher by Moody’s Investors Service, Inc. (“Moody’s”) or AA or higher by Standard & Poor’s (“S&P”) or, if unrated, of comparable quality in the opinion of the Manager; (iii) commercial paper; (iv) bank obligations, including negotiable certificates of deposit, time deposits and bankers’ acceptances; and (v) repurchase agreements. At the time any Series invests in commercial paper, bank obligations or repurchase agreements, the issuer or the issuer’s parent must have outstanding debt rated Aa or higher by Moody’s or AA or higher by S&P or outstanding commercial paper, bank obligations or other short-term obligations rated Prime-1 by Moody’s or A-1 by S&P or, if no such ratings are available, the instrument must be of comparable quality in the opinion of the Manager.

Short Sales. Each Series may make short sales of securities, either as a hedge against potential declines in value of a portfolio security or to realize gain when a security that the Series does not own declines in value. When a Series makes a short sale, it borrows the security sold short and delivers it to the broker-dealer through which it made the short sale, as collateral for its obligation to deliver the security upon conclusion of the sale. A Series may have to pay a fee to borrow particular securities and is often obligated to turn over any payments received on such borrowed securities to the lender of the securities. The Series may incur dividend expense representing the dividends paid to lenders of borrowed securities. The amount of such expense will vary depending on whether the securities the Series sells short pay dividends and the amount of those dividends.

A Series secures its obligation to replace the borrowed security by depositing collateral with the broker-dealer, usually in cash, U.S. Government securities or other liquid securities similar to those borrowed. With respect to uncovered short positions, a Series is required to segregate similar collateral, if necessary, so that the value of both collateral deposits in the aggregate is at all times equal to at least 100% of the current market value of the security sold short. Depending on arrangements made with the broker-dealer from which the Series borrowed the security regarding payment received by the Series on such security, a Series may not receive any payments (including interest) on its collateral deposited with such broker-dealer.

Because making short sales in securities that it does not own exposes a Series to the risks associated with those securities, such short sales involve speculative exposure risk. As a result, if a Series makes short sales in securities that increase in value, it will likely underperform similar mutual funds that do not make short sales in securities they do not own. A Series will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Series replaces the borrowed security. A Series will realize a gain if the security declines in price between those dates. There can be no assurance that a Series will be able to close out a short sale position at any particular time or at an acceptable price. Although a Series’ gain is limited to the price at which it sold the security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold and may, theoretically, be unlimited.

A Series may also make short sales “against the box” without being subject to any limitations. In this type of short sale, at the time of the sale, the Series owns or has the immediate and unconditional right to acquire the identical security at no additional cost.

Cash Flows; Expenses. The ability of the Series to satisfy their respective investment objectives depends to some extent on the Manager’s ability to manage cash flow (primarily from purchases and redemptions and distributions from the Series’ investments). The Manager will make investment changes to a Series’ portfolio to accommodate cash flow while continuing to seek to replicate or exceed, as the case may be, the total return of the Series’ target index. Investors should also be aware that the investment performance of each index is a hypothetical number which does not take into account brokerage commissions and other transaction costs, custody and other costs of investing, and any incremental operating costs (e.g., accounting costs) that will be borne by the Series. Finally, since each Series seeks to replicate the total return of its target index, the

Manager generally will not attempt to judge the merits of any particular security as an investment.

Cyber Security Issues. With the increased use of technologies such as the Internet to conduct business, each Series is susceptible to operational, information security and related risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking” or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites (i.e., efforts to make network services unavailable to intended users). Cyber security failures or breaches by a Series’ adviser, sub-adviser(s) and other service providers (including, but not limited to, Series accountants, custodians, transfer agents and administrators), and the issuers of securities in which the Series invest, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, interference with a Series’ ability to calculate its NAV, impediments to trading, the inability of Series shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. While the Series have established business continuity plans in the event of, and risk management systems to prevent, such cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, the Series cannot control the cyber security plans and systems put in place by service providers to the Series and issuers in which the Series invest. The Series and their shareholders could be negatively impacted as a result.

Foreign Investment Risks

The U.S. Government has from time to time imposed restrictions, through penalties and otherwise, on foreign investments by U.S. investors such as the International Index Series and, to a lesser extent, Small Cap Index Series. If such restrictions should be reinstituted, it might become necessary for International Index Series to invest all or substantially all of its assets in U.S. securities. In such event, International Index Series would review its investment objective and investment policies to determine whether changes are appropriate.

International Index Series’ ability and decision to purchase or sell portfolio securities may be affected by laws or regulations relating to the convertibility and repatriation of assets. Because the interests of International Index Series are redeemable on a daily basis in U.S. dollars, International Index Series intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have any significant effect on its portfolio strategy although there can be no assurance in this regard.

Securities issued by certain companies organized outside the United States may not be deemed to be foreign securities (but rather deemed to be U.S. securities) if (i) the company’s principal operations are conducted from the U.S., (ii) the company’s equity securities trade principally on a U.S. stock exchange, (iii) the company does a substantial amount of business in the U.S or (iv) the issuer of the securities is included in a Series’ primary U.S. benchmark index.

Foreign Market Risk. Since International Index Series and, to a lesser extent, Small Cap Index Series, may invest in foreign securities, it offers the potential for more diversification than a fund that invests only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently than securities in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that International Index Series or, to a lesser extent, Small Cap Index Series, will lose money. In particular, International Index Series is subject to the risk that because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may make it difficult for International Index Series to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Foreign Economy Risk. The economies of certain foreign markets often do not compare favorably with that of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair the ability of International Index Series or Small Cap Index Series to purchase or sell foreign securities or transfer the assets or income of International Index Series or Small Cap Index Series back into the United States, or otherwise adversely affect such Series’ operations. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

Currency Risk. Securities in which International Index Series invests are usually denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of International Index Series’ portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Sovereign Debt. International Index Series may invest in sovereign debt securities issued or guaranteed by foreign government entities. Investment in sovereign debt involves a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy towards the International Monetary Fund and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to timely service its debts. Consequently, governmental entities may default on their sovereign debt.

Holders of sovereign debt, including the Series, may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In the event of a default by the issuer, the Series may have few or no effective legal remedies for collecting on such debt.

Certain Risks of Holding Fund Assets Outside the United States. International Index Series generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the ability of International Index Series or Small Cap Index Series to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for International Index Series and, to a lesser extent, Small Cap Index Series, to buy, sell and hold securities in certain foreign markets than in the U.S. The increased expense of investing in foreign markets reduces the amount International Index Series and, to a lesser extent, Small Cap Index Series, can earn on investments and typically results in a higher operating expense ratio for the Series than investment companies invested only in the United States.

Settlement Risk. Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for International Index Series to carry out transactions. If International Index Series or Small Cap Index Series cannot settle or are delayed in settling a purchase of securities, they may miss attractive investment opportunities and certain of their assets may be uninvested with no return earned thereon for some period. If International Index Series or Small Cap Index Series cannot settle or are delayed in settling a sale of securities, they may lose money if the value of the security then declines or, if they have contracted to sell the security to another party, International Index Series or Small Cap Index Series could be liable to that party for any losses incurred.

Governmental Supervision and Regulation/Accounting Standards. Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the United States does. Other countries may not have laws to protect investors the way that the U.S. securities laws do. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on non-public information about the company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Series management to completely and accurately determine a company’s financial condition.

European Economic Risk. The European financial markets have recently experienced volatility and adverse trends due to concerns about economic downturns in, or rising government debt levels of, several European countries. These events may spread to other countries in Europe. These events may affect the value and liquidity of certain of the Fund’s investments.

Responses to the financial problems by European governments, central banks and others, including austerity measures and reforms, may not work, may result in social unrest and may limit future growth and economic recovery or have other unintended consequences. Further defaults or restructurings by governments and others of their debt could have additional adverse effects on economies, financial markets and asset valuations around the world. In addition, one or more countries may abandon the Euro, the common currency of the European Union, and/or withdraw from the European Union. The impact of these actions, especially if they occur in a disorderly fashion, is not clear but could be significant and far reaching.

Risks Associated with Portfolio Securities

Illiquid or Restricted Securities. Each Series may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of a Series’ assets in illiquid securities may restrict the ability of a Series to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute when a Series’ operations require cash, such as when the Series redeems interests or pays dividends, and could result in the Series borrowing to meet short-term cash requirements or incurring capital losses on the sale of illiquid investments.

Each Series may invest in securities that are not registered under the Securities Act of 1933, as amended (the “Securities Act” or the “1933 Act”) or that are subject to trading restrictions under the laws of a foreign jurisdiction (“restricted securities”). Restricted securities may be sold in private placement transactions between the issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by a Series or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by a Series are required to be registered under the securities laws of one or more jurisdictions before being resold, the Series may be required to bear the expenses of registration. Certain of a Series’ investments in private placements may consist of direct investments and may include investments in smaller, less-seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources or they may be dependent on a limited management group. In making investments in such securities, a Series may obtain access to material non-public information which may restrict the Series’ ability to conduct portfolio transactions in such securities.

144A Securities. Each Series may purchase restricted securities that can be offered and sold to “qualified institutional buyers” under Rule 144A under the Securities Act. The Board of Directors has determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Board of Directors. The Board of Directors has adopted guidelines and delegated to the Manager the daily function of determining and monitoring liquidity of restricted securities. The Board of Directors, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will continue to develop, the Board of Directors will carefully monitor each Series’ investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in each Series to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

Repurchase Agreements. Each Series may invest in securities pursuant to repurchase agreements. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System or primary dealer in U.S. Government Securities, or an affiliate thereof, or with other entities which the Manager otherwise deems to be creditworthy. Under a repurchase agreement, the seller agrees, upon entering into the contract with a Series, to repurchase the security at a mutually agreed upon time and price in a specified currency, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period although, with respect to International Index Series, it may be affected by currency fluctuations. The price at which the trades are conducted does not reflect accrued interest or dividends on the underlying obligation. Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. A Series will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by a Series but only constitute collateral for the seller’s obligation to pay the repurchase price. Therefore, a Series may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. In the event of a default under such a repurchase agreement, instead of the contractual fixed rate, the rate of return to a Series shall be dependent upon intervening fluctuations of the market value of such securities and the accrued interest on the securities. In such event, a Series would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform. A Series may not invest more than 15% of its net assets in repurchase agreements maturing in more than seven days together with all other illiquid securities.

New Issues. Extended Market Series and Small Cap Index Series may purchase new issues, which are initial public offerings (“IPOs”) of equity securities. The volume of IPOs and the levels at which the newly issued stocks trade in the secondary market are affected by the performance of the stock market overall. If IPOs are brought to the market, availability may be limited and a Series may not be able to buy any shares at the offering price, or if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like. In addition, the prices of securities involved in IPOs are often subject to greater and more unpredictable price changes than more established stocks. IPOs have the potential to produce substantial gains. There is no assurance that any Series will have access to profitable IPOs and therefore investors should not rely on any past gains from IPOs as an indication of future performance. The investment performance of a Series during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when it is able to do so. In addition, as a Series increases in size, the impact of IPOs on its performance will generally decrease. Securities issued in IPOs are subject to many of the same risks as investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods.

Securities Lending. Each Series may lend portfolio securities to certain borrowers determined to be creditworthy by BlackRock, including to borrowers affiliated with BlackRock. The borrowers provide collateral that is maintained in an amount at least equal to the current market value of the securities loaned. No securities loan shall be made on behalf of a Series if, as a result, the aggregate value of all securities loans of the Series exceeds one-third of the value of a Series’ total assets (including the value of the collateral received). A Series may terminate a loan at any time and obtain the return of the securities loaned. A Series receives the value of any interest or cash or non-cash distributions paid on the loaned securities.

With respect to loans that are collateralized by cash, the borrower may be entitled to receive a fee based on the amount of cash collateral. A Series is compensated by the difference between the amount earned on the reinvestment of cash collateral and the fee paid to the borrower. In the case of collateral other than cash, a Series is compensated by a fee paid by the borrower equal to a percentage of the market value of the loaned securities. Any cash collateral received by a Series for such loans, and uninvested cash, may be invested, among other things, in a private investment company managed by an affiliate of the BlackRock or in registered money market funds advised by BlackRock or its affiliates; such investments are subject to investment risk.

Securities lending involves exposure to certain risks, including operational risk (i.e., the risk of losses resulting from problems in the settlement and accounting process), “gap” risk (i.e., the risk of a mismatch between the return on cash collateral reinvestments and the fees a Series has agreed to pay a borrower), and credit, legal, counterparty and market risk. If a securities lending counterparty were to default, a Series would be subject to the risk of a possible delay in receiving collateral or in recovering the loaned securities, or to a possible loss of rights in the collateral. In the event a borrower does not return a Series’ securities as agreed, the Series may experience losses if the proceeds received from liquidating the collateral do not at least equal the value of the loaned security at the time the collateral is liquidated, plus the transaction costs incurred in purchasing replacement securities. This event could trigger adverse tax consequences for the Series. A Series could lose money if its short-term investment of the collateral declines in value over the period of the loan. Substitute payments for dividends received by a Series for securities loaned out by the Series will not be considered qualified dividend income. The securities lending agent will take the tax effects on shareholders of this difference into account in connection with each Series’ securities lending program. Substitute payments received on tax-exempt securities loaned out will not be tax-exempt income.

Investment in Other Investment Companies. Each Series may, subject to applicable law, invest in other investment companies (including investment companies managed by BlackRock and its affiliates), including money market funds and exchange-traded funds which are typically open-end funds or unit investment trusts listed on a stock exchange. In accordance with the Investment Company Act, each Series may invest up to 10% of its total assets in securities of other investment companies. In addition, under the Investment Company Act, each Series may own not more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of the Series total assets may be invested in securities of any investment company. (These restrictions do not restrict a Feeder Fund from investing all of its assets in interests of the applicable Series.) Pursuant to the Investment Company Act (or alternatively, pursuant to exemptive orders received from the Commission), these percentage limitations do not apply to investments in affiliated investment companies, including exchange-traded funds. To the extent a Series is held by an affiliated fund, the ability of the Series itself to purchase other affiliated investment companies may be limited. In addition, a fund-of-funds may be limited in its ability to purchase affiliated underlying funds if such affiliated underlying funds themselves hold affiliated funds.

As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if a Series acquires shares in investment companies, including affiliated investment companies, interestholders would bear both their proportionate share of expenses in the Series (including management and advisory fees) and, indirectly, the expenses of such investment companies (including management and advisory fees). Investments by a Series in wholly owned investment entities created under the laws of certain countries will not be deemed an investment in other investment companies. Pursuant to guidance issued by the staff of the Commission, fees and expenses of money market funds used for the investment of cash collateral received in connection with loans of Series securities are not treated as “acquired fund fees and expenses,” which are fees and expenses charged by other investment companies and pooled investment vehicles in which a Series invests a portion of its assets.

Borrowing and Leverage. Each Series may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed) and may borrow up to an additional 5% of its total assets for temporary purposes. Each Series may obtain such short-term credit as may be necessary for the clearance of purchase and sale of portfolio securities and may purchase securities on margin to the extent permitted by applicable law. A Series will not purchase securities while its borrowings exceed 5% of its assets. The use of leverage by a Series creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of a Series’ interests and in the yield on a Series’ portfolio. Although the principal of such borrowings will be fixed, a Series’ assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for a Series which can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed funds exceeds the interest a Series will have to pay on the borrowings, the Series’ return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to a Series will be less than if leverage had not been used, and therefore the amount available for distribution to interestholders as dividends and other distributions will be reduced. In the latter case, the Manager in its best judgment nevertheless may determine to maintain a Series’ leveraged position if it expects that the benefits to the Series’ interestholders of maintaining the leveraged position will outweigh the current reduced return.

Certain types of borrowings by a Series may result in the Series being subject to covenants in credit agreements relating to asset coverage, portfolio composition requirements and other matters. It is not anticipated that observance of such covenants would impede the Manager from managing a Series’ portfolio in accordance with the Series’ investment objective and policies. However, a breach of any such covenants not cured within the specified cure period may result in acceleration of outstanding indebtedness and require a Series to dispose of portfolio investments at a time when it may be disadvantageous to do so.

Securities of Smaller Companies. An investment in Small Cap Index Series and, to a lesser extent, Extended Market Index Series involves greater risk than is customarily associated with funds that invest in more established companies. The securities of smaller companies may be subject to more abrupt or erratic market movements than securities of larger, more established companies or the market average in general. These companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group.

While the issuers in which Small Cap Index Series and, to a lesser extent, Extended Market Index Series will primarily invest may offer greater opportunities for capital appreciation than large cap issuers, investments in smaller companies may involve greater risks and thus may be considered speculative. Management believes that properly selected companies of this type have the potential to increase their earnings or market valuation at a rate substantially in excess of the general growth of the economy. Full development of these companies and trends frequently takes time.

The securities in which Small Cap Index Series and, to a lesser extent, Extended Market Index Series invest will often be traded only in the over-the-counter (“OTC”) market or on a regional securities exchange and may not be traded every day or in the volume typical of trading on a national securities exchange. As a result, the disposition by these Series of portfolio securities, to meet redemptions or otherwise, may require the Series to sell these securities at a discount from market prices or during periods when in management’s judgment such disposition is not desirable or to make many small sales over a lengthy period of time.

While the process of selection and continuous supervision by management does not, of course, guarantee successful investment results, it does provide access to an asset class not available to the average individual due to the time and cost involved. Careful initial selection is particularly important in this area as many new enterprises have promise but lack certain of the fundamental factors necessary to prosper. Investing in small and emerging growth companies requires specialized research and analysis. In addition, many investors cannot invest sufficient assets in such companies to provide wide diversification.

Small companies are generally little known to most individual investors although some may be dominant in their respective industries. Management of the Series believes that relatively small companies will continue to have the opportunity to develop into significant business enterprises. A Series may invest in securities of small issuers in the relatively early stages of business development which have a new technology, a unique or proprietary product or service, or a favorable market position. Such companies may not develop into major industrial companies, but management believes that eventual recognition of their special value characteristics by the investment community can provide above-average long-term growth to the portfolio.

Equity securities of specific small-cap issuers may present different opportunities for long-term capital appreciation during varying portions of economic or securities markets cycles, as well as during varying stages of their business development. The market valuation of small-cap issuers tends to fluctuate during economic or market cycles, presenting attractive investment opportunities at various points during these cycles.

Smaller companies, due to the size and kinds of markets that they serve, may be less susceptible than large companies to intervention from the Federal government by means of price controls, regulations or litigation.

Strategies Involving Options, Futures, Swaps, Indexed Instruments and Foreign Exchange Transactions

Each Series may also invest in derivative instruments that it believes may serve as substitutes for individual securities in an attempt to broadly represent a particular market, market segment or index, as the case may be. The derivative instruments in which each Series may invest include the purchase and writing of options on securities indices and the writing of covered call options on stocks or derivative instruments correlated with an index or components of the index rather than securities represented in that index. Each Series will normally invest a substantial portion of its assets in options and futures contracts correlated with an index representing a Series’ particular market segment or index. Each Series may also utilize options on futures, swaps and other indexed instruments and convertible bonds. Derivatives may be employed as a proxy for a direct investment in securities underlying the relevant index. Options, futures and other derivative instruments may also be employed to gain market exposure quickly in the event of subscriptions, provide liquidity, to invest uncommitted cash balances, for bona fide hedging purposes in the case of the Series and in connection with short-term trading opportunities. Each Series may also use derivatives in connection with the investment strategy that seeks to profit from differences in price when the same (or similar) security, currency or commodity is traded in two or more markets.

In addition, International Index Series may engage in futures contracts on foreign currencies in connection with certain foreign security transactions and as an efficient and less costly way of emphasizing or de-emphasizing investment in particular countries represented in the particular market segment or index.

The Manager will choose among the foregoing instruments based on its judgment of how best to meet each Series’ goal. In connection therewith, the Manager will assess such factors as current and anticipated securities prices, relative liquidity and price levels in the options, futures and swap markets compared to the securities markets, and a Series’ cash flow and cash management needs.

Indexed Securities

The Series may invest in securities the potential return of which is based on an index. As an illustration, a Series may invest in a debt security that pays interest based on the current value of an interest rate index, such as the prime rate. Indexed securities involve credit risk, and certain indexed securities may involve leverage risk and liquidity risk. Each Series will invest in indexed securities for bona fide hedging. When used for anticipatory hedging purposes, indexed securities involve correlation risk.

Options on Securities and Securities Indices

Put Options. Each Series is authorized to purchase put options to seek to hedge against a decline in the value of its securities or to enhance its return. By buying a put option, a Series acquires a right to sell such underlying securities or instruments at the exercise price, thus limiting the Series’ risk of loss through a decline in the market value of the securities or instruments until the put option expires. The amount of any appreciation in the value of the underlying securities or instruments will be partially offset by the amount of the premium paid for the put option and any related transaction costs. Prior to its expiration, a put option may be sold in a closing sale transaction and profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the put option plus the related transaction costs. A closing sale transaction cancels out a Series’ position as the purchaser of an option by means of an offsetting sale of an identical option prior to the expiration of the option it has purchased. A Series also may purchase uncovered put options.

Each Series also has authority to write (i.e., sell) put options on the types of securities or instruments that may be held by the Series, provided that such put options are covered, meaning that such options are secured by segregated, liquid instruments. A Series will receive a premium for writing a put option, which increases the Series’ return. A Series will not sell puts if, as a result, more than 50% of the Series’ assets would be required to cover its potential obligations under its hedging and other investment transactions.

Each Series is also authorized to write (i.e., sell) uncovered put options on securities or instruments in which it may invest but does not currently have a corresponding short position or has not deposited cash equal to the exercise value of the put option with the broker dealer through which it made the uncovered put option as collateral. The principal reason for writing uncovered put options is to receive premium income and to acquire such securities or instruments at a net cost below the current market value. A Series has the obligation to buy the securities or instruments at an agreed upon price if the price of the securities or instruments decreases below the exercise price. If the price of the securities or instruments increases during the option period, the option will expire worthless and a Series will retain the premium and will not have to purchase the securities or instruments at the exercise price. In connection with such transaction, a Series will segregate unencumbered liquid securities or cash with a value at least equal to the Series’ exposure, on a marked-to-market basis (as calculated pursuant to requirements of the Commission). Such segregation will ensure that a Series has assets available to satisfy its obligations with respect to the transaction and will avoid any potential leveraging of the Series’ portfolio. Such segregation will not limit the Series’ exposure to loss.

Additional Options on Securities Indices

Call Options. Each Series may purchase call options on any of the types of securities or instruments in which it may invest. A purchased call option gives a Series the right to buy, and obligates the seller to sell, the underlying security at the exercise price at any time during the option period. A Series also may purchase and sell call options on indices. Index options are similar to options on securities except that, rather than taking or making delivery of securities underlying the option at a specified price upon exercise, an index option gives the holder the right to receive cash upon exercise of the option if the level of the index upon which the option is based is greater than the exercise price of the option.

Each Series also is authorized to write (i.e., sell) covered call options on the securities or instruments in which it may invest and to enter into closing purchase transactions with respect to certain of such options. A covered call option is an option in which a Series, in return for a premium, gives another party a right to buy specified securities owned by the Series at a specified future date and price set at the time of the contract. The principal reason for writing call options is the attempt to realize, through the receipt of premiums, a greater return than would be realized on the securities alone. By writing covered call options, a Series gives up the opportunity, while the option is in effect, to profit from any price increase in the underlying security above the option exercise price. In addition, a Series’ ability to sell the underlying security will be limited while the option is in effect unless the Series enters into a closing purchase transaction. A closing purchase transaction cancels out a Series’ position as the writer of an option by means of an offsetting purchase of an identical option prior to the expiration of the option it has written. To the extent of the premium received, covered call options also serve as a partial hedge against the price of the underlying security declining.

Each Series also is authorized to write (i.e., sell) uncovered call options on securities or instruments in which it may invest but that are not currently held by the Series. The principal reason for writing uncovered call options is to realize income without committing capital to the ownership of the underlying securities or instruments. When writing uncovered call options, a Series must deposit and maintain sufficient margin with the broker dealer through which it made the uncovered call option as collateral to ensure that the securities can be purchased for delivery if and when the option is exercised. In addition, in connection with each such transaction a Series will segregate unencumbered liquid securities or cash with a value at least equal to the Series’ exposure (the difference between the unpaid amounts owed by the Series on such transaction minus any collateral deposited with the broker dealer), on a marked-to-market basis (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Series has assets available to satisfy its obligations with respect to the transaction and will avoid any potential leveraging of the Series’ portfolio. Such segregation will not limit the Series’ exposure to loss. During periods of declining securities prices or when prices are stable, writing uncovered calls can be a profitable strategy to increase a Series’ income with minimal capital risk. Uncovered calls are riskier than covered calls because there is no underlying security held by a Series that can act as a partial hedge. Uncovered calls have speculative characteristics and the potential for loss is unlimited. When an uncovered call is exercised, a Series must purchase the underlying security to meet its call obligation. There is also a risk, especially with less liquid preferred and debt securities, that the securities may not be available for purchase. If the purchase price exceeds the exercise price, a Series will lose the difference.

Types of Options. Each Series may engage in transactions in options on individual securities, baskets of securities or securities indices, or particular measurements of value or rate (an “index”), such as an index of the price of treasury securities or an index representative of short-term interest rates. Such investments may be made on exchanges and in the over-the-counter markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties’ obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives” below.

Futures. Each Series may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract, a Series is required to deposit collateral (“margin”) equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, a Series will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

The sale of a futures contract limits a Series’ risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract’s expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, a Series will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

The purchase of a futures contract may protect a Series from having to pay more for securities as a consequence of increases in the market value of such securities during a period when such Series was attempting to identify specific securities in which to invest. In the event that such securities decline in value or a Series determines not to complete a bona fide hedge transaction relating to a futures contract, however, such Series may realize a loss relating to the futures position.

A Series is also authorized to purchase or sell call and put options on futures contracts including financial futures and stock indices in connection with its hedging activities. Generally, these strategies would be used under the same market and market sector conditions (i.e., conditions relating to specific types of investments) in which the Series would enter into futures transactions. A Series may purchase put options or write call options on futures contracts and stock indices in lieu of selling the underlying futures contract in anticipation of a decrease in the market value of its securities. Similarly, a Series can purchase call options, or write put options on futures contracts and stock indices, as a substitute for the purchase of such futures to hedge against the increased cost resulting from an increase in the market value of securities which the Series intends to purchase.

The Commodity Futures Trading Commission (“CFTC”) subjects advisers to registered investment companies to regulation by the CFTC if a fund that is advised by the investment adviser either (i) invests, directly or indirectly, more than a prescribed level of its liquidation value in CFTC-regulated futures, options and swaps (“CFTC Derivatives”), or (ii) markets itself as providing investment exposure to such instruments. The CFTC also subjects advisers to registered investment companies to regulation by the CFTC if the registered investment company invests in one or more commodity pools. To the extent a Series uses CFTC Derivatives, it intends to do so below such prescribed levels and will not market itself as a “commodity pool” or a vehicle for trading such instruments.

The Manager has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”) pursuant to Rule 4.5 under the CEA (“Rule 4.5”) with respect to International Index Series. The Manager is not, therefore, subject to registration or regulation as a “commodity pool operator” under the CEA in respect of such Series.

Extended Market Index Series and Small Cap Index Series may also have investments in “underlying funds” (and such underlying funds themselves may invest in underlying funds) not advised by the Manager (which for purposes of the no-action letter referenced below may include certain securitized vehicles, mortgage real estate investment trusts and/or investment companies that may invest in CFTC Derivatives), and therefore may be viewed by the CFTC as commodity pools. The Manager has no transparency into the holdings of these underlying funds because they are not advised by the Manager. To address this issue of lack of transparency, the CFTC staff issued a no-action letter on November 29, 2012 permitting the adviser of a fund that invests in such underlying funds and that would otherwise have filed a claim of exclusion pursuant to Rule 4.5 to delay registration as a “commodity pool operator” until six months from the date on which the CFTC issues additional guidance on the treatment of CFTC Derivatives held by underlying funds. The Manager, the adviser of Extended Market Index Series and Small Cap Index Series, has filed a claim with the CFTC for such Series to rely on this no-action relief. Accordingly, the Manager is not subject to registration or regulation as a “commodity pool operator” under the CEA in respect of such Series.

Swap Agreements. The Series are authorized to enter into equity swap agreements, which are OTC contracts in which one party agrees to make periodic payments based on the change in market value of a specified equity security, basket of equity securities or equity index in return for periodic payments based on a fixed or variable interest rate or the change in market value of a different equity security, basket of equity securities or equity index. Swap agreements may be used to obtain exposure to an equity or market without owning or taking physical custody of securities in circumstances in which direct investment is restricted by local law or is otherwise impractical.

A Series will enter into an equity swap transaction only if, immediately following the time the Series enters into the transaction, the aggregate notional principal amount of equity swap transactions to which the Series is a party would not exceed 5% of the Series’ net assets. Whether a Series’ use of swap agreements or options on swap agreements (“swaptions”) will be successful in furthering its investment objective will depend on the Manager’s ability to correctly predict whether certain types of investments are likely to produce greater returns than other investments. Because they are two party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid. Moreover, a Series bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. A Series will seek to lessen the risk to some extent by entering into a transaction only if the counterparty meets the current credit requirement for OTC option counterparties. Swap agreements also bear the risk that a Series will not be able to meet its payment obligations to the counterparty. The Series, however, will segregate liquid securities, cash or cash equivalents, or other assets permitted to be so segregated by the Commission in an amount equal to or greater than the market value of the Series’ liabilities under the swap agreement or the amount it would cost the Series initially to make an equivalent direct investment, plus or minus any amount the Series is obligated to pay or is to receive under the swap agreement. Restrictions imposed by the tax rules applicable to regulated investment companies may limit the Series’ ability to use swap agreements. The swap market is largely unregulated. It is possible that development in the swap market, including potential government regulation, could adversely affect each Series’ ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

Foreign Exchange Transactions. International Index Series may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell listed or OTC options on currencies and purchase and sell currency futures and related options thereon (collectively, “Currency Instruments”) for purposes of hedging against the decline on the value of currencies in which its portfolio holdings are denominated against the U.S. dollar. Such transactions could be effected with respect to hedges on non-U.S. dollar denominated securities owned by International Index Series, sold by International Index Series but not yet delivered, or committed or anticipated to be purchased by International Index Series. As an illustration, International Index Series may use such techniques to hedge the stated value in U.S. dollars of an investment in a yen-denominated security. In such circumstances, for example, International Index Series may purchase a foreign currency put option enabling it to sell a specified amount of yen for dollars at a specified price by a future date. To the extent the hedge is successful, a loss in the value of the yen relative to the dollar will tend to be offset by an increase in the value of the put option. To offset, in whole or in part, the cost of acquiring such a put option, International Index Series may also sell a call option which, if exercised, requires it to sell a specified amount of yen for dollars at a specified price by a future date (a technique called a “straddle”). By selling such a call option in this illustration, International Index Series gives up the opportunity to profit without limit from increases in the relative value of the yen to the dollar. “Straddles” of the type that may be used by International Index Series are considered to constitute hedging transactions and are consistent with the policies described above. International Index Series will not attempt to hedge all of its foreign portfolio positions.

Forward Foreign Exchange Transactions. Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a particular currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. International Index Series will enter into foreign exchange transactions only for purposes of hedging either a specific transaction or a portfolio position. International Index Series may enter into a foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which International Index Series has received or anticipates receiving a dividend or distribution. International Index Series may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of International Index Series is denominated or by purchasing a currency in which International Index Series anticipates acquiring a portfolio position in the near future. International Index Series may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis. Forward foreign exchange transactions involve substantial currency risk, and also involve correlation, credit and liquidity risk.

Currency Futures. International Index Series may also hedge against the decline in the value of a currency against the U.S. dollar through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts. See “Futures” above. Currency futures involve substantial currency risk, and also involve correlation and leverage risk.

Currency Options. International Index Series may also hedge against the decline in the value of a currency against the U.S. dollar through the use of currency options. Currency options are similar to options on securities, but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. International Index Series may engage in transactions in options on currencies either on exchanges or OTC markets. See “Types of Options” and “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.” Currency options involve substantial currency risk, and may also involve correlation, credit, leverage or liquidity risk.

Limitations on Currency Hedging. International Index Series will not speculate in Currency Instruments. Accordingly, International Index Series will not hedge a currency in excess of the aggregate market value of the securities which it owns (including receivables for unsettled securities sales), or has committed to or anticipates purchasing, which are denominated in such currency. International Index Series may, however, hedge a currency by entering into a transaction in a Currency Instrument denominated in a currency other than the currency being hedged (a “cross-hedge”). International Index Series will only enter into a cross-hedge if the Manager believes that (i) there is a demonstrable high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged.

Risk Factors in Hedging Foreign Currency. Hedging transactions involving Currency Instruments involve substantial risks, including correlation risk. While International Index Series’ use of Currency Instruments to affect hedging strategies is intended to reduce the volatility of the net asset value of International Index Series’ interests, the net asset value of International Index Series’ interests will fluctuate. Moreover, although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that International Index Series’ hedging strategies will be ineffective. To the extent that International Index Series hedges against anticipated currency movements that do not occur, International Index Series may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, International Index Series will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.

        In connection with its trading in forward foreign currency contracts, International Index Series will contract with a foreign or domestic bank, or foreign or domestic securities dealer, to make or take future delivery of a specified amount of a particular currency. There are no limitations on daily price moves in such forward contracts, and banks and dealers are not required to continue to make markets in such contracts. There have been periods during which certain banks or dealers have refused to quote prices for such forward contracts or have quoted prices with an unusually wide spread between the price at which the bank or dealer is prepared to buy and that at which it is prepared to sell. Governmental imposition of credit controls might limit any such forward contract trading. With respect to its trading of forward contracts, if any, International Index Series will be subject to the risk of bank or dealer failure and the inability of, or refusal by, a bank or dealer to perform with respect to such contracts. Any such default would deprive International Index Series of any profit potential or force International Index Series to cover its commitments for resale, if any, at the then market price and could result in a loss to International Index Series.

It may not be possible for a Series to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Series is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available and it is not possible to engage in effective foreign currency hedging. The cost to a Series of engaging in foreign currency transactions varies with such factors as the currencies involved, the length of the contract period and the market conditions then prevailing. Since transactions in foreign currency exchange usually are conducted on a principal basis, no fees or commissions are involved.

Risk Factors in Derivatives

Each Series may use instruments referred to as derivatives. Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil) or an index (a measure of value or rates, such as the Standard & Poor’s 500 Index or the prime lending rate). Derivatives allow each Series to increase or decrease the level of risk to which the Series is exposed more quickly and efficiently than transactions in other types of instruments.

Derivatives are volatile and involve significant risks, including:

Credit risk — the risk that the counterparty on a derivative transaction will be unable to honor its financial obligation to the Series, or the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations.

Currency risk — the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage risk — the risk associated with certain types of investments or trading strategies (such as, for example, borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Correlation risk — the risk that changes in the value of a derivative will not match the changes in a Series’ portfolio holdings that are being hedged or of the particular market or security to which a Series seeks exposure.

Each Series intends to enter into transactions involving derivatives only if there appears to be a liquid secondary market for such investments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.” However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a derivative or the Series will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a derivative without incurring substantial losses, if at all.

Certain transactions in derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose a Series to potential losses which may exceed the amount originally invested by the Series. When a Series engages in such a transaction, the Series will deposit in a segregated account liquid securities with a value at least equal to the Series’ exposure, on a marked-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Series has assets available to satisfy its obligations with respect to the transaction, but will not limit the Series’ exposure to loss.

Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.

Certain derivatives traded in OTC markets, including indexed securities, swaps and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for a Series to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for a Series to ascertain a market value for such instruments. A Series will therefore acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Manager anticipates the Series can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer’s quotation may be used.

Because derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that a Series has unrealized gains in such instruments or has deposited collateral with its counterparty, the Series is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. A Series will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in derivatives traded in OTC markets only with financial institutions which have substantial capital or which have provided the Series with a third-party guaranty or other credit enhancement.

Additional Limitations on the Use of Derivatives

No Series may use any derivative to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly.

Depositary Receipts (ADRs, EDRs and GDRs). Small Cap Index Series and International Index Series each may invest in the securities of foreign issuers in the form of depositary receipts or other securities convertible into securities of foreign issuers. Depositary receipts may not necessarily be denominated in the same currency as the underlying securities into which they may be converted. Each Series may invest in both sponsored and unsponsored American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and other similar global instruments. ADRs typically are issued by an American bank or trust company and evidence ownership of underlying securities issued by a foreign corporation. EDRs, which are sometimes referred to as Continental Depositary Receipts, are receipts issued in Europe, typically by foreign banks and trust companies, that evidence ownership of either foreign or domestic underlying securities. GDRs are depositary receipts structured like global debt issues to facilitate trading on an international basis. Unsponsored ADR, EDR and GDR programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuer may not be as current as for sponsored ADRs, EDRs and GDRs, and the prices of unsponsored ADRs, EDRs and GDRs may be more volatile than if such instruments were sponsored by the issuer. Depositary receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted. Investments in ADRs, EDRs and GDRs present additional investment considerations as described under “Foreign Investment Risks.”

REITs. In pursuing its investment strategy, Small Cap Index Series and International Index Series each may invest in shares of REITs. REITs possess certain risks which differ from an investment in common stocks. REITs are financial vehicles that pool investor’s capital to purchase or finance real estate. REITs may concentrate their investments in specific geographic areas or in specific property types, i.e., hotels, shopping malls, residential complexes and office buildings.

REITs are subject to management fees and other expenses, and so a Series that invests in REITs will bear its proportionate share of the costs of the REITs’ operations. There are three general categories of REITs: Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs invest primarily in direct fee ownership or leasehold ownership of real property; they derive most of their income from rents. Mortgage REITs invest mostly in mortgages on real estate, which may secure construction, development or long-term loans; the main source of their income is mortgage interest payments. Hybrid REITs hold both ownership and mortgage interests in real estate.

        Investing in REITs involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. The market value of REIT shares and the ability of the REITs to distribute income may be adversely affected by several factors, including rising interest rates, changes in the national, state and local economic climate and real estate conditions, perceptions of prospective tenants of the safety, convenience and attractiveness of the properties, the ability of the owners to provide adequate management, maintenance and insurance, the cost of complying with the Americans with Disabilities Act, increased competition from new properties, the impact of present or future environmental legislation and compliance with environmental laws, failing to maintain their exemptions from registration under the Investment Company Act, changes in real estate taxes and other operating expenses, adverse changes in governmental rules and fiscal policies, adverse changes in zoning laws and other factors beyond the control of the issuers of the REITs. In addition, distributions received by a Series from REITs may consist of dividends, capital gains and/or return of capital. As REITs generally pay a higher rate of dividends (on a pre-tax basis) than operating companies, to the extent application of the Series’ investment strategy results in the Series investing in REIT shares, the percentage of the Series’ dividend income received from REIT shares will likely exceed the percentage of the Series’ portfolio which is comprised of REIT shares. Generally, dividends received by a Series from REIT shares and distributed to the Series’ interestholders will not constitute “qualified dividend income” eligible for the reduced tax rate applicable to qualified dividend income; therefore, the tax rate applicable to that portion of the dividend income attributable to REIT shares held by the Series that interestholders of the Series receive will be taxed at a higher rate than dividends eligible for the reduced tax rate applicable to qualified dividend income.

REITs (especially mortgage REITs) are also subject to interest rate risk. Rising interest rates may cause REIT investors to demand a higher annual yield, which may, in turn, cause a decline in the market price of the equity securities issued by a REIT. Rising interest rates also generally increase the costs of obtaining financing, which could cause the value of a Series’ REIT investments to decline. During periods when interest rates are declining, mortgages are often refinanced. Refinancing may reduce the yield on investments in mortgage REITs. In addition, since REITs depend on payment under their mortgage loans and leases to generate cash to make distributions to their shareholders, investments in REITs may be adversely affected by defaults on such mortgage loans or leases.

Investing in certain REITs, which often have small market capitalizations, may also involve the same risks as investing in other small capitalization companies. REITs may have limited financial resources and their securities may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger company securities. Historically, small capitalization stocks, such as REITs, have been more volatile in price than the larger capitalization stocks such as those included in the S&P 500 Index. The management of a REIT may be subject to conflicts of interest with respect to the operation of the business of the REIT and may be involved in real estate activities competitive with the REIT. REITs may own properties through joint ventures or in other circumstances in which the REIT may not have control over its investments. REITs may incur significant amounts of leverage.

Merger Transaction Risk. A Series may buy stock of the target company in an announced merger transaction prior to the consummation of such transaction. In that circumstance, a Series would expect to receive an amount (whether in cash, stock of the acquiring company or a combination of both) in excess of the purchase price paid by the Series for the target company’s stock. However, a Series is subject to the risk that the merger transaction may be canceled, delayed or restructured in which case a Series’ holding of the target company’s stock may not result in any profit for the Series and may lose significant value.

Additional Information Concerning the Indices or Market Segments

Russell 2000® Index (“Russell 2000”). The Small Cap Index Series is not promoted, sponsored or endorsed by, nor in any way affiliated with Russell Investments. Russell Investments is not responsible for and has not reviewed the Small Cap Index Series nor any associated literature or publications and Russell Investments makes no representation or warranty, express or implied, as to their accuracy, or completeness, or otherwise.

Russell Investments reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000. Russell Investments has no obligation to take the needs of any particular Series or its participants or any other product or person into consideration in determining, composing or calculating the Index.

Russell Investments’ publication of the Russell 2000 in no way suggests or implies an opinion by Russell Investments as to the attractiveness or appropriateness of investment in any or all securities upon which the Russell 2000 is based. Russell Investments makes no representation, warranty, or guarantee as to the accuracy, completeness, reliability, or otherwise of the Russell 2000 or any data included in the Russell 2000. Russell Investments makes no representation or warranty regarding the use, or the results of use, of the Russell 2000 or any data included therein, or any security (or combination thereof) comprising the Russell 2000. Russell Investments makes no other express or implied warranty, and expressly disclaims any warranty, of any kind, including, without means of limitation, any warranty of merchantability or fitness for a particular purpose with respect to the Russell 2000 or any data or any security (or combination thereof) included therein.

MSCI Indexes. The MSCI Europe, Australasia and Far East (Capitalization Weighted) Index (“EAFE Index”) and the MSCI All-Country World ex-US Index (“ACWI ex-US Index” and together with the EAFE Index, the “MSCI Indexes” and individually an “MSCI Index”) are the exclusive property of MSCI Inc. (“MSCI”). The EAFE Index and ACWI ex-US Index are service marks of MSCI.

None of the Series are sponsored, endorsed, sold or promoted by MSCI. MSCI makes no representation or warranty, express or implied, to the owners of interests in any Series or any member of the public regarding the advisability of investing in securities generally or in any Series particularly or the ability of an MSCI Index to track general stock market performance. MSCI has no obligation to take the needs of any Series or the owners of interests in any Series into consideration in determining, composing or calculating an MSCI Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices of, or quantities of interests in any Series to be issued or in the determination or calculation of the equation by which the interests in any Series is redeemable for cash. MSCI has no obligation or liability to owners of interests in any Series in connection with the administration, marketing or trading of any Series.

Although MSCI shall obtain information for inclusion in or for use in the calculation of an MSCI Index from sources which MSCI considers reliable, MSCI does not guarantee the accuracy and/or the completeness of an MSCI Index or any data included therein. MSCI makes no warranty, express or implied, as to results to be obtained by licensee, licensee’s customers and counterparties, owners of interests in any Series, or any other person or entity from the use of an MSCI Index or any data included therein in connection with the rights licensed hereunder or for any other use. MSCI makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to an MSCI Index or any data included therein. Without limiting any of the foregoing, in no event shall MSCI have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

Investment Restrictions

The Master LLC has adopted a number of fundamental and non-fundamental restrictions and policies relating to the investment of each Series’ assets and activities. The fundamental policies set forth below may not be changed with respect to a Series without the approval of the holders of a majority of the Series’ outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the interests represented at a meeting at which more than 50% of the outstanding interests are represented or (ii) more than 50% of the outstanding interests). Under the fundamental investment restrictions each Series may not:

1.	Make any investment inconsistent with the Series’ classification as a diversified company under the Investment Company Act.

2.	Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities); provided, that in replicating the weighting of a particular industry in the Series’ target index, a Series may invest more than 25% of its total assets in securities of issuers in that industry when the assets of companies included in the target index that are in the industry represent more than 25% of the total assets of all companies included in the index.

3.	Make investments for the purpose of exercising control or management.

4.	Purchase or sell real estate, except that, to the extent permitted by law, a Series may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

5.	Make loans to other persons, except (i) that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers’ acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan; (ii) that a Series may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Master LLC’s Registration Statement, as it may be amended from time to time; and (iii) as may otherwise be permitted by an exemptive order issued to the Master LLC by the Commission.

6.	Issue senior securities to the extent such issuance would violate applicable law.

7.

Borrow money, except that (i) a Series may borrow in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) a Series may borrow up to an additional 5% of its total assets for temporary purposes, (iii) a Series may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) a Series may purchase securities on margin to the extent permitted by applicable law. A Series may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Series’ investment policies as set forth in its Registration Statement, as it may be amended from time to time, in connection with hedging transactions, short sales, forward commitment transactions and similar investment strategies.

8.	Underwrite securities of other issuers except insofar as a Series technically may be deemed an underwriter under the Securities Act in selling portfolio securities.

9.	Purchase or sell commodities or contracts on commodities, except to the extent that a Series may do so in accordance with applicable law and the Master LLC’s Registration Statement, as it may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

Under the Master LLC’s non-fundamental restrictions, which may be changed by the Directors without interestholder approval, a Series may not:

(a) Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law. As a matter of policy, however, a Series will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the “fund of funds” provisions) of the Investment Company Act, at any time the Series’ interests are owned by another investment company that is part of the same group of investment companies as the Series.

(b) Make short sales of securities or maintain a short position, except to the extent permitted by applicable law and otherwise permitted by the Master LLC’s Registration Statement.

(c) Invest in securities that cannot be readily resold or that cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its net assets would be invested in such securities. This restriction shall not apply to securities that mature within seven days or securities that the Directors of the Master LLC have otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act (which are restricted securities that can be resold to qualified institutional buyers, but not to the general public) and determined to be liquid by the Directors are not subject to the limitations set forth in this investment restriction.

(d) Make any additional investments if the amount of its borrowings exceeds 5% of its total assets. Borrowings do not include the use of investment techniques that may be deemed to create leverage, including, but not limited to, such techniques as dollar rolls, when-issued securities, options and futures.

(e) With respect to each Series, change its policy of investing, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or have economic characteristics similar to the securities included in the target index, and options, futures and other derivative instruments that have economic characteristics similar to the securities included in such index, without providing interestholders with at least 60 days’ prior written notice of such change.

Except with respect to restriction 7, if a percentage restriction on the investment use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

For purposes of investment restriction 2, the Manager uses the classifications and subclassifications of MSCI as a guide to identify industries.

The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. The Master LLC has, therefore, adopted an investment policy pursuant to which no Series will purchase or sell OTC options if, as a result of such transactions, the sum of the market value of OTC options currently outstanding which are held by such Series, the market value of the underlying securities covered by OTC call options currently outstanding which were sold by the Series and margin deposits on the Series’ outstanding OTC options exceed 15% of the total assets of the Series, taken at market value, together with all other assets of such Series which are deemed to be illiquid or are otherwise not readily marketable. However, if an OTC option is sold by a Series to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if a Series has the unconditional contractual right to repurchase such OTC option at a predetermined price, then the Series will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is “in-the-money” (i.e., current market value of the underlying securities minus the option’s exercise price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is “in the money.” This policy as to OTC options is not a fundamental policy of the Series and may be amended by the Board of Directors without the approval of the Series’ interestholders.

Portfolio securities of a Series generally may not be purchased from, sold or loaned to the Manager or its affiliates or any of their directors, trustees, general partners, officers or employees, acting as principal, unless pursuant to a rule or exemptive order under the Investment Company Act.

In addition, each Series is required to comply with certain requirements under the Internal Revenue Code of 1986, as amended (the “Code”). To ensure that the Series satisfy these requirements, the Limited Liability Company Agreement requires that each Series be managed in compliance with the Code requirements as though such requirements were applicable to the Series. These requirements include limiting its investments so that at the close of each quarter of the taxable year (i) not more than 25% of the market value of a Series’ total assets are invested in the securities of a single issuer, or any two or more issuers which are controlled by the Series and engaged in the same, similar or related businesses, and (ii) with respect to 50% of the market value of its total assets, not more that 5% of the market value of its total assets are invested in securities of a single issuer, and the Series does not own more than 10% of the outstanding voting securities of a single issuer. The U.S. Government, its agencies and instrumentalities and other regulated investment companies are not included within the definition of “issuer” for purposes of the diversification requirements of the Code.

Portfolio Turnover

Although the Series will use an approach to investing that is largely a passive, indexing approach, each such Series may engage in a substantial number of portfolio transactions. The rate of portfolio turnover will be a limiting factor when the Manager considers whether to purchase or sell securities for any Series only to the extent that the Manager will consider the impact of transaction costs on any Series’ tracking error. Changes in the securities comprising such Series’ index or market segment, as the case may be, will tend to increase that Series’ portfolio turnover rate, as the Manager restructures the Series’ holdings to reflect the changes in the index or market segment, as the case may be. The portfolio turnover rate is, in summary, the percentage computed by dividing the lesser of a Series’ purchases or sales of securities by the average net asset value of the Series. High portfolio turnover involves correspondingly greater brokerage commissions for a Series investing in equity securities and other transaction costs which are borne directly by a Series. A high portfolio turnover rate may also result in the realization of taxable capital gains, including short-term capital gains taxable at ordinary income rates. See “Taxation of the Master LLC.”

Selective Disclosure of Portfolio Holdings

The Master LLC’s Board of Directors and the Board of Directors of the Manager have each approved Portfolio Information Distribution Guidelines (the “Guidelines”) regarding the disclosure of the Master LLC’s portfolio securities, as applicable, and other portfolio information. The purpose of the Guidelines is to ensure that (i) shareholders and prospective shareholders of the Master LLC have equal access to portfolio holdings and characteristics and (ii) third parties (such as consultants, intermediaries and third-party data providers) have access to such information no more frequently than shareholders and prospective shareholders.

Pursuant to the Guidelines, the Master LLC and the Manager may, under certain circumstances as set forth below, make selective disclosure with respect to the Master LLC’s portfolio characteristics and portfolio holdings. Each Board of Directors has approved the adoption by the Master LLC of the Guidelines, and employees of the Manager are responsible for adherence to the Guidelines. The respective Board of Directors provides ongoing oversight of the Master LLC’s and Manager’s compliance with the Guidelines.

Disclosure of material non-public information (“Confidential Information”) about the Master LLC’s portfolio is prohibited, except as provided in the Guidelines. Information that is non-material or that may be obtained from public sources (i.e., information that has been publicly disclosed via a filing with the Commission (e.g., fund annual report), through a press release or placement on a publicly-available internet website, or information derived or calculated from such public sources) shall not be deemed Confidential Information.

Confidential Information relating to the Master LLC may not be distributed to persons not employed by BlackRock unless the Master LLC has a legitimate business purpose for doing so.

I.	Portfolio Characteristics and Holdings Disclosure Schedule. Portfolio characteristics and portfolio holdings may be disclosed in accordance with the below schedule.

•

Portfolio Characteristics: Portfolio characteristics include, but are not limited to, sector allocation, credit quality breakdown, maturity distribution, duration and convexity measures, average credit quality, average maturity, average coupon, top 10 holdings with percent of the fund held, average market capitalization, capitalization range, ROE, P/E, P/B, P/CF, P/S, and EPS. Additional characteristics specific to money market funds include, but are not limited to, historical daily and weekly liquid assets (as defined under Rule 2a-7) and historical fund net inflows and outflows.

•

Portfolio Holdings: Portfolio holdings include, but are not limited to, issuer name, CUSIP, ticker symbol, total shares and market value for equity portfolios and issuer name, CUSIP, ticker symbol, coupon, maturity current face value and market value for fixed-income portfolios. Other information that will be treated as portfolio holdings for purposes of the Guidelines includes but is not limited to quantity, SEDOL, market price, yield, WAL, duration and convexity as of a specific date. For derivatives, indicative data may also be provided, including but not limited to, pay leg, receive leg, notional amount, reset frequency, and trade counterparty. Risk related information (e.g., value at risk, standard deviation) will be treated as portfolio holdings.

Open-End Mutual Funds (Excluding Money Market Funds)
Time Periods (Calendar Days)
	Prior to 5 Calendar Days After Month- End	5-20 Calendar Days After Month-End	20 Calendar Days After Month-End To Date of Public Filing
Portfolio Holdings	Cannot disclose without non-disclosure or confidentiality agreement and Chief Compliance Officer (“CCO”) approval.		May disclose to shareholders, prospective shareholders, intermediaries, consultants and third-party data providers (e.g., Lipper, Morningstar and Bloomberg), except with respect to Global Allocation funds* (whose holdings may be disclosed 40 calendar days after quarter-end based on the applicable fund’s fiscal year end). If portfolio holdings are disclosed to one party, they must also be disclosed to all other parties requesting the same information.
Portfolio Characteristics	Cannot disclose without non-disclosure or confidentiality agreement and CCO approval *,**	May disclose to shareholders, prospective shareholders, intermediaries, consultants and third-party data providers (e.g., Lipper, Morningstar and Bloomberg). If portfolio characteristics are disclosed to one party, they must also be disclosed to all other parties requesting the same information.

* Global Allocation: For purposes of portfolio holdings, Global Allocation funds include BlackRock Global Allocation Fund, Inc., BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc. and BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc. Information on certain portfolio characteristics of BlackRock Global Allocation Portfolio and BlackRock Global Allocation V.I. Fund are available, upon request, to insurance companies that use these funds as underlying investments (and to advisers and sub-advisers of funds invested in BlackRock Global Allocation Portfolio and BlackRock Global Allocation V.I. Fund) in their variable annuity contracts and variable life insurance policies on a weekly basis (or such other period as may be determined to be appropriate). Disclosure of such characteristics of these two funds constitutes a disclosure of Confidential Information and is being made for reasons deemed appropriate by BlackRock and in accordance with the requirements set forth in the Guidelines.

** Strategic Income Opportunities: Information on certain portfolio characteristics of the Strategic Income Opportunities Portfolio may be made available to shareholders, prospective shareholders, intermediaries, consultants and third party data providers, upon request on a more frequent basis as may be deemed appropriate by BlackRock from time-to-time.

Money Market Funds
Time Periods (Calendar Days)
	Prior to 5 Calendar Days After Month- End	5 Calendar Days After Month-End to Date of Public Filing
Portfolio Holdings

Cannot disclose without non-disclosure or confidentiality agreement and CCO approval except the following portfolio holdings information may be released as follows:

•    Weekly portfolio holdings information released on the website at least one business day after week-end.

•    Other information as may be required under Rule 2a-7 (e.g. name of issuer, category of investment, principal amount, maturity dates, yields).

May disclose to shareholders, prospective shareholders, intermediaries, consultants and third-party data providers. If portfolio holdings are disclosed to one party, they must also be disclosed to all other parties requesting the same information.
Portfolio Characteristics

Cannot disclose without non-disclosure or confidentiality agreement and CCO approval except the following information may be released on the Fund’s website daily:

•    Historical net asset values per share (“NAVs”) calculated based on market factors (e.g. marked to market).

•    Percentage of fund assets invested in daily and weekly liquid assets (as defined under Rule 2a-7)

•    Daily net inflows and outflows

•    Yields, SEC yields, WAM, WAI, current assets

•    Other information as may be required by Rule 2a-7

May disclose to shareholders, prospective shareholders, intermediaries, consultants and third-party data providers. If portfolio characteristics are disclosed to one party, they must also be disclosed to all other parties requesting the same information.

II.	Guidelines for Confidential and Non-Material Information. Confidential Information may be disclosed to the Master LLC’s Board of Directors and its counsel, outside counsel for the Master LLC, the Master LLC’s auditors and to certain third-party service providers (i.e., fund administrator, custodian, proxy voting service) for which a non-disclosure or confidentiality agreement is in place with such service providers. With respect to Confidential Information, the Master LLC’s CCO or his or her designee may authorize the following, subject in the case of (ii) and (iii) to a confidentiality or non-disclosure arrangement:

•	(i) the preparation and posting of the Master LLC’s portfolio holdings and/or portfolio characteristics to its website on a more frequent basis than authorized above;

•	(ii) the disclosure of the Master LLC’s portfolio holdings to third-party service providers not noted above; and

•	(iii) the disclosure of the Master LLC’s portfolio holdings and/or portfolio characteristics to other parties for legitimate business purposes.

III.	Fact Sheets and Reports

•

Fund Fact Sheets are available to shareholders, prospective shareholders, intermediaries and consultants on a monthly or quarterly basis no earlier than the fifth calendar day after the end of a month or quarter.

•

Money Market Performance Reports are available to shareholders, prospective shareholders, intermediaries and consultants by the tenth calendar day of the month (and on a one day lag for certain institutional funds). They contain monthly money market fund performance, rolling 12-month average and benchmark performance.

IV.	Other Information. The Guidelines shall also apply to other Confidential Information of the Master LLC such as performance attribution analyses or security-specific information (e.g., information about Master LLC holdings where an issuer has been downgraded, been acquired or declared bankruptcy).

Data on NAVs, asset levels (by total fund and share class), accruals, yields, capital gains, dividends and fund returns (net of fees by share class) are generally available to shareholders, prospective shareholders, consultants, and third-party data providers upon request, as soon as such data is available.

V.	Contact Information. For information about portfolio holdings and characteristics, BlackRock fund shareholders and prospective investors should call the number set out on the back cover of the Prospectus.

Compensation. Neither the Master LLC, a service provider nor any of their affiliated persons (as that term is defined in the Investment Company Act) shall receive compensation in any form in connection with the disclosure of information about such Master LLC’s portfolio securities.

Ongoing Arrangements. The Manager has entered into ongoing agreements to provide selective disclosure of Master LLC portfolio holdings to the following persons or entities:

1. Master LLC’s Board of Directors and, if necessary, Independent Directors’ counsel and Master LLC counsel.

2. Master LLC’s Transfer Agent

3. Master LLC’s Custodian

4. Master LLC’s Administrator, if applicable.

5. Master LLC’s independent registered public accounting firm.

6. Master LLC’s accounting services provider

7. Independent rating agencies — Morningstar, Inc., Lipper Inc., S&P, Moody’s, Fitch

8. Information aggregators — Markit on Demand, Thomson Financial and Bloomberg, eVestments Alliance, Informa/PSN Investment Solutions, Crane Data, and iMoneyNet.

9. Sponsors of 401(k) plans that include BlackRock-advised funds — E.I. Dupont de Nemours and Company, Inc.

10. Consultants for pension plans that invest in BlackRock-advised funds — Rocaton Investment Advisors, LLC, Mercer Investment Consulting, Callan Associates, Brockhouse & Cooper, Cambridge Associates, Morningstar/Investorforce, Russell Investments (Mellon Analytical Solutions) and Wilshire Associates.

11. Pricing Vendors — Reuters Pricing Service, Bloomberg, FT Interactive Data (FT IDC), ITG, Telekurs Financial, FactSet Research Systems, Inc., JP Morgan Pricing Direct (formerly Bear Stearns Pricing Service), Standard and Poor’s Security Evaluations Service, Lehman Index Pricing, Bank of America High Yield Index, Loan Pricing Corporation (LPC), LoanX, Super Derivatives, IBOXX Index, Barclays Euro Gov’t Inflation-Linked Bond Index, JPMorgan Emerging & Developed Market Index, Reuters/WM Company, Nomura BPI Index, Japan Securities Dealers Association, Valuation Research Corporation and Murray, Devine & Co., Inc.

12. Portfolio Compliance Consultants — Oracle/i-Flex Solutions, Inc.

13. Third-party feeder funds — Hewitt Money Market Fund, Hewitt Series Fund, Hewitt Financial Services LLC, Homestead, Inc., Transamerica, State Farm Mutual Fund and Sterling Capital Funds and their respective boards, sponsors, administrators and other service providers.

14. Affiliated feeder funds — BlackRock Cayman Prime Money Market Fund, Ltd. and BlackRock Cayman Treasury Money Market Fund Ltd., and their respective boards, sponsors, administrators and other service providers.

15. Other — Investment Company Institute, Mizuho Asset Management Co., Ltd. and Nationwide Fund Advisors.

With respect to each such arrangement, the Master LLC has a legitimate business purpose for the release of information. The release of the information is subject to confidential treatment to prohibit the entity from sharing with an unauthorized source or trading upon the information provided. The Master LLC, BlackRock and their affiliates do not receive any compensation or other consideration in connection with such arrangements.

The Master LLC and the Manager monitor, to the extent possible, the use of Confidential Information by the individuals or firms to which it has been disclosed. To do so, in addition to the requirements of any applicable confidentiality agreement and/or the terms and conditions of the Master LLC’s and Manager’s Codes of Ethics — all of which require persons or entities in possession of Confidential Information to keep such information confidential and not to trade on such information for their own benefit — the Manager’s compliance personnel under the supervision of the Master LLC’s CCO, monitor the Manager’s securities trading desks to determine whether individuals or firms who have received Confidential Information have made any trades on the basis of that information. In addition, the Manager maintains an internal restricted list to prevent trading by the personnel of the Manager or its affiliates in securities — including securities held by a Master LLC — about which the Manager has Confidential Information. There can be no assurance, however, that the Master LLC’s policies and procedures with respect to the selective disclosure of portfolio holdings will prevent the misuse of such information by individuals or firms that receive such information.

Potential Conflicts of Interest

        The PNC Financial Services Group, Inc. (“PNC”) has a significant economic interest in BlackRock, Inc., the parent of BlackRock Advisors, LLC, the Series’ investment adviser. PNC is considered to be an affiliate of BlackRock, Inc., under the Investment Company Act. Certain activities of BlackRock Advisors, LLC, BlackRock, Inc. and their affiliates (collectively, “BlackRock”) and PNC and its affiliates (collectively, “PNC” and together with BlackRock, “Affiliates”), with respect to the Series and/or other accounts managed by BlackRock or PNC, may give rise to actual or perceived conflicts of interest such as those described below.

BlackRock is one of the world’s largest asset management firms. PNC is a diversified financial services organization spanning the retail, business and corporate markets. BlackRock, PNC and their respective affiliates (including, for these purposes, their directors, partners, trustees, managing members, officers and employees), including the entities and personnel who may be involved in the investment activities and business operations of a Series, are engaged worldwide in businesses, including equity, fixed income, cash management and alternative investments, and have interests other than that of managing the Series. These are considerations of which investors in a Series should be aware, and which may cause conflicts of interest that could disadvantage the Series and its interestholders. These activities and interests include potential multiple advisory, transactional, financial and other interests in securities and other instruments, and companies that may be purchased or sold by a Series.

BlackRock and its Affiliates have proprietary interests in, and may manage or advise with respect to, accounts or funds (including separate accounts and other funds and collective investment vehicles) that have investment objectives similar to those of a Series and/or that engage in transactions in the same types of securities, currencies and instruments as the Series. One or more Affiliates are also major participants in the global currency, equities, swap and fixed income markets, in each case both on a proprietary basis and for the accounts of customers. As such, one or more Affiliates are or may be actively engaged in transactions in the same securities, currencies, and instruments in which a Series invests. Such activities could affect the prices and availability of the securities, currencies, and instruments in which a Series invests, which could have an adverse impact on the Series’ performance. Such transactions, particularly in respect of most proprietary accounts or customer accounts, will be executed independently of a Series’ transactions and thus at prices or rates that may be more or less favorable than those obtained by the Series. When BlackRock and its Affiliates seek to purchase or sell the same assets for their managed accounts, including a Series, the assets actually purchased or sold may be allocated among the accounts on a basis determined in their good faith discretion to be equitable. In some cases, this system may adversely affect the size or price of the assets purchased or sold for a Series. In addition, transactions in investments by one or more other accounts managed by BlackRock or its Affiliates may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of a Series, particularly, but not limited to, with respect to small capitalization, emerging market or less liquid strategies. This may occur when investment decisions regarding a Series are based on research or other information that is also used to support decisions for other accounts. When BlackRock or its Affiliates implements a portfolio decision or strategy on behalf of another account ahead of, or contemporaneously with, similar decisions or strategies for a Series, market impact, liquidity constraints, or other factors could result in the Series receiving less favorable trading results and the costs of implementing such decisions or strategies could be increased or the Series could otherwise be disadvantaged. BlackRock or it Affiliates may, in certain cases, elect to implement internal policies and procedures designed to limit such consequences, which may cause a Series to be unable to engage in certain activities, including purchasing or disposing of securities, when it might otherwise be desirable for it to do so.

Conflicts may also arise because portfolio decisions regarding a Series may benefit other accounts managed by BlackRock or its Affiliates. For example, the sale of a long position or establishment of a short position by a Series may impair the price of the same security sold short by (and therefore benefit) one or more Affiliates or their other accounts, and the purchase of a security or covering of a short position in a security by a Series may increase the price of the same security held by (and therefore benefit) one or more Affiliates or their other accounts.

BlackRock and its Affiliates and their clients may pursue or enforce rights with respect to an issuer in which a Series has invested, and those activities may have an adverse effect on the Series. As a result, prices, availability, liquidity and terms of the Series’ investments may be negatively impacted by the activities of BlackRock or its Affiliates or their clients, and transactions for the Series may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.

The results of a Series’ investment activities may differ significantly from the results achieved by BlackRock and its Affiliates for their proprietary accounts or other accounts (including investment companies or collective investment vehicles) managed or advised by them. It is possible that one or more Affiliate-managed accounts and such other accounts will achieve investment results that are substantially more or less favorable than the results achieved by a Series. Moreover, it is possible that a Series will sustain losses during periods in which one or more Affiliates or Affiliate-managed accounts achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible. The investment activities of one or more Affiliates for their proprietary accounts and accounts under their management may also limit the investment opportunities for a Series in certain emerging and other markets in which limitations are imposed upon the amount of investment, in the aggregate or in individual issuers, by affiliated foreign investors.

From time to time, a Series may be restricted from purchasing or selling securities or from engaging in other investment activities because of regulatory, legal or contractual requirements applicable to BlackRock or one or more Affiliates or other accounts managed or advised by BlackRock or its Affiliates for clients worldwide and/or the internal policies of BlackRock and its Affiliates designed to comply with such requirements. As a result, there may be periods, for example, when BlackRock, and/or one or more Affiliates, will not initiate or recommend certain types of transactions in certain securities or instruments with respect to which BlackRock and/or one or more Affiliates are performing services or when position limits have been reached.

In connection with its management of a Series, BlackRock may have access to certain fundamental analysis and proprietary technical models developed by one or more Affiliates. BlackRock will not be under any obligation, however, to effect transactions on behalf of a Series in accordance with such analysis and models. In addition, neither BlackRock nor any of its Affiliates will have any obligation to make available any information regarding their proprietary activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of a Series and it is not anticipated that BlackRock will have access to such information for the purpose of managing the Series. The proprietary activities or portfolio strategies of BlackRock and its Affiliates, or the activities or strategies used for accounts managed by them or other customer accounts could conflict with the transactions and strategies employed by BlackRock in managing a Series. In addition, certain principals and certain employees of BlackRock are also principals or employees of BlackRock or another Affiliate. As a result, the performance by these principals and employees of their obligations to such other entities may be a consideration of which investors in a Series should be aware.

BlackRock may enter into transactions and invest in securities, instruments and currencies on behalf of a Series in which customers of BlackRock or its Affiliates, or, to the extent permitted by the SEC, BlackRock or another Affiliate, serves as the counterparty, principal or issuer. In such cases, such party’s interests in the transaction will be adverse to the interests of the Series, and such party may have no incentive to assure that the Series obtains the best possible prices or terms in connection with the transactions. In addition, the purchase, holding and sale of such investments by a Series may enhance the profitability of BlackRock or its Affiliates. One or more Affiliates may also create, write or issue derivatives for their customers, the underlying securities, currencies or instruments of which may be those in which a Series invests or which may be based on the performance of the Series. A Series may, subject to applicable law, purchase investments that are the subject of an underwriting or other distribution by one or more Affiliates and may also enter into transactions with other clients of an Affiliate where such other clients have interests adverse to those of the Series.

At times, these activities may cause departments of BlackRock or its Affiliates to give advice to clients that may cause these clients to take actions adverse to the interests of the Series. To the extent affiliated transactions are permitted, a Series will deal with BlackRock and its Affiliates on an arms-length basis.

One or more Affiliates may act as broker, dealer, agent, lender or adviser or in other commercial capacities for a Series. It is anticipated that the commissions, mark-ups, mark-downs, financial advisory fees, underwriting and placement fees, sales fees, financing and commitment fees, brokerage fees, other fees, compensation or profits, rates, terms and conditions charged by an Affiliate will be in its view commercially reasonable, although each Affiliate, including its sales personnel, will have an interest in obtaining fees and other amounts that are favorable to the Affiliate and such sales personnel.

Subject to applicable law, the Affiliates (and their personnel and other distributors) will be entitled to retain fees and other amounts that they receive in connection with their service to the Series as broker, dealer, agent, lender, adviser or in other commercial capacities and no accounting to the Series or their interestholders will be required, and no fees or other compensation payable by the Series or their interestholders will be reduced by reason of receipt by an Affiliate of any such fees or other amounts.

When an Affiliate acts as broker, dealer, agent, adviser or in other commercial capacities in relation to the Series, the Affiliate may take commercial steps in its own interests, which may have an adverse effect on the Series. A Series will be required to establish business relationships with its counterparties based on the Series’ own credit standing. Neither BlackRock nor any of the Affiliates will have any obligation to allow their credit to be used in connection with a Series’ establishment of its business relationships, nor is it expected that the Series’ counterparties will rely on the credit of BlackRock or any of the Affiliates in evaluating the Series’ creditworthiness.

Purchases and sales of securities for a Series may be bunched or aggregated with orders for other BlackRock client accounts. BlackRock and its Affiliates, however, are not required to bunch or aggregate orders if portfolio management decisions for different accounts are made separately, or if they determine that bunching or aggregating is not practicable, required or with cases involving client direction.

Prevailing trading activity frequently may make impossible the receipt of the same price or execution on the entire volume of securities purchased or sold. When this occurs, the various prices may be averaged, and the Series will be charged or credited with the average price. Thus, the effect of the aggregation may operate on some occasions to the disadvantage of the Series. In addition, under certain circumstances, the Series will not be charged the same commission or commission equivalent rates in connection with a bunched or aggregated order.

BlackRock may select brokers (including, without limitation, Affiliates) that furnish BlackRock, the Series, other BlackRock client accounts or other Affiliates or personnel, directly or through correspondent relationships, with research or other appropriate services which provide, in BlackRock’s view, appropriate assistance to BlackRock in the investment decision-making process (including with respect to futures, fixed-price offerings and over-the-counter transactions). Such research or other services may include, to the extent permitted by law, research reports on companies, industries and securities; economic and financial data; financial publications; proxy analysis; trade industry seminars; computer data bases; research-oriented software and other services and products. Research or other services obtained in this manner may be used in servicing any or all of the Series and other BlackRock client accounts, including in connection with BlackRock client accounts other than those that pay commissions to the broker relating to the research or other service arrangements. Such products and services may disproportionately benefit other BlackRock client accounts relative to the Series based on the amount of brokerage commissions paid by the Series and such other BlackRock client accounts. For example, research or other services that are paid for through one client’s commissions may not be used in managing that client’s account. In addition, other BlackRock client accounts may receive the benefit, including disproportionate benefits, of economies of scale or price discounts in connection with products and services that may be provided to the Series and to such other BlackRock client accounts. To the extent that BlackRock uses soft dollars, it will not have to pay for those products and services itself.

BlackRock may receive research that is bundled with the trade execution, clearing, and/or settlement services provided by a particular broker-dealer. To the extent that BlackRock receives research on this basis, many of the same conflicts related to traditional soft dollars may exist. For example, the research effectively will be paid by client commissions that also will be used to pay for the execution, clearing, and settlement services provided by the broker-dealer and will not be paid by BlackRock. BlackRock may endeavor to execute trades through brokers who, pursuant to such arrangements, provide research or other services in order to ensure the continued receipt of research or other services BlackRock believes are useful in its investment decision-making process. BlackRock may from time to time choose not to engage in the above described arrangements to varying degrees. BlackRock may also enter into commission sharing arrangements under which BlackRock may execute transactions through a broker-dealer, including, where permitted, an Affiliate, and request that the broker-dealer allocate a portion of the commissions or commission credits to another firm that provides research to BlackRock. To the extent that BlackRock engages in commission sharing arrangements, many of the same conflicts related to traditional soft dollars may exist.

BlackRock may utilize certain electronic crossing networks (“ECNs”) in executing client securities transactions for certain types of securities. These ECNs may charge fees for their services, including access fees and transaction fees. The transaction fees, which are similar to commissions or markups/ markdowns, will generally be charged to clients and, like commissions and markups/markdowns, would generally be included in the cost of the securities purchased. Access fees may be paid by BlackRock even though incurred in connection with executing transactions on behalf of clients, including the Series. In certain circumstances, ECNs may offer volume discounts that will reduce the access fees typically paid by BlackRock. This would have the effect of reducing the access fees paid by BlackRock. BlackRock will only utilize ECNs consistent with its obligation to seek to obtain best execution in client transactions.

BlackRock has adopted policies and procedures designed to prevent conflicts of interest from influencing proxy voting decisions that it makes on behalf of advisory clients, including the Series, and to help ensure that such decisions are made in accordance with BlackRock’s fiduciary obligations to its clients. Nevertheless, notwithstanding such proxy voting policies and procedures, actual proxy voting decisions of BlackRock may have the effect of favoring the interests of other clients or businesses of other divisions or units of BlackRock and/or its Affiliates, provided that BlackRock believes such voting decisions to be in accordance with its fiduciary obligations. For a more detailed discussion of these policies and procedures, see “Proxy Voting Policies and Procedures.”

It is also possible that, from time to time, BlackRock or its Affiliates may, although they are not required to, purchase and hold interests in a Series. Increasing a Series’ assets may enhance investment flexibility and diversification and may contribute to economies of scale that tend to reduce the Series’ expense ratio. BlackRock and its Affiliates reserve the right to redeem at any time some or all of the interests in a Series acquired for their own accounts. A large redemption of interests in a Series by BlackRock or its Affiliates could significantly reduce the asset size of the Series, which might have an adverse effect on the Series’ investment flexibility, portfolio diversification and expense ratio. BlackRock will consider the effect of redemptions on a Series and other interestholders in deciding whether to redeem its interests.

It is possible that a Series may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships as well as securities of entities in which BlackRock or its Affiliates has significant debt or equity investments or in which an Affiliate makes a market. A Series also may invest in securities of companies to which an Affiliate provides or may some day provide research coverage. Such investments could cause conflicts between the interests of a Series and the interests of other clients of BlackRock or its Affiliates. In making investment decisions for a Series, BlackRock is not permitted to obtain or use material non-public information acquired by any division, department or Affiliate of BlackRock in the course of these activities. In addition, from time to time, the activities of an Affiliate may limit a Series’ flexibility in purchases and sales of securities. When an Affiliate is engaged in an underwriting or other distribution of securities of an entity, BlackRock may be prohibited from purchasing or recommending the purchase of certain securities of that entity for a Series. As indicated below, BlackRock or its Affiliates may engage in transactions with companies in which BlackRock-advised funds or other clients have an investment.

BlackRock and Chubb Limited (“Chubb”), a public company whose securities are held by BlackRock-advised funds and other accounts, partially funded the creation of a re-insurance company (“Re Co”) pursuant to which each has approximately a 9.9% ownership interest and each has representation on the board of directors. Certain employees and executives of BlackRock will also have a less than  1/2 of 1% ownership interest in Re Co. BlackRock manages the investment portfolio of Re Co, which is held in a wholly-owned subsidiary. Re Co participates as a reinsurer with reinsurance contracts underwritten by subsidiaries of Chubb. An independent director of certain BlackRock-advised funds also serves as an independent director of Chubb and has no interest or involvement in the Re Co transaction.

BlackRock and its Affiliates, their personnel and other financial service providers have interests in promoting sales of the Series. With respect to BlackRock and its Affiliates and their personnel, the remuneration and profitability relating to services to and sales of the Series or other products may be greater than remuneration and profitability relating to services to and sales of certain funds or other products that might be provided or offered. BlackRock and its Affiliates and their sales personnel may directly or indirectly receive a portion of the fees and commissions charged to the Series or their interestholders. BlackRock and its advisory or other personnel may also benefit from increased amounts of assets under management. Fees and commissions may also be higher than for other products or services, and the remuneration and profitability to BlackRock or its Affiliates and such personnel resulting from transactions on behalf of or management of the Series may be greater than the remuneration and profitability resulting from other funds or products.

BlackRock and its Affiliates and their personnel may receive greater compensation or greater profit in connection with an account for which BlackRock serves as an adviser than with an account advised by an unaffiliated investment adviser. Differentials in compensation may be related to the fact that BlackRock may pay a portion of its advisory fee to its Affiliate, or relate to compensation arrangements, including for portfolio management, brokerage transactions or account servicing. Any differential in compensation may create a financial incentive on the part of BlackRock or its Affiliates and their personnel to recommend BlackRock over unaffiliated investment advisers or to effect transactions differently in one account over another.

BlackRock and its Affiliates may provide valuation assistance to certain clients with respect to certain securities or other investments and the valuation recommendations made for their clients’ accounts may differ from the valuations for the same securities or investments assigned by a Series’ pricing vendors, especially if such valuations are based on broker-dealer quotes or other data sources unavailable to the Series’ pricing vendors. While BlackRock will generally communicate its valuation information or determinations to a Series’ pricing vendors and/or fund accountants, there may be instances where the Series’ pricing vendors or fund accountants assign a different valuation to a security or other investment than the valuation for such security or investment determined or recommended by BlackRock.

When determining an asset’s “fair value,” BlackRock seeks to determine the price that a Series might reasonably expect to receive from the current sale of that asset in an arm’s-length transaction. The price generally may not be determined based on what a Series might reasonably expect to receive for selling an asset at a later time or if it holds the asset to maturity. While fair value determinations will be based upon all available factors that BlackRock deems relevant at the time of the determination, and may be based on analytical values determined by BlackRock using proprietary or third party valuation models, fair value represents only a good faith approximation of the value of a security. The fair value of one or more securities may not, in retrospect, be the price at which those assets could have been sold during the period in which the particular fair values were used in determining a Series’ net asset value. As a result, a Series’ sale or redemption of its interests at net asset value, at a time when a holding or holdings are valued by BlackRock (pursuant to Board-adopted procedures) at fair value, may have the effect of diluting or increasing the economic interest of existing interestholders.

To the extent permitted by applicable law, a Series may invest all or some of its short-term cash investments in any money market fund or similarly-managed private fund advised or managed by BlackRock. In connection with any such investments, a Series, to the extent permitted by the Investment Company Act, may pay its share of expenses of a money market fund in which it invests, which may result in a Series bearing some additional expenses.

BlackRock and its Affiliates and their directors, officers and employees, may buy and sell securities or other investments for their own accounts, and may have conflicts of interest with respect to investments made on behalf of a Series. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers, employees and Affiliates of BlackRock that are the same, different from or made at different times than positions taken for the Series. To lessen the possibility that a Series will be adversely affected by this personal trading, the Series, BRIL and BlackRock each have adopted a Code of Ethics in compliance with Section 17(j) of the Investment Company Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Series’ portfolio transactions. Each Code of Ethics can be reviewed and copied at the Commission’s Public Reference Room in Washington, D.C. Information about obtaining documents on the Commission’s website may be obtained by calling the Commission at (800) SEC-0330. Each Code of Ethics is also available on the EDGAR Database on the Commission’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by e-mail at publicinfo@sec.gov or by writing the Commission’s Public Reference Section, Washington, DC 20549-0102.

BlackRock and its Affiliates will not purchase securities or other property from, or sell securities or other property to, a Series, except that the Series may in accordance with rules adopted under the Investment Company Act engage in transactions with accounts that are affiliated with the Series as a result of common officers, directors, or investment advisers or pursuant to exemptive orders granted to the Series and/or BlackRock by the Commission. These transactions would be affected in circumstances in which BlackRock determined that it would be appropriate for the Series to purchase and another client of BlackRock to sell, or the Series to sell and another client of BlackRock to purchase, the same security or instrument on the same day. From time to time, the activities of a Series may be restricted because of regulatory requirements applicable to BlackRock or its Affiliates and/or BlackRock’s internal policies designed to comply with, limit the applicability of, or otherwise relate to such requirements. A client not advised by BlackRock would not be subject to some of those considerations. There may be periods when BlackRock may not initiate or recommend certain types of transactions, or may otherwise restrict or limit their advice in certain securities or instruments issued by or related to companies for which an Affiliate is performing investment banking, market making, advisory or other services or has proprietary positions. For example, when an Affiliate is engaged in an underwriting or other distribution of securities of, or advisory services for, a company, the Series may be prohibited from or limited in purchasing or selling securities of that company. In addition, when BlackRock is engaged to provide advisory or risk management services for a company, BlackRock may be prohibited from or limited in purchasing or selling securities of that company on behalf of a Series, particularly where such services result in BlackRock obtaining material non-public information about the company. Similar situations could arise if personnel of BlackRock or its Affiliates serve as directors of companies the securities of which the Series wish to purchase or sell. However, if permitted by applicable law, and where consistent with BlackRock’s policies and procedures (including the necessary implementation of appropriate information barriers), the Series may purchase securities or instruments that are issued by such companies, are the subject of an underwriting, distribution, or advisory assignment by an Affiliate or are the subject of an advisory or risk management assignment by BlackRock, or where personnel of BlackRock or its Affiliates are directors or officers of the issuer.

In certain circumstances where the Series invest in securities issued by companies that operate in certain regulated industries, in certain emerging or international markets, or are subject to corporate or regulatory ownership definitions, there may be limits on the aggregate amount invested by Affiliates (including BlackRock) for their proprietary accounts and for client accounts (including the Series) that may not be exceeded without the grant of a license or other regulatory or corporate consent, or, if exceeded, may cause BlackRock, the Series or other client accounts to suffer disadvantages or business restrictions. As a result, BlackRock, on behalf of its clients (including the Series), may limit purchases, sell existing investments, or otherwise restrict or limit the exercise of rights (including voting rights) when BlackRock, in its sole discretion, deems it appropriate in light of potential regulatory or other restrictions on ownership or other consequences resulting from reaching investment thresholds.

In those circumstances where ownership thresholds or limitations must be observed, BlackRock seeks to equitably allocate limited investment opportunities among clients (including the Series), taking into consideration benchmark weight and investment strategy. When ownership in certain securities nears an applicable threshold, BlackRock may limit purchases in such securities to the issuer’s weighting in the applicable benchmark used by BlackRock to manage the Series. If client (including Series) holdings of an issuer exceed an applicable threshold and BlackRock is unable to obtain relief to enable the continued holding of such investments, it may be necessary to sell down these positions to meet the applicable limitations. In these cases, benchmark overweight positions will be sold prior to benchmark positions being reduced to meet applicable limitations.

In addition to the foregoing, other ownership thresholds may trigger reporting requirements to governmental and regulatory authorities, and such reports may entail the disclosure of the identity of a client or BlackRock’s intended strategy with respect to such security or asset.

BlackRock and its Affiliates may maintain securities indices as part of their product offerings. Index based funds seek to track the performance of securities indices and may use the name of the index in the fund name. Index providers, including BlackRock and its Affiliates, may be paid licensing fees for use of their index or index name. BlackRock and its Affiliates will not be obligated to license their indices to BlackRock, and BlackRock cannot be assured that the terms of any index licensing agreement with BlackRock and its Affiliates will be as favorable as those terms offered to other index licensees.

BlackRock and its Affiliates may not serve as Authorized Participants in the creation and redemption of iShares exchange trade funds, but may serve as authorized participants of third-party ETFs.

The custody arrangement described in this Part B in “Investment Advisory and Other Services” may lead to potential conflicts of interest with BlackRock Advisors, LLC where BlackRock Advisors, LLC has agreed to waive fees and/or reimburse ordinary operating expenses in order to cap expenses of the Series. This is because the custody arrangements with the Series’ custodian may have the effect of reducing custody fees when the Series leave cash balances uninvested. When a Series’ actual operating expense ratio exceeds a stated cap, a reduction in custody fees reduces the amount of waivers and/or reimbursements BlackRock Advisors, LLC would be required to make to the Series. This could be viewed as having the potential to provide BlackRock Advisors, LLC an incentive to keep high positive cash balances for Series with expense caps in order to offset fund custody fees that BlackRock Advisors, LLC might otherwise reimburse. However, portfolio managers of BlackRock Advisors, LLC do not intentionally keep uninvested balances high, but rather make investment decisions that they anticipate will be beneficial to fund performance.

BlackRock or its Affiliates own or have an ownership interest in certain trading, portfolio management, operations and/or information systems used by Series service providers. These systems are, or will be, used by a Series service provider in connection with the provision of services to accounts managed by BlackRock and funds managed and sponsored by BlackRock, including the Series, that engage the service provider (typically the custodian). A Series’ service provider remunerates BlackRock or its Affiliates for the use of the systems. A Series service provider’s payments to BlackRock or its Affiliates for the use of these systems may enhance the profitability of BlackRock and its Affiliates. BlackRock’s or its Affiliates’ receipt of fees from a service provider in connection with the use of systems provided by BlackRock or its Affiliates may create an incentive for BlackRock to recommend that a Fund enter into or renew an arrangement with the service provider.

Present and future activities of BlackRock and its Affiliates, including BlackRock Advisors, LLC and BlackRock Fund Advisors, in addition to those described in this section, may give rise to additional conflicts of interest.

Item 17.	Management of the Registrant

Directors and Officers

The Board of Directors of the Master LLC (the “Board of Directors” or the “Board”) consists of fifteen individuals (each, a “Director”), thirteen of whom are not “interested persons” of the Master LLC and the Corporation as defined in the Investment Company Act (the “Independent Directors”). The registered investment companies advised by the Manager or its affiliates (the “BlackRock-advised Funds”) are organized into one complex of closed-end funds (the “Closed-End Complex”), two complexes of open-end funds (the “Equity-Liquidity Complex” and the “Equity-Bond Complex”) and one complex of exchange-traded funds (each, a “BlackRock Fund Complex”). The Master LLC and the Corporation are included in the BlackRock Fund Complex referred to as the Equity-Liquidity Complex. The Directors also oversee as board members the operations of the other open-end registered investment companies included in the Equity-Liquidity Complex.

The Board of Directors has overall responsibility for the oversight of the Master LLC. The Chair of the Board is an Independent Director, and the Chair of each Board committee (each, a “Committee”) is an Independent Director. The Board has five standing Committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee, a Performance Oversight and Contract Committee and an Executive Committee. The role of the Chair of the Board is to preside at all meetings of the Board, and to act as a liaison with service providers, officers, attorneys, and other Directors generally between meetings. The Chair of each Committee performs a similar role with respect to the Committee. The Chair of the Board or the Chair of a Committee may also perform such other functions as may be delegated by the Board or the Committee from time to time. The Independent Directors meet regularly outside the presence of Fund management, in executive session or with other service providers to the Master LLC. The Board has regular meetings five times a year, and may hold special meetings if required before its next regular meeting. Each Committee meets regularly to conduct the oversight functions delegated to that Committee by the Board and reports its findings to the Board. The Board and each standing Committee conduct annual assessments of their oversight function and structure. The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise independent judgment over management and to allocate areas of responsibility among Committees and the full Board to enhance effective oversight.

The Board has engaged the Manager to manage the Series on a day-to-day basis. The Board is responsible for overseeing the Manager, other service providers, the operations of the Series and associated risk in accordance with the provisions of the Investment Company Act, state law, other applicable laws, the Master LLC’s charter, and each Series’ investment objectives and strategies. The Board reviews, on an ongoing basis, the Series’ performances, operations, and investment strategies and techniques. The Board also conducts reviews of the Manager and its role in running the operations of the Series.

Day-to-day risk management with respect to the Series is the responsibility of the Manager or of sub-advisers or other service providers (depending on the nature of the risk), subject to the supervision of the Manager. The Series are subject to a number of risks, including investment, compliance, operational and valuation risks, among others. While there are a number of risk management functions performed by the Manager and the sub-advisers or other service providers, as applicable, it is not possible to eliminate all of the risks applicable to the Series. Risk oversight forms part of the Board’s general oversight of the Series and is addressed as part of various Board and Committee activities. The Board, directly or through a Committee, also reviews reports from, among others, management, the independent registered public accounting firm for the Series, sub-advisers, and internal auditors for the investment adviser or its affiliates, as appropriate, regarding risks faced by the Series and management’s or the service provider’s risk functions. The Committee system facilitates the timely and efficient consideration of matters by the Directors, and facilitates effective oversight of compliance with legal and regulatory requirements and of the Series’ activities and associated risks. The Board has appointed a Chief Compliance Officer, who oversees the implementation and testing of the Series’ compliance program and reports to the Board regarding compliance matters for the Series and their service providers. The Independent Directors have engaged independent legal counsel to assist them in performing their oversight responsibilities.

The members of the Audit Committee (the “Audit Committee”) are Kenneth L. Urish (Chair), Neil A. Cotty, Mark Stalnecker, Claire A. Walton and Frederick W. Winter, all of whom are Independent Directors. The principal responsibilities of the Audit Committee are to approve, and recommend to the full Board for approval, the selection, retention, termination and compensation of the Master LLC’s independent registered public accounting firm (the “Independent Registered Public Accounting Firm”) and to oversee the Independent Registered Public Accounting Firm’s work. The Audit Committee’s responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the Series’ Independent Registered Public Accounting Firm; (2) approve all audit engagement terms and fees for the Master LLC; (3) review the conduct and results of each independent audit of the Master LLC’s annual financial statements; (4) review any issues raised by the Independent Registered Public Accounting Firm or Series management regarding the accounting or financial reporting policies and practices of the Master LLC and the internal controls of the Master LLC and certain service providers; (5) oversee the performance of the Master LLC’s Independent Registered Public Accounting Firm; (6) review and discuss with management and the Master LLC’s Independent Registered Public Accounting Firm, the performance and findings of the Master LLC’s internal auditors; (7) discuss with Series management its policies regarding risk assessment and risk management as such matters relate to the Series’ financial reporting and controls; (8) resolve any disagreements between Series management and the Independent Registered Public Accounting Firm regarding financial reporting; and (9) undertake such other duties and responsibilities as may from time to time be delegated by the Board to the Audit Committee. The Board has adopted a written charter for the Audit Committee. During the fiscal year ended December 31, 2015, the Audit Committee met four times.

The members of the Governance and Nominating Committee (the “Governance Committee”) are Dr. Matina S. Horner (Chair), Susan J. Carter, Collette Chilton, Cynthia A. Montgomery, and Robert C. Robb, Jr., all of whom are Independent Directors. The principal responsibilities of the Governance Committee are to (1) identify individuals qualified to serve as Independent Directors of the Master LLC and recommend Independent Director nominees for election by interestholders or appointment by the Board; (2) advise the Board with respect to Board composition, procedures and Committees (other than the Audit Committee); (3) oversee periodic self-assessments of the Board and committees of the Board (other than the Audit Committee); (4) review and make recommendations regarding Independent Director compensation; (5) monitor corporate governance matters and develop appropriate recommendations to the Board; (6) act as the administrative committee with respect to Board policies and procedures, committee policies and procedures (other than the Audit Committee) and codes of ethics as they relate to Independent Directors; and (7) undertake such other duties and responsibilities as may from time to time be delegated by the Board to the Governance Committee. The Governance Committee may consider nominations for the office of Director made by the Master LLC’s interestholders as it deems appropriate. The Master LLC’s interestholders who wish to recommend a nominee should send nominations to the Secretary of the Master LLC that include biographical information and set forth the qualifications of the proposed nominee. The Board has adopted a written charter for the Governance Committee. During the fiscal year ended December 31, 2015, the Governance Committee met four times.

The members of the Compliance Committee (the “Compliance Committee”) are Joseph P. Platt (Chair), Neil A. Cotty, Cynthia A. Montgomery, Robert C. Robb, Jr. and Claire A. Walton, all of whom are Independent Directors. The Compliance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving the Master LLC, the fund-related activities of BlackRock and any sub-adviser and the Master LLC’s third party service providers. The Compliance Committee’s responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of the Master LLC and its service providers and recommend changes or additions to such policies and procedures; (2) review information on and, where appropriate recommend policies concerning, the Master LLC’s compliance with applicable law; (3) review reports from, oversee the annual performance review of, and make certain recommendations and determinations regarding the Master LLC’s Chief Compliance Officer (the “CCO”), including determining the amount and structure of the CCO’s compensation and recommending such amount and structure to the full Board for approval and ratification; and (4) undertake such other duties and responsibilities as may from time to time be delegated by the Board to the Compliance Committee. The Board has adopted a written charter for the Compliance Committee. During the fiscal year ended December 31, 2015, the Compliance Committee met four times.

The members of the Performance Oversight and Contract Committee (the “Performance Oversight Committee”) are David O. Beim (Chair), Susan J. Carter, Collette Chilton, Mark Stalnecker and Frederick W. Winter, all of whom are Independent Directors. The Performance Oversight Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee each Series’ investment performance relative to its agreed-upon performance objectives and to assist the Independent Directors in their consideration of investment advisory agreements. The Performance Oversight Committee’s responsibilities include, without limitation, to (1) review information on, and make recommendations to the full Board in respect of, the Series’ investment objectives, policies and practices; (2) review information on the Series’ investment performance; (3) review information on appropriate benchmarks and competitive universes and unusual or exceptional investment matters; (4) review personnel and other resources devoted to management of the Series and evaluate the nature and quality of information furnished to the Performance Oversight Committee; (5) recommend any required action regarding changes in fundamental and non-fundamental investment policies and restrictions, Series mergers or liquidations; (6) request and review information on the nature, extent and quality of services provided to the interestholders; (7) make recommendations to the Board concerning the approval or renewal of investment advisory agreements; and (8) undertake such other duties and responsibilities as may from time to time be delegated by the Board to the Performance Oversight Committee. The Board has adopted a written charter for the Performance Oversight Committee. During the fiscal year ended December 31, 2015, the Performance Oversight Committee met four times.

The members of the Executive Committee (the “Executive Committee”) are Rodney D. Johnson (Chair) and Dr. Matina S. Horner, both of whom are Independent Directors, and Barbara G. Novick, who serves as an interested Director. The principal responsibilities of the Executive Committee are to (1) act on routine matters between meetings of the Board; (2) act on such matters as may require urgent action between meetings of the Board; and (3) exercise such other authority as may from time to time be delegated to the Executive Committee by the Board. The Board has adopted a written charter for the Executive Committee. During the fiscal year ended December 31, 2015, the Executive Committee held no formal meetings. The Executive Committee met informally numerous times throughout the fiscal year.

The Governance Committee has adopted a statement of policy that describes the experience, qualifications, skills and attributes that are necessary and desirable for potential Independent

Director candidates (the “Statement of Policy”). The Board believes that each Independent Director satisfied, at the time he or she was initially elected or appointed a Director, and continues to satisfy, the standards contemplated by the Statement of Policy. Furthermore, in determining that a particular Independent Director was and continues to be qualified to serve as a Director, the Board has considered a variety of criteria, none of which, in isolation, was controlling. The Board believes that, collectively, the Independent Directors have balanced and diverse experience, skills, attributes and qualifications, which allow the Board to operate effectively in governing the Master LLC and protecting the interests of interestholders. Among the attributes common to all Independent Directors are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the Series’ investment adviser, sub-advisers, other service providers, counsel and the Independent Registered Public Accounting Firm, and to exercise effective business judgment in the performance of their duties as Directors.

Each Director’s ability to perform his or her duties effectively is evidenced by his or her educational background or professional training; business, consulting, public service or academic positions; experience from service as a board member of the Master LLC and the other funds in the Equity Liquidity Complex (and any predecessor funds), other investment funds, public companies, non-profit entities or other organizations; ongoing commitment to and participation in Board and Committee meetings, as well as his or her leadership of standing and ad hoc committees throughout the years; or other relevant life experiences.

The table below discusses some of the experiences, qualifications and skills of each of the Directors that support the conclusion that each Director should serve (or continue to serve) on the Board.

Directors	Experience, Qualifications and Skills
Independent Directors
David O. Beim	David O. Beim has served for over 16 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy Merrill Lynch Investment Managers, L.P. (“MLIM”) funds. Mr. Beim has served as a professor of finance and economics at the Columbia University Graduate School of Business since 1991 and has taught courses on corporate finance, international banking and emerging financial markets. The Board benefits from the perspective and background gained by his almost 20 years of academic experience. He has published numerous articles and books on a range of topics, including, among others, banking and finance. In addition, Mr. Beim spent 25 years in investment banking, including starting and running the investment banking business at Bankers Trust Company.

Susan J. Carter	Susan J. Carter recently joined as a member of the boards of the funds in the Equity-Liquidity Complex. She has over 35 years of experience in investment management. She has served as President & Chief Executive Officer of Commonfund Capital, Inc. (“CCI”), a registered investment adviser focused on non-profit investors, from 1997 to 2013, Chief Executive Officer of CCI from 2013 to 2014 and Senior Advisor to CCI in 2015. Ms. Carter currently serves as director to Pacific Pension Institute, Advisory Board Member for the Center for Private Equity and Entrepreneurship at Tuck School of Business, Advisory Board Member for Girls Who Invest, and Advisory Board Member for Bridges Ventures. These positions have provided her with insight and perspective on the markets and the economy. The Board expects to benefit from this knowledge and experience.

Collette Chilton	Collette Chilton recently joined as a member of the boards of the funds in the Equity-Liquidity Complex. Ms. Chilton has over 20 years of experience in investment management. She has held the position of Chief Investment Officer of Williams College since October 2006. Prior to that she was President and Chief Investment Officer of Lucent Asset Management Corporation, where she oversaw approximately $40 billion in pension and retirement savings assets for the company. These positions have provided her with insight and perspective on the markets and the economy. The Board benefits from this knowledge and experience.

Neil A. Cotty	Neil A. Cotty recently joined as a member of the boards of the funds in the Equity-Liquidity Complex. He has more than 30 years of experience in the financial services industry, including 19 years at Bank of America Corporation and its affiliates, where he served, at different times, as the Chief Financial Officer of various businesses including Investment Banking, Global Markets, Wealth Management and Consumer and also served ten years as the Chief Accounting Officer for Bank of America Corporation. The Board expects to benefit from his knowledge and experience.

Dr. Matina S. Horner	Dr. Matina S. Horner has served for over ten years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. The Board benefits from her prior service as Executive Vice President of Teachers Insurance and Annuity Association and College Retirement Equities Fund, which provided Dr. Horner with management and corporate governance experience. In addition, Dr. Horner served as a professor in the Department of Psychology at Harvard University and served as President of Radcliffe College for 17 years. Dr. Horner also served on various public, private and non-profit boards.

Rodney D. Johnson	Rodney D. Johnson has served for over 20 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. He has over 25 years of experience as a financial advisor covering a range of engagements, which has broadened his knowledge of and experience with the investment management business. Prior to founding Fairmount Capital Advisors, Inc., Mr. Johnson served as Chief Financial Officer of Temple University for four years. He served as Director of Finance and Managing Director, in addition to a variety of other roles, for the City of Philadelphia, and has extensive experience in municipal finance. Mr. Johnson was also a tenured associate professor of finance at Temple University and a research economist with the Federal Reserve Bank of Philadelphia.

Cynthia A. Montgomery	Cynthia A. Montgomery has served for over 20 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy MLIM funds. The Board benefits from Ms. Montgomery’s more than 20 years of academic experience as a professor at Harvard Business School where she taught courses on corporate strategy and corporate governance. Ms. Montgomery also has business management and corporate governance experience through her service on the corporate boards of a variety of public companies. She has also authored numerous articles and books on these topics.

Joseph P. Platt	Joseph P. Platt has served for over 15 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. Mr. Platt currently serves as general partner at Thorn Partners, LP, a private investment company. Prior to his joining Thorn Partners, LP, he was an owner, director and executive vice president with Johnson and Higgins, an insurance broker and employee benefits consultant. He has over 25 years of experience in the areas of insurance, compensation and benefits. Mr. Platt also serves on the boards of public, private, and non-profit companies.

Robert C. Robb, Jr.	Robert C. Robb, Jr. has served for over 15 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. Mr. Robb has over 30 years of experience in management consulting and has worked with many companies and business associations located throughout the United States, including being a former director of PNC Bank Board and a former director of Brinks, Inc. Mr. Robb brings to the Board a wealth of practical business experience across a range of industries.

Mark Stalnecker	Mark Stalnecker recently joined as a member of the boards of the funds in the Equity-Liquidity Complex. Mr. Stalnecker has gained a wealth of experience in investing and asset management from his over 13 years of service as the Chief Investment Officer of the University of Delaware as well as from his various positions with First Union Corporation, including Senior Vice President and State Investment Director of First Investment Advisors. The Board benefits from his experience and perspective as the Chief Investment Officer of a university endowment and from the oversight experience he gained from service on various private and non-profit boards.

Kenneth L. Urish	Kenneth L. Urish has served for over 15 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. He has over 30 years of experience in public accounting. Mr. Urish has served as a managing member of an accounting and consulting firm. Mr. Urish has been determined by the Audit Committee to be an audit committee financial expert, as such term is defined in the applicable Commission rules.

Claire A. Walton	Claire A. Walton recently joined as a member of the boards of the funds in the Equity-Liquidity Complex. She has over 25 years of experience in investment management. She has served as the Chief Operating Officer and Chief Financial Officer of Liberty Square Asset Management, LP from 1998 to 2015, an investment manager that specialized in long/short non-U.S. equity investments, and has been an owner and General Partner of Neon Liberty Capital Management, LLC since 2003, a firm focusing on long/short equities in global emerging and frontier markets. These positions have provided her with insight and perspective on the markets and the economy. The Board expects to benefit from this knowledge and experience.

Frederick W. Winter	Frederick W. Winter has served for over 15 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. The Board benefits from Mr. Winter’s years of academic experience, having served as a professor and dean emeritus of the Joseph M. Katz Graduate School of Business at the University of Pittsburgh since 2005, and dean thereof from 1997 to 2005. He is widely regarded as a specialist in marketing strategy, marketing management, business-to-business marketing and services marketing. He has also served as a consultant to more than 50 different firms.

Interested Directors

Barbara G. Novick	Barbara G. Novick recently joined as a member of the boards of the funds in the Equity-Liquidity Complex. Ms. Novick has extensive experience in the financial services industry, including more than 26 years with BlackRock Ms. Novick currently is a member of BlackRock’s Global Executive, Global Operating and Corporate Risk Management Committees and chairs BlackRock’s Government Relations Steering Committee. For the first twenty years at BlackRock, Ms. Novick oversaw global business development, marketing and client service across equity, fixed income, liquidity, alternative investment and real estate products, and in her current role, heads BlackRock’s efforts globally on government relations and public policy. Prior to joining BlackRock, Ms. Novick was Vice President of the Mortgage Products Group at the First Boston Corporation and prior to that, was with Morgan Stanley. The Board benefits from Ms. Novick’s wealth of experience and long history with BlackRock and BlackRock’s management practices, investment strategies and products, which stretches back to BlackRock’s founding in 1988.

John M. Perlowski	John M. Perlowski recently joined as a member of the boards of the funds in the Equity-Liquidity Complex. Mr. Perlowski’s experience as Managing Director of BlackRock, Inc. since 2009, as the Head of BlackRock Global Fund Services since 2009, and as President and Chief Executive Officer of the BlackRock-advised Funds provides him with a strong understanding of the BlackRock-advised Funds, their operations, and the business and regulatory issues facing the BlackRock-advised Funds. Mr. Perlowski’s prior position as Managing Director and Chief Operating Officer of the Global Product Group at Goldman Sachs Asset Management, and his former service as Treasurer and Senior Vice President of the Goldman Sachs Mutual Funds and as Director of the Goldman Sachs Offshore Funds provides the Board with the benefit of his experience with the management practices of other financial companies.

Biographical Information

Certain biographical and other information relating to the Directors is set forth below, including their address and year of birth, principal occupations for at least the last five years, length of time served, and total number of registered investment companies and portfolios overseen in the BlackRock-advised Funds and any currently held public company and investment company directorships.

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships During Past Five Years
Independent Directors[1]

David O. Beim[3] 55 East 52nd Street New York, NY 10055 1940	Director	2007 to present	Professor of Professional Practice at the Columbia University Graduate School of Business since 1991; Trustee, Phillips Exeter Academy from 2002 to 2012; Chairman, Wave Hill, Inc. (public garden and cultural center) from 1990 to 2006.	33 RICs consisting of 156 Portfolios	None

Susan J. Carter 55 East 52nd Street New York, NY 10055 1956	Director	2016 to present	Director, Pacific Pension Institute since 2014; Advisory Board Member, Center for Private Equity and Entrepreneurship at Tuck School of Business since 1997; Senior Advisor, Commonfund Capital, Inc. (“CCI”) (investment adviser) in 2015; Chief Executive Officer, CCI from 2013 to 2014; President & Chief Executive Officer, CCI from 1997 to 2013; Advisory Board Member, Girls Who Invest since 2015; Advisory Board Member, Bridges Ventures since 2016.	33 RICs consisting of 156 Portfolios	None

Collette Chilton 55 East 52nd Street New York, NY 10055 1958	Director	2015 to present	Chief Investment Officer, Williams College since 2006; Chief Investment Officer, Lucent Asset Management Corporation from 1998 to 2006.	33 RICs consisting of 156 Portfolios	None

Neil A. Cotty 55 East 52nd Street New York, NY 10055 1954	Director	2016 to present	Bank of America Corporation, from 1996 to 2015, serving in various senior finance leadership roles, including Chief Accounting Officer, from 2009 to 2015, Chief Financial Officer of Global Banking, Markets and Wealth Management, from 2008 to 2009, Chief Accounting Officer, from 2004 to 2008, Chief Financial Officer of Consumer Bank, from 2003 to 2004, Chief Financial Officer of Global Corporate Investment Bank, from 1999 to 2002.	33 RICs consisting of 156 Portfolios	None

Dr. Matina S. Horner[4] 55 East 52nd Street New York, NY 10055 1939	Director	2007 to present	Executive Vice President, Teachers Insurance and Annuity Association and College Retirement Equities Fund from 1989 to 2003.	33 RICs consisting of 156 Portfolios	NSTAR (electric and gas utility)

Rodney D. Johnson[5] 55 East 52nd Street New York, NY 10055 1941	Director	2007 to present	President, Fairmount Capital Advisors, Inc. from 1987 to 2013; Member of the Archdiocesan Investment Committee of the Archdiocese of Philadelphia from 2004 to 2012; Director, The Committee of Seventy (civic) from 2006 to 2012; Director, Fox Chase Cancer Center from 2004 to 2011.	33 RICs consisting of 156 Portfolios	None

Cynthia A. Montgomery 55 East 52nd Street New York, NY 10055 1952	Director	2007 to present	Professor, Harvard Business School since 1989; Director, McLean Hospital from 2005 to 2012; Director, Harvard Business School Publishing from 2005 to 2010.	33 RICs consisting of 156 Portfolios	Newell Rubbermaid, Inc. (manufacturing)

Joseph P. Platt[6] 55 East 52nd Street New York, NY 10055 1947	Director	2007 to present	Director, Jones and Brown (Canadian insurance broker) since 1998; General Partner, Thorn Partners, LP (private investments) since 1998; Director WQED Multi-Media (public broadcasting not-for-profit) since 2001; Director, The West Penn Allegheny Health System (a not-for-profit health system) from 2008 to 2013; Partner, Amarna Corporation, LLC (private investment company) from 2002 to 2008.	33 RICs consisting of 156 Portfolios	Greenlight Capital Re, Ltd. (reinsurance company)

Robert C. Robb, Jr. 55 East 52nd Street New York, NY 10055 1945	Director	2007 to present	Partner, Lewis, Eckert, Robb and Company (management and financial consulting firm) since 1981 and Principal since 2010.	33 RICs consisting of 156 Portfolios	None

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships During Past Five Years
Mark Stalnecker 55 East 52nd Street New York, NY 10055 1951	Director	2015 to present	Chief Investment Officer, University of Delaware from 1999 to 2013; Trustee, Winterthur Museum and Country Estate since 2001; Member of the Investment Committee, Delaware Public Employees’ Retirement System since 2002; Member of the Investment Committee, Christiana Care Health System since 2009; Member of the Investment Committee, Delaware Community Foundation from 2013 to 2014.	33 RICs consisting of 156 Portfolios	None

Kenneth L. Urish[7] 55 East 52nd Street New York, NY 10055 1951	Director	2007 to present	Managing Partner, Urish Popeck & Co., LLC (certified public accountants and consultants) since 1976; Immediate - past Chairman of the Professional Ethics Committee of the Pennsylvania Institute of Certified Public Accountants and Committee Member thereof since 2007; Member of External Advisory Board, The Pennsylvania State University Accounting Department since 2001; Principal, UP Strategic Wealth Investment Advisors, LLC since 2013; Trustee, The Holy Family Institute from 2001 to 2010; President and Trustee, Pittsburgh Catholic Publishing Associates from 2003 to 2008; Director, Inter-Tel from 2006 to 2007.	33 RICs consisting of 156 Portfolios	None

Claire A. Walton 55 East 52nd Street New York, NY 10055 1957	Director	2016 to present	Chief Operating Officer and Chief Financial Officer of Liberty Square Asset Management, LP from 1998 to 2015; General Partner of Neon Liberty Capital Management since 2003; Director, Boston Hedge Fund Group since 2009; Director, Woodstock Ski Runners since 2013; Director, Massachusetts Council on Economic Education, from 2013 to 2015.	33 RICs consisting of 156 Portfolios	None

Frederick W. Winter 55 East 52nd Street New York, NY 10055 1945	Director	2007 to present	Director, Alkon Corporation since 1992; Dean Emeritus of the Joseph M. Katz School of Business, University of Pittsburgh, Dean and Professor from 2005 to 2013 and Dean thereof from 1997 to 2005, Professor until 2013.	33 RICs consisting of 156 Portfolios	None

Interested Directors[8]

Barbara G. Novick 55 East 52nd Street New York, NY 10055 1960	Director	2015 to present	Vice Chairman of BlackRock, Inc. since 2006; Chair of BlackRock’s Government Relations Steering Committee since 2009; head of the Global Client Group of BlackRock, Inc. from 1988 to 2008.	108 RICs consisting of 231 Portfolios	None

John M. Perlowski 55 East 52nd Street New York, NY 10055 1964	Director, President and Chief Executive Officer	2015 to present (Director); 2010 to present (President and Chief Executive Officer)	Managing Director of BlackRock, Inc. since 2009; Head of BlackRock Global Fund Services since 2009; Managing Director and Chief Operating Officer of the Global Product Group at Goldman Sachs Asset Management, L.P. from 2003 to 2009; Treasurer of Goldman Sachs Mutual Funds from 2003 to 2009 and Senior Vice President thereof from 2007 to 2009; Director of Goldman Sachs Offshore Funds from 2002 to 2009; Director of Family Resource Network (charitable foundation) since 2009.	136 RICs consisting of 329 Portfolios	None

[1]

Independent Directors serve until their resignation, retirement, removal or death, or until December 31 of the year in which they turn 75. The Board has determined to extend the terms of Independent Directors on a case-by-case basis, as appropriate. The Board has unanimously approved extending the mandatory retirement age for David O. Beim and Matina S. Horner until December 31, 2016, which the Board believes is in the best interests of interestholders of the Series.

[2]

Following the combination of MLIM and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock fund boards were realigned and consolidated into three new fund boards in 2007. As a result, although the chart shows certain Independent Directors as joining the Master LLC’s Board in 2007, those Independent Directors first became members of the boards of other legacy MLIM or legacy BlackRock funds as follows: David O. Beim, 1998; Dr. Matina S. Horner, 2004; Rodney D. Johnson, 1995; Cynthia A. Montgomery, 1994; Joseph P. Platt, 1999; Robert C. Robb, Jr., 1999; Kenneth L. Urish, 1999; and Frederick W. Winter, 1999.

[3]	Chair of the Performance Oversight Committee.
[4]	Chair of the Governance Committee.
[5]	Chair of the Board.
[6]	Chair of the Compliance Committee.
[7]	Chair of the Audit Committee.
[8]	Ms. Novick and Mr. Perlowski are both “interested persons,” as defined in the Investment Company Act, of the Master LLC based on their positions with BlackRock, Inc. and its affiliates.

Certain biographical and other information relating to the officers of the Master LLC is set forth below, including their address and year of birth, principal occupations for at least the last five years, length of time served, total number of registered investment companies and investment portfolios overseen in the BlackRock-advised Funds and any currently held public company and investment company directorships.

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[1]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships
Jennifer McGovern 55 East 52nd Street New York, NY 10055 1977	Vice President	2014 to present	Managing Director of BlackRock, Inc. since 2016; Director of BlackRock, Inc. from 2011 to 2015; Head of Product Structure and Oversight for BlackRock’s U.S. Wealth Advisory Group since 2013; Vice President of BlackRock, Inc. from 2008 to 2010.	61 RICs consisting of 254 Portfolios	None

Neal J. Andrews 55 East 52nd Street New York, NY 10055 1966	Chief Financial Officer	2007 to present	Managing Director of BlackRock, Inc. since 2006; Senior Vice President and Line of Business Head of Fund Accounting and Administration at PNC Global Investment Servicing (U.S.) Inc. from 1992 to 2006.	136 RICs consisting of 329 Portfolios	None

Jay M. Fife 55 East 52nd Street New York, NY 10055 1970	Treasurer	2007 to present	Managing Director of BlackRock, Inc. since 2007; Director of BlackRock, Inc. in 2006; Assistant Treasurer of MLIM and Fund Asset Management, L.P. advised funds from 2005 to 2006; Director of MLIM Fund Services Group from 2001 to 2006.	136 RICs consisting of 329 Portfolios	None

Charles Park 55 East 52nd Street New York, NY 10055 1967	Chief Compliance Officer	2007 to present	Anti-Money Laundering Compliance Officer for the BlackRock-advised Funds in the Equity-Bond Complex, the Equity-Liquidity Complex and the Closed-End Complex from 2014 to 2015; Chief Compliance Officer of BlackRock Advisors, LLC and the BlackRock-advised Funds in the Equity-Bond Complex, the Equity-Liquidity Complex and the Closed-End Complex since 2014; Principal of and Chief Compliance Officer for iShares® Delaware Trust Sponsor LLC since 2012 and BlackRock Fund Advisors (“BFA”) since 2006; Chief Compliance Officer for the BFA-advised iShares exchange traded funds since 2006; Chief Compliance Officer for BlackRock Asset Management International Inc. since 2012	141 RICs consisting of 657 Portfolios	None

Fernanda Piedra 55 East 52nd Street New York, NY 10055 1969	Anti-Money Laundering Compliance Officer	2015 to present	Director of BlackRock, Inc. since 2014; Anti-Money Laundering Compliance Officer and Regional Head of Financial Crime for the Americas at BlackRock, Inc. since 2014; Director and Head of Regulatory Changes and Remediation for the Asset Wealth Management Division of Deutsche Bank from 2010 to 2014; Vice President of Goldman Sachs (Anti-Money Laundering/Suspicious Activities Group) from 2004 to 2010.	141 RICs consisting of 657 Portfolios	None

Benjamin Archibald 55 East 52nd Street New York, NY 10055 1975	Secretary	2012 to present	Managing Director of BlackRock, Inc. since 2014; Director of BlackRock, Inc. from 2010 to 2013; Secretary of the iShares exchange traded funds since 2015; Secretary of the BlackRock-advised mutual funds since 2012.	61 RICs consisting of 254 Portfolios	None

[1]	Officers of the Master LLC serve at the pleasure of the Board.

Share Ownership Information relating to each Director’s interest ownership in the Master LLC and in all BlackRock-advised funds that are overseen by the respective Director (“Supervised Funds”) as of December 31, 2015 is set forth in the chart below:

Name of Director	Aggregate Dollar Range of Equity Securities in the Master LLC	Aggregate Dollar Range of Equity Securities in Supervised Funds
Interested Directors:
Barbara G. Novick	None	Over $100,000
John M. Perlowski	None	Over $100,000
Independent Directors:
David O. Beim	None	Over $100,000
Susan J. Carter[1]	None	None
Collette Chilton	None	Over $100,000
Neil A. Cotty[1]	None	$10,001-$50,000
Dr. Matina S. Horner	None	Over $100,000
Rodney D. Johnson	None	Over $100,000
Cynthia A. Montgomery	None	Over $100,000
Joseph P. Platt	None	Over $100,000
Robert C. Robb, Jr.	None	Over $100,000
Toby Rosenblatt	None	Over $100,000
Mark Stalnecker	None	Over $100,000
Kenneth L. Urish	None	Over $100,000
Claire A. Walton[1]	None	None
Frederick W. Winter	None	Over $100,000

[1]	Each of Mses. Carter and Walton and Mr. Cotty was elected to serve as a Director of the Corporation effective February 8, 2016.

As of April 1, 2016, the officers and Directors of the Master LLC as a group owned an aggregate of less than 1% of the outstanding interests of any Series. As of December 31, 2015, none of the Independent Directors of the Master LLC or their immediate family members owned beneficially or of record any securities of the Master LLC’s investment adviser, principal underwriter, or any person directly or indirectly controlling, controlled by, or under common control with such entities.

Compensation of Directors

Each Director who is an Independent Director is paid as compensation an annual retainer of $275,000 per year for his or her services as a board member of the BlackRock-advised Funds in the Equity-Liquidity Complex, including the Master LLC, and a $15,000 board meeting fee to be paid for each in person board meeting attended (and may receive a $5,000 board meeting fee for telephonic attendance at Board meetings), for up to five board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case-by-case basis), together with out-of-pocket expenses in accordance with a board policy on travel and other business expenses relating to attendance at meetings. Each Independent Director receives $10,000 per year for each standing Committee on which he or she serves for up to two standing Committee assignments but is not paid this amount for serving on a Committee which he or she chairs. The Chair of the Board is paid an additional annual retainer of $120,000. The Chair of the Audit Committees is paid an additional annual retainer of $40,000 and the Chairs of the Compliance Committees, Governance Committees and Performance Oversight Committees are each paid an additional annual retainer of $30,000.

The following table sets forth the compensation paid to each of the Directors for the fiscal year ended December 31, 2015, and the aggregate compensation paid to them by all BlackRock-advised Funds for the calendar year ended December 31, 2015.

Name	Extended Market Index	Small Cap Index	International Index	Estimated Annual Benefits Upon Retirement	Aggregate Compensation from the Master LLC and Other BlackRock- Advised Funds[1]
Independent Directors
David O. Beim[2]	$1,642	$2,006	$6,039	None	$355,000
Susan J. Carter[3]	None	None	None	None	None
Collette Chilton	$1,604	$1,956	$5,857	None	$345,000
Neil A. Cotty[3]	None	None	None	None	None
Frank J. Fabozzi[4]	$1,604	$1,956	$5,857	None	$668,438
Dr. Matina S. Horner[5]	$1,642	$2,006	$6,039	None	$355,000
Rodney D. Johnson[6]	$2,027	$2,511	$7,867	None	$455,000
Herbert I. London[7]	$1,604	$1,956	$5,857	None	$345,000
Ian A. MacKinnon[8]	$1,159	$1,400	$3,916	None	$251,250
Cynthia A. Montgomery	$1,604	$1,956	$5,857	None	$345,000
Joseph P. Platt[9]	$1,642	$2,006	$6,039	None	$355,000
Robert C. Robb, Jr.	$1,604	$1,956	$5,857	None	$345,000
Toby Rosenblatt[7]	$1,604	$1,956	$5,857	None	$345,000
Mark Stalnecker	$1,604	$1,956	$5,857		$355,000
Kenneth L. Urish[10]	$1,585	$1,962	$6,127	None	$355,000
Claire A. Walton[3]	None	None	None	None	None
Frederick W. Winter	$1,604	$1,956	$5,857	None	$345,000
Interested Directors
Barbara G. Novick	None	None	None	None	None
John M. Perlowski[11]	None	None	None	None	None

[1]	For the number of RICs and Portfolios from which each Director receives compensation, see the Biographical Information chart beginning on page B-34.
[2]	Chair of the Performance Oversight Committee.
[3]	Each of Mses. Carter and Walton and Mr. Cotty was elected to serve as a Director of the Master LLC effective February 8, 2016.
[4]

Mr. Fabozzi resigned as a Director of the Master LLC effective February 5, 2016. After his resignation, Mr. Fabozzi served as a consultant to the Board through the first quarter of 2016, and received a fee for such services. Mr. Fabozzi will continue as a board member of the funds in the Closed-End Complex.

[5]	Chair of the Governance Committee.
[6]	Chair of the Board.
[7]

Messrs. London and Rosenblatt retired as Directors of the Master LLC effective December 31, 2015. Messrs. London and Rosenblatt also retired as a director or trustee of all other BlackRock-advised Funds effective December 31, 2015.

[8]	Mr. MacKinnon resigned as a Director of the Master LLC effective May 18, 2015. Mr. MacKinnon also resigned as a director or trustee of all other BlackRock-advised Funds effective May 18, 2015.
[9]	Chair of the Compliance Committee.
[10]	Chair of the Audit Committee.
[11]	Mr. Perlowski was appointed to serve as a Director of the Master LLC effective September 25, 2015.

Proxy Voting Policies and Procedures

The Master LLC’s Board of Directors has delegated the voting of proxies for the Series’ securities to the Manager pursuant to the Manager’s proxy voting guidelines. Under these guidelines, the Manager will vote proxies related to Fund securities in the best interests of the Series and its stockholders. From time to time, a vote may present a conflict between the interests of the Series’ stockholders, on the one hand, and those of the Manager, or any affiliated person of the Fund or the Manager, on the other. In such event, provided that the Manager’s Equity Investment Policy Oversight Committee, or a sub-committee thereof (the “Committee”) is aware of the real or potential conflict or material non-routine matter and if the Committee does not reasonably believe it is able to follow its general voting guidelines (or if the particular proxy matter is not addressed in the guidelines) and vote impartially, the Committee may retain an independent fiduciary to advise the Committee on how to vote or to cast votes on behalf of the Manager’s clients. If the Manager determines not to retain an independent fiduciary, or does not desire to follow the advice of such independent fiduciary, the Committee shall determine how to vote the proxy after consulting with the Manager’s Portfolio Management Group and/or the Manager’s Legal and Compliance Department and concluding that the vote cast is in its client’s best interest notwithstanding the conflict. A copy of the Master LLC’s Proxy Voting Policies are attached as Appendix B.

Information about how a Series voted proxies relating to securities held in the Series’ portfolio during the most recent 12-month period ended June 30 is available without charge (1) at www.blackrock.com and (2) on the Commission’s website at http://www.sec.gov.

Item 18.	Control Persons and Principal Holders of Securities.

The following table sets forth control persons and principal holders of interests of each Series as of April 12, 2016.

Name of Series	Name and Address of Principal Holder/Control Person	Percentage of Ownership of the Series[1]	Percentage of Ownership of the Master LLC[1]	Type of Ownership (Of Record/Beneficial)

Small Cap Index Series	BlackRock Small Cap Index Lifepath Fund 100 Bellevue Parkway Wilmington, Delaware 19809	41.71%	4.20%	Beneficial

	BlackRock Small Cap Index Fund of BlackRock Index Funds, Inc. 100 Bellevue Parkway Wilmington, Delaware 19809	58.29%	5.99%	Beneficial

Name of Series	Name and Address of Principal Holder/Control Person	Percentage of Ownership of the Series[1]	Percentage of Ownership of the Master LLC[1]	Type of Ownership (Of Record/Beneficial)

International Index Series	BlackRock International Index Fund of BlackRock Index Funds, Inc. 100 Bellevue Parkway Wilmington, Delaware 19809	100%	78.04%	Beneficial

Name of Series	Name and Address of Principal Holder/Control Person	Percentage of Ownership of the Series[1]	Percentage of Ownership of the Master LLC	Type of Ownership (Of Record/Beneficial)
Extended Market Index Series	Extended Market Index Series USAA Private Label RIC 100 Bellevue Parkway Wilmington, Delaware 19809	100.00%	11.77%	Beneficial

[1]	Reflects either direct ownership of the Series, or indirect ownership through one of a Series’ owners.

Except as set forth in the table above, no entity or individual owned between 5% and 25% of the outstanding interests of any Series as of April 2, 2016.

The jurisdiction of organizations listed above that are deemed “control persons” of a Series is set forth below:

Entity	Jurisdiction
BlackRock Series, Inc.	Maryland

All holders of interests (“Holders”) are entitled to vote in proportion to the amount of their interest in a Series or in the Master LLC, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate interests of the Master LLC would be able to elect all the Directors. With respect to the election of Directors and ratification of accountants, the interestholders of separate Series vote together; they generally vote separately by Series on other matters.

Item 19.	Investment Advisory and Other Services.

The Master LLC has entered into a management agreement (the “Management Agreement”) with BlackRock as the Manager. The Manager provides the Master LLC with investment advisory and management services. Subject to the oversight of the Board of Directors, the Manager is responsible for the actual management of each Series’ portfolio and reviews the Series’ holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Manager. The Manager performs certain of the other administrative services and provides all the office space, facilities, equipment and necessary personnel for management of the Series.

As discussed in Part A, the Manager receives for its services to the Series monthly compensation at the annual rates equal to a percentage of the average daily net assets of each Series. The table below provides information about the management fee rates for the Manager.

	Manager
Name of Series	Contractual Management Fee Rate[2]	Management Fee Rate for the Fiscal Year Ended December 31, 2015 (reflects fee waivers where applicable)[1]
Small Cap Index Series[3]	0.01%	0.00%
International Index Series[3]	0.01%	0.01%
Extended Market Index Series[3]	0.01%	0.01%

[1]	BlackRock may waive a portion of each Series’ management fee in connection with such Series’ investment in an affiliated money market fund.
[2]	Excluding any fee waivers and reimbursements which may have been applicable.
[3]

BlackRock has entered into a contractual arrangement with the Master LLC on behalf of Small Cap Index Series, International Index Series and Extended Market Index Series and the corresponding Feeder Funds, if any, under which BlackRock will waive and/or reimburse fees and/or expenses in order to limit total operating expenses incurred to 0.08%, 0.07% and 0.12%, respectively, of the applicable Series’ average daily net assets.

The tables below set forth information about the total management fees paid by each Series to the Manager and the amount of any waiver for the periods indicated.

Fiscal Year Ended December 31,	Small Cap Index	Extended Market Index	International Index
2015
Contractual amount payable to the Manager	$84,065	$66,372	$328,269
Amount waived (if applicable) by the Manager[1]	$85,001	$9,674	$87,205
Reimbursements by the Manager	$0	$0	$0
2014
Contractual amount payable to the Manager	$78,122	$64,230	$123,905
Amount waived (if applicable) by the Manager[1]	$43,702	$15,158	$18,747
Reimbursements by the Manager	$0	$0	$0
2013
Contractual amount payable to the Manager	$70,287	$50,536	$87,757
Amount waived (if applicable) by the Manager[1]	$30,330	$15,220	$1,880
Reimbursements by the Manager	$0	$0	$0

[1]	Includes amounts waived due to each Series’ investment in an affiliated money market fund.

Prior to July 1, 2014, BlackRock Investment Management, LLC (“BIM” or the “Sub-Adviser”) served as a sub-adviser to the Series and received for its services a fee from the Manager equal to a percentage of the management fee paid to the Manager under the Management Agreement.

The table sets forth information about the total sub-advisory fees paid to the Sub-Adviser for the past three fiscal years.

	December 31, 2015	December 31, 2014	December 31, 2013
Series	Paid to BIM	Paid to BIM	Paid to BIM
Small Cap Index Series	$0	$17,335	$27,480
International Index Series	$0	$37,735	$63,316
Extended Market Index Series	$0	$0	$0

Payment of Series Expenses. The Management Agreement obligates the Manager to provide investment advisory services and to pay all compensation of and furnish office space for officers and employees of the Master LLC in connection with investment and economic research, trading and investment management of the Master LLC, as well as the fees of all Directors who are affiliated persons of the Manager or any of its affiliates. The Master LLC pays, or causes to be paid, all other expenses incurred in the operation of the Master LLC and the Series (except to the extent paid by the Placement Agents) including, among other things, taxes, expenses for legal and auditing services, costs of preparing, printing and mailing proxies, shareholder reports, prospectuses or statements of additional information, except to the extent paid by the Placement Agents, charges of the custodian and sub-custodian, expenses of portfolio transactions, expenses of redemption of interests, Commission fees, expenses of registering the interests under federal, state or foreign laws, expenses of non-affiliated Directors, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Master LLC or a Series. Certain accounting services are provided for the Master LLC by State Street Bank and Trust Company (“State Street”) pursuant to an agreement between State Street and the Master LLC. The Master LLC pays a fee for these services. In addition, the Manager provides certain accounting services to the Master LLC and the Master LLC pays the Manager a fee for such services. The Placement Agents will pay certain of the expenses of the Master LLC incurred in connection with the offering of the interests in each of the Series.

Organization of the Manager. BlackRock Advisors, LLC is a Delaware limited liability company and an indirect, wholly owned subsidiary of BlackRock, Inc. While the Manager is ultimately responsible for the management of the Master LLC, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. The Sub-Adviser is an affiliate of the Manager and is an indirect wholly owned subsidiary of BlackRock, Inc.

Duration and Termination. Unless earlier terminated as described below, the Management Agreement will remain in effect for an initial two year period and from year to year if approved annually (a) by the Board or by a vote of a majority of the outstanding voting securities of the Master LLC and (b) by a majority of the Directors of the Master LLC who are not parties to such agreement or interested persons (as defined in the Investment Company Act) of any such party. The Management Agreement automatically terminates on assignment and may be terminated without penalty on 60 days’ written notice at the option of either party thereto or by the vote of the interestholders of the applicable Series.

Independent Registered Public Accounting Firm

Deloitte & Touche LLP, 200 Berkeley Street, Boston, Massachusetts 02116 has been selected as the independent registered public accounting firm of the Master LLC. The independent registered public accounting firm is responsible for auditing the annual financial statements of the Series and Feeder Funds.

Custodian

State Street Bank and Trust Company, which has its principal place of business at 100 Summer Street, Boston, Massachusetts, 02110, acts as the custodian for Extended Market Index Series, International Index Series and Small Cap Index Series. Prior to October 27, 2014, JPMorgan Chase Bank, which has its principal place of business at 4 Chase MetroTech, 18th floor, Brooklyn, New York 11245, acted as the custodian of the assets of the Extended Market Index Series and International Index Series. Under the contracts with the Master LLC, JPMorgan Chase Bank was authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Series to be held in their respective offices outside the United States and with certain foreign banks and securities depositors. Each custodian is responsible for safeguarding and controlling the Series’ cash and securities, handling the receipt and delivery of securities and collecting interests and dividends on the Series’ investments.

Under an arrangement effective January 1, 2010, on a monthly basis, each Series’ custodian nets the Series’ daily positive and negative cash balances and calculates a credit (“custody credit”) or a charge based on that net amount. The custodian fees, including the amount of any overdraft charges, may be reduced by the amount of such custody credits, and any unused credits at the end of a given month may be carried forward to a subsequent month. Any such credits unused by the end of a Series’ fiscal year will not expire. Net debits at the end of a given month are added to the Series’ custody bill and paid by the Series.

Legal Counsel

Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, is counsel for the Master LLC.

Accounting Services

The Master LLC has entered into an agreement with State Street, pursuant to which State Street provides certain accounting services to each Series. The Series pay a fee for these services. The Manager also provides certain accounting services to each Series and each Series reimburses the Manager for these services.

The table below shows the amounts paid by each Series to State Street and the Manager for accounting services for the periods indicated.

	Fiscal Year Ended December 31,
	2015	2014	2013
Small Cap Index Series
Paid to State Street	$185,387	$178,437	$126,689
Paid to the Manager	$9,395	$8,631	$5,021

International Index Series
Paid to State Street	$626,000	$253,603	$128,135
Paid to the Manager	$36,149	$13,297	$6,119

Extended Market Index Series
Paid to State Street	$125,183	$144,183	$90,987
Paid to the Manager	$7,027	$6,728	$4,475

Item 20.	Portfolio Managers

Information Regarding the Portfolio Managers

Each Series is managed by the manager or managers identified in Part A to this Registration Statement.

Other Funds and Accounts Managed

The following table sets forth information about funds and accounts other than the Series for which each Series’ portfolio manager is primarily responsible for the day-to-day portfolio management as of December 31, 2015.

	Number of Other Accounts Managed and Assets by Account Type			Number of Other Accounts and Assets for Which Advisory Fee is Performance-Based
Name of Portfolio Manager	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Small Cap Index Series
Alan Mason	319	378	505	0	0	0
	$707.1 Billion	$490.5 Billion	$471.0 Billion	$0	$0	$0
Greg Savage, CFA	321	88	3	0	0	0
	$715.3 Billion	$29.12 Billion	$229.4 Million	$0	$0	$0
Jennifer Hsui, CFA*	54	0	0	0	0	0
	$82.79 Billion	$0	$0	$0	$0	$0
Creighton Jue, CFA*	0	19	9	0	0	0
	$0	$5.22 Billion	$4.53 Billion	$0	$0	$0
Rachel Aguirre*	13	82	64	0	0	0
	$14.68 Billion	$139.1 Billion	$94.08 Billion	$0	$0	$0

*	Information provided for Ms. Hsui, Mr. Jue and Ms. Aguirre is as of March 31, 2016.

	Number of Other Accounts Managed and Assets by Account Type			Number of Other Accounts and Assets for Which Advisory Fee is Performance-Based
Name of Portfolio Manager	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
International Index Series
Alan Mason	319	378	505	0	0	0
	$704.4 Billion	$490.5 Billion	$471.0 Billion	$0	$0	$0
Greg Savage, CFA	321	88	3	0	0	0
	$712.8 Billion	$29.12 Billion	$229.4 Million	$0	$0	$0
Jennifer Hsui, CFA*	54	0	0	0	0	0
	$82.79 Billion	$0	$0	$0	$0	$0
Creighton Jue, CFA*	0	19	9	0	0	0
	$0	$5.22 Billion	$4.53 Billion	$0	$0	$0
Rachel Aguirre*	13	82	64	0	0	0
	$14.68 Billion	$139.1 Billion	$94.08 Billion	$0	$0	$0

*	Information provided for Ms. Hsui, Mr. Jue and Ms. Aguirre is as of March 31, 2016.

	Number of Other Accounts Managed and Assets by Account Type			Number of Other Accounts and Assets for Which Advisory Fee is Performance-Based
Name of Portfolio Manager	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Extended Market Index Series
Alan Mason	319	378	505	0	0	0
	$706.8 Billion	$490.5 Billion	$471.0 Billion	$0	$0	$0
Greg Savage, CFA	321	88	3	0	0	0
	$715.1 Billion	$29.12 Billion	$229.4 Million	$0	$0	$0
Jennifer Hsui, CFA*	54	0	0	0	0	0
	$82.79 Billion	$0	$0	$0	$0	$0
Creighton Jue, CFA*	0	19	9	0	0	0
	$0	$5.22 Billion	$4.53 Billion	$0	$0	$0
Rachel Aguirre*	13	82	64	0	0	0
	$14.68 Billion	$139.1 Billion	$94.08 Billion	$0	$0	$0

*	Information provided for Ms. Hsui, Mr. Jue and Ms. Aguirre is as of March 31, 2016.

Portfolio Manager Compensation Overview

The discussion below describes the portfolio managers’ compensation as of December 31, 2015.

BlackRock’s financial arrangements with its portfolio managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include a base salary, a performance-based discretionary bonus, participation in various benefits programs and one or more of the incentive compensation programs established by BlackRock.

Base compensation. Generally, portfolio managers receive base compensation based on their position with the firm.

Discretionary Incentive Compensation. Discretionary incentive compensation is a function of several components: the performance of BlackRock, Inc., the performance of the portfolio manager’s group within BlackRock, the investment performance, including risk-adjusted returns, of the firm’s assets under management or supervision by that portfolio manager relative to predetermined benchmarks, and the individual’s performance and contribution to the overall performance of these portfolios and BlackRock. In most cases, these benchmarks are the same as the benchmark or benchmarks against which the performance of the Series or other accounts managed by the portfolio managers are measured. Among other things, BlackRock’s Chief Investment Officers make a subjective determination with respect to each portfolio manager’s compensation based on the performance of the Series and other accounts managed by each portfolio manager relative to the various benchmarks. Performance of fixed income and multi-asset class funds is measured on a pre-tax and/or after-tax basis over various time periods including 1-, 3- and 5- year periods, as applicable. Performance of index funds is based on the performance of such funds relative to pre-determined tolerance bands around a benchmark, as applicable. The performance of each of Messrs. Mason, Savage and Jue and Mses. Hsui and Aguirre is not measured against a specific benchmark.

Distribution of Discretionary Incentive Compensation

Discretionary incentive compensation is distributed to portfolio managers in a combination of cash and BlackRock, Inc. restricted stock units which vest ratably over a number of years. For some portfolio managers, discretionary incentive compensation is also distributed in deferred cash awards that notionally track the returns of select BlackRock investment products they manage and that vest ratably over a number of years. The BlackRock, Inc. restricted stock units, upon vesting, will be settled in BlackRock, Inc. common stock. Typically, the cash portion of the discretionary incentive compensation, when combined with base salary, represents more than 60% of total compensation for the portfolio managers. Paying a portion of discretionary incentive compensation in BlackRock, Inc. stock puts compensation earned by a portfolio manager for a given year “at risk” based on BlackRock’s ability to sustain and improve its performance over future periods. Providing a portion of discretionary incentive compensation in deferred cash awards that notionally track the BlackRock investment products they manage provides direct alignment with investment product results.

Long-Term Incentive Plan Awards. From time to time long-term incentive equity awards are granted to certain key employees to aid in retention, align their interests with long-term shareholder interests and motivate performance. Equity awards are generally granted in the form of BlackRock, Inc. restricted stock units that, once vested, settle in BlackRock, Inc. common stock. Messrs. Mason, Savage and Jue and Mses. Hsui and Aguirre have unvested long-term incentive awards.

Deferred Compensation Program. A portion of the compensation paid to eligible United States-based BlackRock employees may be voluntarily deferred at their election for defined periods of time into an account that tracks the performance of certain of the firm’s investment products. Any portfolio manager who is either a managing director or director at BlackRock with compensation above a specified threshold is eligible to participate in the deferred compensation program.

Other compensation benefits

In addition to base salary and discretionary incentive compensation, portfolio managers may be eligible to receive or participate in one or more of the following:

Incentive Savings Plans. BlackRock, Inc. has created a variety of incentive savings plans in which BlackRock employees are eligible to participate, including a 401(k) plan, the BlackRock Retirement Savings Plan (RSP), and the BlackRock Employee Stock Purchase Plan (ESPP). The employer contribution components of the RSP include a company match equal to 50% of the first 8% of eligible pay contributed to the plan capped at $5,000 per year, and a company retirement contribution equal to 3-5% of eligible compensation up to the Internal Revenue Service limit ($265,000 for 2016). The RSP offers a range of investment options, including registered investment companies and collective investment funds managed by the firm. BlackRock contributions follow the investment direction set by participants for their own contributions or, absent participant investment direction, are invested into a target date fund that corresponds to, or is closest to, the year in which the participant attains age 65. The ESPP allows for investment in BlackRock common stock at a 5% discount on the fair market value of the stock on the purchase date. Annual participation in the ESPP is limited to the purchase of 1,000 shares of common stock or a dollar value of $25,000 based on its fair market value on the purchase date. All of the eligible portfolio managers are eligible to participate in these plans.

Portfolio Manager Potential Material Conflicts of Interest

BlackRock has built a professional working environment, firm-wide compliance culture and compliance procedures and systems designed to protect against potential incentives that may favor one account over another. BlackRock has adopted policies and procedures that address the allocation of investment opportunities, execution of portfolio transactions, personal trading by employees and other potential conflicts of interest that are designed to ensure that all client accounts are treated equitably over time. Nevertheless, BlackRock furnishes investment management and advisory services to numerous clients in addition to the Series, and BlackRock may, consistent with applicable law, make investment recommendations to other clients or accounts (including accounts which are hedge funds or have performance or higher fees paid to BlackRock, or in which portfolio managers have a personal interest in the receipt of such fees), which may be the same as or different from those made to the Series. In addition, BlackRock, its affiliates and significant shareholders and any officer, director, shareholder or employee may or may not have an interest in the securities whose purchase and sale BlackRock recommends to the Series. BlackRock, or any of its affiliates or significant shareholders, or any officer, director, shareholder, employee or any member of their families may take different actions than those recommended to the Series by BlackRock with respect to the same securities. Moreover, BlackRock may refrain from rendering any advice or services concerning securities of companies of which any of BlackRock’s (or its affiliates’ or significant shareholders’) officers, directors or employees are directors or officers, or companies as to which BlackRock or any of its affiliates or significant shareholders or the officers, directors and employees of any of them has any substantial economic interest or possesses material non-public information. Certain portfolio managers also may manage accounts whose investment strategies may at times be opposed to the strategy utilized for a Series. It should also be noted that a portfolio manager may be managing hedge fund and/or long only accounts, or may be part of a team managing hedge fund and/or long only accounts, subject to incentive fees. Such portfolio managers may therefore be entitled to receive a portion of any incentive fees earned on such accounts. Currently, the portfolio managers of the Series are not entitled to receive a portion of incentive fees of other accounts.

As a fiduciary, BlackRock owes a duty of loyalty to its clients and must treat each client fairly. When BlackRock purchases or sells securities for more than one account, the trades must be allocated in a manner consistent with its fiduciary duties. BlackRock attempts to allocate investments in a fair and equitable manner among client accounts, with no account receiving preferential treatment. To this end, BlackRock has adopted policies that are intended to ensure reasonable efficiency in client transactions and provide BlackRock with sufficient flexibility to allocate investments in a manner that is consistent with the particular investment discipline and client base, as appropriate.

Series Ownership

The following table sets forth the dollar range of equity securities of each Series beneficially owned by the portfolio manager(s) as of December 31, 2015.

Series Name/Manager	Dollar Range[1]
Small Cap Index Series
Alan Mason	None
Greg Savage, CFA	None
Jennifer Hsui, CFA*	None
Creighton Jue, CFA*	None
Rachel Aguirre*	None
International Index Series
Alan Mason	None
Greg Savage, CFA	None
Jennifer Hsui, CFA*	None
Creighton Jue, CFA*	None
Rachel Aguirre*	None

Extended Market Index Series
Alan Mason	None
Greg Savage, CFA	None
Jennifer Hsui, CFA*	None
Creighton Jue, CFA*	None
Rachel Aguirre*	None

*	Information provided for Ms. Hsui, Mr. Jue and Ms. Aguirre is as of March 31, 2016.
[1]	Individuals are not permitted to invest in the Series.

Item 21.	Brokerage Allocation and Other Practices.

Subject to policies established by the Board of Directors, the Manager is primarily responsible for the execution of the Series’ portfolio transactions and the allocation of brokerage. The Manager does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Series, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk in positioning a block of securities. While the Manager generally seeks reasonable trade execution costs, the Series do not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Manager may select a broker based partly upon brokerage or research services provided to the Manager and its clients, including the Master LLC. In return for such services, the Manager may cause a Series to pay a higher commission than other brokers would charge if the Manager determines in good faith that the commission is reasonable in relation to the services provided.

Section 28(e) (“Section 28(e)”) of the Securities Exchange Act of 1934 (the “Exchange Act”) permits an investment adviser, such as the Manager, under certain circumstances, to cause an account to pay a broker or dealer a commission for effecting a transaction in excess of the amount of commission another broker or dealer would have charged for effecting the transaction in recognition of the value of brokerage and research services provided by the broker or dealer. This includes commissions paid on riskless principal transactions under certain conditions. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Manager believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to the Master LLC.

To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information which assists in the valuation of investments. Examples of research-oriented services for which the Manager might pay with Series commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analyses. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services. In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the Manager’s individually managed portfolios is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by the Master LLC to the Manager are not reduced as a result of the Manager’s receipt of research services.

In some cases the Manager may receive a service from a broker that has both a “research” and a “non-research” use. When this occurs, the Manager makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Manager will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Manager faces a potential conflict of interest, but the Manager believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

From time to time, a Series may purchase new issues of securities for clients in a fixed price offering. In these situations, the seller may be a member of the selling group that will, in addition to selling securities, provide the Manager with research services. The Financial Industry Regulatory Authority, Inc. (“FINRA”) has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the seller will provide research “credits” in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

The Manager does not consider sales of shares of the mutual funds it advises as a factor in the selection of brokers or dealers to execute portfolio transactions for a Series; however, whether or not a particular broker or dealer sells shares of the mutual funds advised by the Manager neither qualifies nor disqualifies such broker or dealer to execute transactions for those mutual funds.

Each Series anticipates that its brokerage transactions involving securities of issuers domiciled in countries other than the United States generally will be conducted primarily on the principal stock exchanges of such countries. Brokerage commissions and other transaction costs on foreign stock exchange transactions generally are higher than in the United States, although the Series will endeavor to achieve the best net results in effecting its portfolio transactions. There generally is less government supervision and regulation of foreign stock exchanges and brokers than in the United States.

Foreign equity securities may be held by a Series in the form of ADRs, EDRs and GDRs or other securities convertible into foreign equity securities. ADRs, EDRs and GDRs may be listed on stock exchanges, or traded in over-the-counter markets in the United States or Europe, as the case may be. ADRs, like other securities traded in the United States, will be subject to negotiated commission rates.

A Series’ ability and decisions to purchase or sell portfolio securities of foreign issuers may be affected by laws or regulations relating to the convertibility and repatriation of assets. Because the interests in a Series are redeemable on a daily basis in U.S. dollars, the Series intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have any significant effect on its portfolio strategy.

Brokerage Commissions

Set forth below is information about the brokerage commissions paid by each Series, including commissions, if any, paid to Affiliates, for the last three fiscal years.

Total Brokerage Commissions Paid

Fiscal Year Ended December 31,	Small Cap Index Series	International Index Series	Extended Market Index Series
2015	$117,686	$500,216	$26,798
2014	$79,508	$567,448	$28,829
2013	$54,625	$81,763	$37,568

No commissions were paid to brokers affiliated with the Series or the Manager during the past three fiscal years.

No brokerage commissions were paid to brokers for providing research services to the Series for the fiscal year ended December 31, 2015.

The Series may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in securities involved, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Master LLC and persons who are affiliated with such persons are prohibited from dealing with the Master LLC as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the OTC market are usually with dealers acting as principal for their own accounts, affiliated persons of the Master LLC will not deal with affiliated persons, including BlackRock and its affiliates in such transactions. However, an affiliated person of the Master LLC may serve as its broker in OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Master LLC may not purchase securities during the existence of any underwriting syndicate for such securities of which PNC or any affiliated person (as defined in the Investment Company Act) thereof is a member or in a private placement in which any such entity serves as placement agent except pursuant to procedures adopted by the Board of Directors that either comply with rules adopted by the Commission or with interpretations of the Commission staff. See “Investment Restrictions.”

Because of the affiliation of BlackRock with the Manager, the Master LLC is prohibited from engaging in certain transactions involving such firm or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. Without such an exemptive order, the Master LLC would be prohibited from engaging in portfolio transactions with BlackRock or any of its affiliates acting as principal.

The Series conduct their securities lending pursuant to an exemptive order from the Commission permitting it to lend portfolio securities to borrowers affiliated with the Series and to retain an affiliate of the Series as lending agent. To the extent that the Series engage in securities lending, BIM, an affiliate of the Manager, acts as securities lending agent for the Series, subject to the overall supervision of the Manager. BIM administers the lending program in accordance with guidelines approved by the Board. Pursuant to the current securities lending agreement, BIM may lend securities only when the difference between the borrower rebate rate and the risk free rate exceeds a certain level (such securities, the “specials only securities”).

The Series retain a portion of securities lending income and remit a remaining portion to BIM as compensation for its services as securities lending agent. Securities lending income is equal to the total of income earned from the reinvestment of cash collateral (and excludes collateral investment expenses as defined below), and any fees or other payments to and from borrowers of securities. As securities lending agent, BIM bears all operational costs directly related to securities lending. The Series are responsible for expenses in connection with the investment of cash collateral received for securities on loan (the “collateral investment expenses”). The cash collateral is invested in a private investment company managed by the Manager or its affiliates. However, BIM has agreed to cap the collateral investment expenses of the private investment company to an annual rate of 0.04%. In addition, in accordance with the exemptive order, the investment adviser to the private investment company will not charge any advisory fees with respect to shares purchased by the Series. Such shares also will not be subject to a sales load, redemption fee, distribution fee or service fee.

Pursuant to the current securities lending agreement, the Series retains 80% of securities lending income (which excludes collateral investment expenses).

In addition, commencing the business day following the date that the aggregate securities lending income earned across certain funds in the Equity-Liquidity Complex in a calendar year exceeds a specified threshold, the Series, pursuant to the current securities lending agreement, will receive for the remainder of that calendar year securities lending income in an amount equal to 85% of securities lending income (which excludes collateral investment expenses).

The following table sets forth information regarding securities lending fees paid by the Master LLC to the securities lending agent for the past three fiscal years:

Fiscal Year Ended December 31,	Small Cap Index Series	International Index Series	Extended Market Index Series
2015	$425,284	$56,013	$183,281
2014	$366,193	$18,165	$152,730
2013	$588,039	$6,062	$197,364

The value of each of the Series’ aggregate holdings of its regular brokers or dealers (as defined in Rule 10b-1 of the Investment Company Act) or their parents as of December 31, 2015, if any portion of such holdings was purchased during the fiscal year ended December 31, 2015 is as follows:

Small Cap Index

Regular Broker-Dealer	Debt (D) / Equity (E)	Aggregate Holdings (000’s)
None	—	—

International Index

Regular Broker-Dealer	Debt (D) / Equity (E)	Aggregate Holdings (000’s)
UBS GROUP AG	E	$17,038
CREDIT SUISSE AG	E	$9,362
DEUTCHE BANK AG	E	$8,024
MACQUARIE GROUP LTD	E	$4,318

Extended Market Index

Regular Broker-Dealer	Debt (D) / Equity (E)	Aggregate Holdings (000’s)
None	—	—

The Board of Directors has considered the possibility of seeking to recapture for the benefit of the Series brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the management fee paid by the Series to the Manager. After considering all factors deemed relevant, the Board of Directors made a determination not to seek such recapture. The Directors will reconsider this matter from time to time.

Because of different objectives or other factors, a particular security may be bought for one or more clients of the Manager or an affiliate when one or more clients of the Manager or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve a Series or other clients or funds for which the Manager or an affiliate acts as manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Manager or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

Item 22.	Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Master LLC’s Part A. Under the Limited Liability Company Agreement (“LLC Agreement”) that establishes the Master LLC, a Delaware limited liability company, the Directors are authorized to issue interests in each Series of the Master LLC. Investors are entitled to participate, in proportion to their investment, in distributions of taxable income, loss, gain and deduction with respect to the Series in which they have invested. Upon liquidation or dissolution of a Series, investors are entitled to share in proportion to their investment in such Series’ net assets available for distribution to its investors. Interests in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series generally may not be transferred.

Each investor, including each Feeder Fund, is entitled to a vote in proportion to the amount of its interest in a Series or in the Master LLC, as the case may be. Investors in the Master LLC, or in any Series, do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Directors. The Master LLC is not required and has no current intention to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Directors it is necessary or desirable to submit matters for an investor vote.

A Series shall be dissolved (i) by the affirmative vote of the Holders holding not less than two-thirds of the interests in the Series, at any meeting of such Holders or by an instrument in writing, without a meeting signed by a majority of the Directors and consented to by the Holders holding not less than two-thirds of the interests in such Series, or (ii) by unanimous consent of the Directors by written notice of such dissolution to the Holders of the interests of such Series. The Master LLC shall be dissolved upon the dissolution of the last remaining Series.

The LLC Agreement provides that obligations of the Master LLC and the Series are not binding upon the Directors individually but only upon the property of the Series and that the Directors will not be liable for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Directors to redress any breach of trust), but nothing in the LLC Agreement protects a Director against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office. The LLC Agreement provides that the Master LLC may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Series, their Holders, Directors, officers, employees and agents covering possible tort and other liabilities.

The Master LLC consists of seven Series. The Master LLC reserves the right to create and issue interests in a number of additional Series. As indicated above, Holders of each Series participate equally in the earnings and assets of the particular Series. Holders of each Series are entitled to vote separately to approve advisory agreements or changes in investment policy, but Holders of all Series vote together in the election or selection of Directors and accountants for the Master LLC. Upon liquidation or dissolution of a Series, the Holders of such Series are entitled to share in proportion to their investment in the net assets of such Series available for distribution to Holders.

Item 23.	Purchase, Redemption and Pricing of Securities.

(a) Purchase of interests

Interests in the Master LLC are not offered to the public and are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Master LLC may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. The number of Holders of any Series shall be limited to fewer than 100. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

The aggregate net asset value of each Series is determined once daily Monday through Friday as of the close of business on the Exchange on each day the Exchange is open for trading, based on prices at the time of closing. The Exchange generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The Exchange is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of a Series is computed by deducting the amount of the Series’ total liabilities from the value of its total assets. Expenses, including the fees payable to the Manager, are accrued daily.

Valuation of securities held by each Series is as follows:

Equity Investments. Equity securities traded on a recognized securities exchange (e.g., the NYSE), separate trading boards of a securities exchange or through a market system that provides contemporaneous transaction pricing information (a “Securities Exchange”) are valued via independent pricing services generally at the Securities Exchange closing price or if a Securities Exchange closing price is not available, the last traded price on that Securities Exchange prior to the time as of which the assets or liabilities are valued, however, under certain circumstances other means of determining current market value may be used. If an equity security is traded on more than one Securities Exchange, the current market value of the security where it is primarily traded generally will be used. In the event that there are no sales involving an equity security held by a Series on a day on which the Series values such security, the last bid (long positions) or ask (short positions) price, if available, will be used as the value of such security. If a Series holds both long and short positions in the same security, the last bid price will be applied to securities held long and the last ask price will be applied to securities sold short. If no bid or ask price is available on a day on which a Series values such security, the prior day’s price will be used, unless BlackRock determines that such prior day’s price no longer reflects the fair value of the security, in which case such asset would be treated as a fair value asset.

Fixed Income Investments. Fixed income securities for which market quotations are readily available are generally valued using such securities’ most recent bid prices provided directly from one or more broker-dealers, market makers, or independent third-party pricing services which may use matrix pricing and valuation models to derive values, each in accordance with valuation procedures approved by the Series’ Board. The amortized cost method of valuation may be used with respect to debt obligations with sixty days or less remaining to maturity unless the Manager determines such method does not represent fair value. Loan participation notes are generally valued at the mean of the last available bid prices from one or more brokers or dealers as obtained from independent third-party pricing services. Certain fixed income investments including asset-backed and mortgage-related securities may be valued based on valuation models that consider the estimated cash flows of each tranche of the entity, establish a benchmark yield and develop an estimated tranche specific spread to the benchmark yield based on the unique attributes of the tranche. Fixed income securities for which market quotations are not readily available may be valued by third-party pricing services that make a valuation determination by securing transaction data (e.g., recent representative bids), credit quality information, perceived market movements, news, and other relevant information and by other methods, which may include consideration of: yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions.

Options, Futures, Swaps and Other Derivatives. Exchange traded equity options for which market quotations are readily available are valued at the mean of the last bid and ask prices as quoted on the Securities Exchange or the board of trade on which such options are traded. In the event that there is no mean price available for an exchange traded equity option held by a Series on a day on which the Series values such option, the last bid (long positions) or ask (short positions) price, if available, will be used as the value of such option. If no bid or ask price is available on a day on which a Series values such option, the prior day’s price will be used, unless BlackRock determines that such prior day’s price no longer reflects the fair value of the option in which case such option will be treated as a fair value asset. OTC options may be valued using a mathematical model which incorporates a number of market data factors. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price or settle price as of the close of such exchanges. Swap agreements and other derivatives are generally valued daily based upon quotations from market makers or by a pricing service in accordance with the valuation procedures approved by the Board.

Underlying Funds. Shares of underlying open-end funds are valued at net asset value. Shares of underlying exchange traded closed-end funds or other exchange traded funds will be valued at their most recent closing price.

General Valuation Information

In determining the market value of portfolio investments, the Series may employ independent third party pricing services, which may use, without limitation, a matrix or formula method that takes into consideration market indexes, matrices, yield curves and other specific adjustments. This may result in the securities being valued at a price different from the price that would have been determined had the matrix or formula method not been used. All cash, receivables and current payables are carried on each Series’ books at their face value.

Prices obtained from independent third party pricing services, broker-dealers or market makers to value each Series’ securities and other assets and liabilities are based on information available at the time the Series values its assets and liabilities. In the event that a pricing service quotation is revised or updated subsequent to the day on which the Series valued such security, the revised pricing service quotation generally will be applied prospectively. Such determination shall be made considering pertinent facts and circumstances surrounding such revision.

In the event that application of the methods of valuation discussed above result in a price for a security which is deemed not to be representative of the fair market value of such security, the security will be valued by, under the direction of or in accordance with a method specified by the Series’ Board as reflecting fair value. All other assets and liabilities (including securities for which market quotations are not readily available) held by a Series (including restricted securities) are valued at fair value as determined in good faith by the Series’ Board or by BlackRock (its delegate). Any assets and liabilities which are denominated in a foreign currency are translated into U.S. dollars at the prevailing rates of exchange.

Certain of the securities acquired by the Series may be traded on foreign exchanges or over-the-counter markets on days on which a Series’ net asset value is not calculated. In such cases, the net asset value of a Series’ interests may be significantly affected on days when investors can neither purchase nor redeem interests of the Series.

Fair Value. When market quotations are not readily available or are believed by BlackRock to be unreliable, a Series’ investments are valued at fair value (“Fair Value Assets”). Fair Value Assets are valued by BlackRock in accordance with procedures approved by the Series’ Board. BlackRock may conclude that a market quotation is not readily available or is unreliable if a security or other asset or liability does not have a price source due to its complete lack of trading, if BlackRock believes a market quotation from a broker-dealer or other source is unreliable (e.g., where it varies significantly from a recent trade, or no longer reflects the fair value of the security or other asset or liability subsequent to the most recent market quotation), where the security or other asset or liability is only thinly traded or due to the occurrence of a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if BlackRock determines, in its business judgment prior to or at the time of pricing a Series’ assets or liabilities, that it is likely that the event will cause a material change to the last exchange closing price or closing market price of one or more assets or liabilities held by the Series. On any date the NYSE is open and the primary exchange on which a foreign asset or liability is traded is closed, such asset or liability will be valued using the prior day’s price, provided that BlackRock is not aware of any significant event or other information that would cause such price to no longer reflect the fair value of the asset or liability, in which case such asset or liability would be treated as a Fair Value Asset. For certain foreign securities, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of a proprietary multi-factor model after the relevant foreign markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign securities following the close of the local markets to the price that might have prevailed as of a Series’ pricing time.

BlackRock, with input from the BlackRock Portfolio Management Group, will submit its recommendations regarding the valuation and/or valuation methodologies for Fair Value Assets to BlackRock’s Valuation Committee. The Valuation Committee may accept, modify or reject any recommendations. In addition, the Series’ accounting agent periodically endeavors to confirm the prices it receives from all third party pricing services, index providers and broker-dealers, and, with the assistance of BlackRock, to regularly evaluate the values assigned to the securities and other assets and liabilities held by the Series. The pricing of all Fair Value Assets is subsequently reported to and ratified by the Board or a Committee thereof.

When determining the price for a Fair Value Asset, the BlackRock Valuation Committee (or the Pricing Group) shall seek to determine the price that a Series might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction. The price generally may not be determined based on what a Series might reasonably expect to receive for selling an asset or liability at a later time or if it holds the asset or liability to maturity. Fair value determinations shall be based upon all available factors that the Valuation Committee (or Pricing Group) deems relevant at the time of the determination, and may be based on analytical values determined by BlackRock using proprietary or third party valuation models.

Fair value represents a good faith approximation of the value of an asset or liability. The fair value of one or more assets or liabilities may not, in retrospect, be the price at which those assets or liabilities could have been sold during the period in which the particular fair values were used in determining a Series’ net asset value. As a result, a Series’ sale or redemption of its interests at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing interestholders.

Each investor in the Master LLC, including each Feeder Fund, may add to or reduce its investment in any Series on each day the Exchange is open for trading. The value of each investor’s interest in a Series will be determined after the close of business on the Exchange by multiplying the net asset value of the Series by the percentage, effective for that day, that represents that investor’s share of the aggregate interests in such Series. The close of business of the Exchange is generally 4:00 p.m., Eastern time. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in a Series will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Series as of the time or determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Series effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Series as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Series by all investors in the Series. The percentage so determined will then be applied to determine the value of the investor’s interest in such Series after the close of business of the Exchange or the next determination of net asset value of the Series. For further information concerning the Series’ net asset value, and the valuation of the Series’ assets, see the Master LLC’s Part A.

There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to BlackRock and consistent with the investment objective, policies and restrictions of the Master LLC.

The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

An investor in the Master LLC, including any Feeder Fund, may withdraw all or a portion of its investment in any Series on any day the Exchange is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Series. The proceeds of the withdrawal will be paid by the Series normally on the business day on which the withdrawal is effected, but in any event within seven days. The right of an investor, including any Feeder Fund, to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists.

Interests will normally be redeemed for cash upon receipt of a request in proper form, although each Series retains the right to redeem some or all of its interests in-kind under unusual circumstances, in order to protect the interests of remaining interestholders or to accommodate a request by a particular interestholder that does not adversely affect the interest of the remaining interestholders, by delivery of securities selected from the Series assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming interestholder might incur brokerage or other transaction costs to convert the securities to cash. Each Series has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that each Series is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Series. The redemption price is the net asset value per interest next determined after the initial receipt of proper notice of redemption. The value of interests of the Master LLC at the time of redemption may be more or less than your cost at the time of purchase, depending in part on the market value of the securities held by the Master LLC at such time.

The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right to redeem interests may be suspended or payment upon redemption may be delayed for more than seven days (i) for any period during which trading on the Exchange is restricted as determined by the Commission or during which the Exchange is closed (other than customary weekend and holiday closings), (ii) for any period during which an emergency exists, as defined by the Commission, as a result of which disposal of portfolio securities or determination of the net asset value of a Portfolio is not reasonably practicable, or (iii) for such other periods as the Commission may by order permit for the protection of interestholders of a Series. Investments in any Series of the Master LLC may not be transferred without the prior written consent of all of the Directors and all of the remaining interestholders.

The Master LLC, on behalf of the Series, has entered into a joint committed line of credit with other investment companies advised by the Manager and its affiliates and a syndicate of banks that is intended to provide the Series with a temporary source of cash to be used to meet redemption requests from Series interestholders in extraordinary or emergency circumstances.

(b)	Fund Reorganizations. Not applicable.

(c)	Offering Price. Not applicable.

(d)	Redemptions In Kind. See above.

(e)	Arrangements Permitting Frequent Purchases and Redemptions of Master LLC Interests. Not applicable.

Item 24.	Taxation of the Master LLC

The Master LLC is organized as a Delaware limited liability company. Under the anticipated method of operation of the Series, each Series will be treated as a separate entity for federal income tax purposes which will have the status of partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1). If a Series has only one investor, its existence as an entity separate from that investor will be disregarded pursuant to Treasury Regulation Section 301.7701-3(b)(2). Thus, each Series will not be subject to any Federal income tax. Based upon the status of each Series as a partnership (or disregarded entity), each investor in a Series will include in gross income its share (as determined in accordance with the governing instruments of the Series) of such Series’ ordinary income, capital gain, losses, deductions and credits in determining its federal income tax liability regardless of whether the Series makes any distributions to the investor. The determination of such share will be made in accordance with the Code and Treasury regulations promulgated thereunder.

Although, as described above, the Series will not be subject to Federal income tax, they will file appropriate income tax returns. Each prospective Feeder Fund which is a regulated investment company (“RIC”) will be required to agree, in its subscription agreement, that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of its items of income, gain, loss and deduction of a Series as they are taken into account by the Series.

Code Section 4982 requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98.2% of its net capital gain, determined, in general, on an October 31 year-end basis, plus certain undistributed amounts from previous years. Each Series intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Series’ taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amounts by which it does not meet the foregoing distribution requirements.

Each Series may purchase or sell options and futures and foreign currency options and futures, and related options on such futures. Options and futures contracts that are “Section 1256 contracts” will be “marked to market” for Federal income tax purposes at the end of each taxable year, i.e., each option or futures contract will be treated as sold for its fair market value on the last business day of the taxable year. In general, unless a special election is made, gain or loss from transactions in Section 1256 contracts will be 60% long-term and 40% short-term capital gain or loss. When the Section 1256 contract is subsequently disposed of, the actual gain or loss will be adjusted by the amount of any prior year-end gain or loss.

Foreign currency gains or losses from non-U.S. dollar referenced or denominated debt instruments and on any non-U.S. dollar denominated futures contracts, options and forward contracts that are not Section 1256 contracts generally will be treated as ordinary income or loss.

Certain hedging transactions undertaken by a Series may result in “straddles” for Federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by the Series. In addition, losses realized by the Series on positions that are part of a straddle may be deferred, rather than taken into account in calculating taxable income for the taxable year in which such losses are realized. The Series may make one or more of the elections available under the Code which are applicable to straddles. If the Series makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. These rules may also require a Series to capitalize (rather than deduct) interest and carrying charges allocable to the straddle positions. Additionally, the conversion transaction or constructive sale rules may apply to certain transactions (including straddles) to change the character of capital gains to ordinary income or require the recognition of income prior to sale or other disposition.

The Series may be subject to withholding taxes imposed by a foreign country on dividend or interest income received with respect to securities of a non-U.S. issuer. The United States has entered into tax treaties with many foreign countries which may entitle the Series to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of each Series’ assets to be invested within various countries is not known and is expected to vary.

The Series may make investments that produce income that is not matched by a corresponding cash receipt by the Series, such as investments in obligations having original issue discount (including asset-backed securities), Section 1256 contracts (as described above), non U.S. currency referenced or denominated debt instruments, or contingent payment and inflation-indexed debt instruments. Because such income may not be matched by a corresponding cash receipt, the Series may be required to borrow money or dispose of other securities to be able to make distributions to investors.

As a result of entering into swap contracts, a Series may make or receive periodic net payments. A Series may also make or receive a payment when a swap is terminated prior to maturity through an assignment of the swap or other closing transaction. Periodic net payments will generally constitute ordinary income or deductions, while termination of a swap will generally result in capital gain or loss (which will be a long-term capital gain or loss if a Series has been a party to the swap for more than one year). The tax treatment of many types of credit default swaps is uncertain.

In general, gain or loss on a short sale is recognized when a Series closes the sale by delivering the borrowed property to the lender, not when the borrowed property is sold. Gain or loss from a short sale is generally considered as capital gain or loss to the extent that the property used to close the short sale constitutes a capital asset in a Series’ hands. Except with respect to certain situations where the property used by a Series to close a short sale has a long-term holding period on the date of the short sale, special rules would generally treat the gains on short sales as short-term capital gains. These rules may also terminate the running of the holding period of “substantially identical property” held by a Series. Moreover, a loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by a Series for more than one year. In general, a Series will not be permitted to deduct payments made to reimburse the lender of securities for dividends paid on borrowed stock if the short sale is closed on or before the 45th day after the short sale is entered into.

A 3.8% Medicare tax is imposed on the net investment income (which includes, but is not limited to, interest, dividends and net gain from investments) of U.S. individuals with income exceeding $200,000, or $250,000 if married filing jointly, and of trusts and estates.

A 30% withholding tax is currently imposed on U.S.-source dividends, interest and other income items, and will be imposed on proceeds from the sale, redemption or other disposition of property producing U.S.-source dividends and interest paid after December 31, 2018, to (i) foreign financial institutions, including non-U.S. investment funds, unless they agree to collect and disclose to the Internal Revenue Service information regarding their direct and indirect U.S. account holders and (ii) certain other foreign entities, unless they certify certain information regarding their direct and indirect U.S. owners. To avoid withholding, foreign financial institutions will need to (i) enter into agreements with the Internal Revenue Service that state that they will provide the Internal Revenue Service information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the Internal Revenue Service certain information with respect to U.S. accounts, agree to withhold tax on certain payments made to non-compliant foreign financial institutions or to account holders that fail to provide the required information, and determine certain other information concerning their account holders, or (ii) in the event that an applicable intergovernmental agreement and implementing legislation are adopted, provide local revenue authorities with similar account holder information. Other foreign entities will need to either provide the name, address, and taxpayer identification number of each substantial U.S. owner or certifications of no substantial U.S. ownership unless certain exceptions apply.

The tax treatment of certain securities in which a Series may invest is not free from doubt, and it is possible that an Internal Revenue Service examination of the issuers of such securities or of such Series could result in adjustments to the income of the Series.

Under the LLC Agreement, each Series is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Series level. Thus, consistent with its investment objectives, each Series will meet the income and diversification of assets tests of the Code applicable to RICs.

Item 25.	Underwriters.

Effective October 1, 2008, exclusive placement agent for the Master LLC is BlackRock Investments, LLC (the “Placement Agent”), an affiliate of the Manager, with offices at 40 East 52nd Street, New York, NY 10022. Prior to October 1, 2008, FAM Distributors, Inc. and BlackRock Distributors, Inc. acted as co-placement agents for the Master LLC. Pursuant to the Placement Agency Agreement, the Master LLC agrees to pay the Placement Agent’s out of pocket costs and a fee or fees as may be agreed to from time to time in writing by the Master LLC and the Placement Agent. Investment companies, common and commingled trust funds and the similar organizations and entities may continuously invest in the Master LLC.

Item 26.	Calculation of Performance Data.

Interests in the Master LLC are not offered to the public and are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Accordingly, the Master LLC will not advertise the Series’ performance. However, certain of the Master LLC’s Holders may from time to time advertise their performance, which will be based upon the Master LLC’s performance.

Total return figures are based on historical performance and are not intended to indicate future performance. Average annual total return is determined in accordance with a formula specified by the Commission.

Quotations of average annual total return before tax for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return before taxes is computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, if any.

Quotations of average annual total return after taxes on dividends for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period. Average annual total return after taxes on dividends is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, if any. The taxes due on dividends are calculated by applying to each dividend the highest marginal Federal individual income tax rates in effect on the reinvestment date for that dividend. The rates used correspond to the tax character of each dividend. The taxable amount and tax character of each dividend are specified by the Fund on the dividend declaration date, but may be adjusted to reflect subsequent recharacterizations of distributions. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected. Applicable tax credits, such as foreign credits, are taken into account according to Federal law. The ending value is determined assuming complete redemption at the end of the applicable periods with no tax consequences associated with such redemption.

Quotations of average annual total return after taxes on both dividends and redemption for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period as well as on complete redemption. Average annual total return after taxes on distributions and redemption is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, if any, and assuming complete redemption and payment of taxes due on such redemption. The ending value is determined assuming complete redemption at the end of the applicable periods, subtracting capital gains taxes resulting from the redemption and adding the presumed tax benefit from capital losses resulting from redemption. The taxes due on dividends and on the deemed redemption are calculated by applying the highest marginal Federal individual income tax rates in effect on the reinvestment and/or the redemption date. The rates used correspond to the tax character of each component of each dividend and/or the redemption payment. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected.

Annual, average annual, annualized and aggregate total return performance data, both as a percentage and as a dollar amount, are based on a hypothetical $1,000 investment and computed as described above, except that as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted. Actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

Yield quotations will be computed based on a 30-day period by dividing (a) the net income based on the yield of each security earned during the period by (b) the average number of interests outstanding during the period that were entitled to receive dividends multiplied by the maximum offering price per interest on the last day of the period.

Item 27.	Financial Statements.

The audited financial statements of the following Series, including the reports of the independent registered public accounting firm, are incorporated in this Part B by reference to the 2015 Annual Report of the respective Feeder Funds. You may request a copy of the Annual Reports at no charge by calling (800) 441-7762 between 8:00 a.m. and 6:00 p.m. Eastern time on any business day.

Series	Feeder Fund’s Annual Report
Small Cap Index Series	BlackRock Small Cap Index Fund of BlackRock Index Funds, Inc.

International Index Series	BlackRock International Index Fund of BlackRock Index Funds, Inc.

The audited financial statements, including the report of the independent registered public accounting firm, of Extended Market Index Series for the fiscal year ended December 31, 2015 are incorporated in this Part B by reference to the Master LLC’s
Form N-CSR (SEC File No. 811-7885) as filed with the Commission on February 26, 2016.

APPENDIX A

DESCRIPTION OF BOND RATINGS

A Description of Moody’s Investors Service, Inc.’s (“Moody’s”) Global Rating Scales

Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect on both the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of a default.

Description of Moody’s Long-Term Obligation Ratings

Aaa	Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa	Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A	Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa	Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba	Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B	Obligations rated B are judged to be speculative and are subject to high credit risk.

Caa	Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C	Obligations rated C are the lowest rated class and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

A-1

Hybrid Indicator (hyb)

The hybrid indicator (hyb) is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms. By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

Description of Short-Term Obligation Ratings

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

P-1	Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2	Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3	Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP	Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Description of Moody’s US Municipal Short-Term Obligation Ratings

The Municipal Investment Grade (“MIG”) scale is used to rate US municipal bond anticipation notes of up to three years maturity. Municipal notes rated on the MIG scale may be secured by either pledged revenues or proceeds of a take-out financing received prior to note maturity. MIG ratings expire at the maturity of the obligation, and the issuer’s long-term rating is only one consideration in assigning the MIG rating. MIG ratings are divided into three levels—MIG 1 through MIG 3—while speculative grade short-term obligations are designated SG.

MIG 1	This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2	This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3	This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG	This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Description of Moody’s Demand Obligation Ratings

In the case of variable rate demand obligations (“VRDOs”), a two-component rating is assigned: a long or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of risk associated

A-2

with scheduled principal and interest payments. The second element represents Moody’s evaluation of risk associated with the ability to receive purchase price upon demand (“demand feature”). The second element uses a rating from a variation of the MIG scale called the Variable Municipal Investment Grade (“VMIG”) scale.

VMIG 1	This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2	This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3	This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG	This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

Description of Standard & Poor’s, a Division of McGraw-Hill Financial (“Standard & Poor’s”), Issue Credit Ratings

A Standard & Poor’s issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects Standard & Poor’s view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Issue credit ratings can be either long-term or short-term. Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days—including commercial paper. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. Medium-term notes are assigned long-term ratings.

Issue credit ratings are based, in varying degrees, on Standard & Poor’s analysis of the following considerations:

•	Likelihood of payment—capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

•	Nature of and provisions of the obligation and the promise we impute;

•

Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

A-3

Long-Term Issue Credit Ratings*

AAA	An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA	An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A	An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB	An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB B CCC CC C	Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB	An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions, which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B	An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC	An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC	An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred, but Standard & Poor’s expects default to be a virtual certainty, regardless of the anticipated time to default.

C	An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

*	The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (–) sign to show relative standing within the major rating categories.

A-4

D	An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

NR	This indicates that no rating has been requested, or that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

Short-Term Issue Credit Ratings

A-1	A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2	A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3	A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B	A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.

C	A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D	A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

A-5

Description of Standard & Poor’s Municipal Short-Term Note Ratings

A Standard & Poor’s U.S. municipal note rating reflects Standard & Poor’s opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, Standard & Poor’s analysis will review the following considerations:

•	Amortization schedule—the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and

•	Source of payment—the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

Standard & Poor’s municipal short-term note rating symbols are as follows:

SP-1	Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2	Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3	Speculative capacity to pay principal and interest.

Description of Fitch Ratings’ (“Fitch’s”) Credit Ratings Scales

Fitch’s credit ratings provide an opinion on the relative ability of an entity to meet financial commitments, such as interest, preferred dividends, repayment of principal, insurance claims or counterparty obligations. Credit ratings are used by investors as indications of the likelihood of receiving the money owed to them in accordance with the terms on which they invested.

Fitch’s credit ratings do not directly address any risk other than credit risk. In particular, ratings do not deal with the risk of a market value loss on a rated security due to changes in interest rates, liquidity and other market considerations. However, in terms of payment obligation on the rated liability, market risk may be considered to the extent that it influences the ability of an issuer to pay upon a commitment. Ratings nonetheless do not reflect market risk to the extent that they influence the size or other conditionality of the obligation to pay upon a commitment (for example, in the case of index-linked bonds).

In the default components of ratings assigned to individual obligations or instruments, the agency typically rates to the likelihood of non-payment or default in accordance with the terms of that instrument’s documentation. In limited cases, Fitch may include additional considerations (i.e., rate to a higher or lower standard than that implied in the obligation’s documentation). In such cases, the agency will make clear the assumptions underlying the agency’s opinion in the accompanying rating commentary.

The terms “investment grade” and “speculative grade” have established themselves over time as shorthand to describe the categories ‘AAA’ to ‘BBB’ (investment grade) and ‘BB’ to ‘D’ (speculative grade). The terms “investment grade” and “speculative grade” are market conventions, and do not imply any recommendation or endorsement of a specific security for investment purposes. “Investment grade” categories indicate relatively low to moderate credit risk, while ratings in the “speculative” categories either signal a higher level of credit risk or that a default has already occurred. A designation of Not Rated or NR is used to denote securities comprising an issuance capital structure.

Description of Fitch’s Long-Term Corporate Finance Obligations Rating Scales

Fitch long-term obligations rating scales are as follows:

A-6

AAA	Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA	Very high credit quality. ‘AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A	High credit quality. ‘A’ ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB	Good credit quality. ‘BBB’ ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB	Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B	Highly speculative. ‘B’ ratings indicate that material credit risk is present.

CCC	‘CCC’ ratings indicate that substantial credit risk is present.

CC	‘CC’ ratings indicate very high levels of credit risk.

C	‘C’ ratings indicate exceptionally high levels of credit risk.

Defaulted obligations typically are not assigned ‘RD’ or ‘D’ ratings, but are instead rated in the ‘B’ to ‘C’ rating categories, depending upon their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

Notes: The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ obligation rating category, or to corporate finance obligation ratings in the categories below ‘CCC’.

The subscript ‘emr’ is appended to a rating to denote embedded market risk which is beyond the scope of the rating. The designation is intended to make clear that the rating solely addresses the counterparty risk of the issuing bank. It is not meant to indicate any limitation in the analysis of the counterparty risk, which in all other respects follows published Fitch criteria for analyzing the issuing financial institution. Fitch does not rate these instruments where the principal is to any degree subject to market risk.

Description of Fitch’s Short-Term Ratings

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity or security stream and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations and up to 36 months for obligations in U.S. public finance markets.

Fitch short-term ratings are as follows:

F1	Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

A-7

F2	Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3	Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B	Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C	High short-term default risk. Default is a real possibility.

RD	Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D	Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

A-8

BlackRock U.S. Registered Funds	Appendix B Open-End Fund Proxy Voting Policy Procedures Governing Delegation of Proxy Voting to Fund Adviser February 27, 2015

B-2

INTRODUCTION TO BLACKROCK

BlackRock is the world’s preeminent asset management firm and a premier provider of global investment management, risk management and advisory services to institutional and individual clients around the world. BlackRock offers a wide range of investment strategies and product structures to meet clients’ needs, including individual and institutional separate accounts, mutual funds, closed-end funds, and other pooled investment vehicles and the industry-leading iShares exchange traded funds. Through BlackRock Solutions®, we offer risk management, strategic advisory and enterprise investment system services to a broad base of clients.

PHILOSOPHY ON CORPORATE GOVERNANCE

BlackRock’s corporate governance program is focused on protecting and enhancing the economic value of the companies in which it invests on behalf of clients. We do this through engagement with boards and management of investee companies and, for those clients who have given us authority, through voting at shareholder meetings.

We believe that there are certain fundamental rights attached to share ownership. Companies and their boards should be accountable to shareholders and structured with appropriate checks and balances to ensure that they operate in shareholders’ interests. Effective voting rights are central to the rights of ownership and there should be one vote for one share. Shareholders should have the right to elect, remove and nominate directors, approve the appointment of the auditor and to amend the corporate charter or by-laws. Shareholders should be able to vote on matters that are material to the protection of their investment including but not limited to changes to the purpose of the business, dilution levels and pre-emptive rights, the distribution of income and the capital structure. In order to exercise these rights effectively, we believe shareholders have the right to sufficient and timely information to be able to take an informed view of the proposals, and of the performance of the company and management.

Our focus is on the board of directors, as the agent of shareholders, which should set the company’s strategic aims within a framework of prudent and effective controls which enables risk to be assessed and managed. The board should provide direction and leadership to the management and oversee management’s performance. Our starting position is to be supportive of boards in their oversight efforts on our behalf and we would generally expect to support the items of business they put to a vote at shareholder meetings. Votes cast against or withheld from resolutions proposed by the board are a signal that we are concerned that the directors or management have either not acted in the interests of shareholders or have not responded adequately to shareholder concerns regarding strategy or performance.

These principles set out our approach to engaging with companies, provide guidance on our position on corporate governance and outline how our views might be reflected in our voting decisions. Corporate governance practices vary internationally and our expectations in relation to individual companies are based on the legal and regulatory framework of each market. However, as noted above, we do believe that there are some overarching principles of corporate governance

B-3

that apply globally. We assess voting matters on a case-by-case basis and in light of each company’s unique circumstances. We are interested to understand from the company’s reporting its approach to corporate governance, particularly where it is different from the usual market practice, and how it benefits shareholders.

BlackRock also believes that shareholders have responsibilities in relation to monitoring and providing feedback to companies, sometimes known as stewardship. These ownership responsibilities include, in our view, engaging with management or board members on corporate governance matters, voting proxies in the best long-term economic interests of shareholders and engaging with regulatory bodies to ensure a sound policy framework consistent with promoting long-term shareholder value creation. Institutional shareholders also have responsibilities to their clients to have appropriate resources and oversight structures. Our own approach to oversight in relation to our corporate governance activities is set out in the section below titled “BlackRock’s oversight of its corporate governance activities”.

CORPORATE GOVERNANCE, ENGAGEMENT AND VOTING

We recognize that accepted standards of corporate governance differ between markets but we believe that there are sufficient common threads globally to identify an overarching set of principles. The primary objective of our corporate governance activities is the protection and enhancement of the value of our clients’ investments in public corporations. Thus, these principles focus on practices and structures that we consider to be supportive of long-term value creation. We discuss below the principles under six key themes. In our regional and market-specific voting guidelines we explain how these principles inform our voting decisions in relation to specific resolutions that may appear on the agenda of a shareholder meeting in the relevant market.

The six key themes are:

•	Boards and directors

•	Auditors and audit-related issues

•	Capital structure, mergers, asset sales and other special transactions

•	Remuneration and benefits

•	Social, ethical and environmental issues

•	General corporate governance matters

At a minimum we would expect companies to observe the accepted corporate governance standard in their domestic market or to explain why doing so is not in the interests of shareholders. Where company reporting and disclosure is inadequate or the approach taken is inconsistent with our view of what is in the best interests of shareholders, we will engage with the company and/or use our vote to encourage a change in practice. In making voting decisions, we take into account research from proxy advisors, other internal and external research, information published by the company or provided through engagement and the views of our equity portfolio managers.

B-4

BlackRock views engagement as an important activity; engagement provides BlackRock with the opportunity to improve our understanding of investee companies and their governance structures, so that our voting decisions may be better informed. Engagement also allows us to share our philosophy and approach to investment and corporate governance with companies to enhance their understanding of our objectives. There are a range of approaches we may take in engaging companies depending on the nature of the issue under consideration, the company and the market.

Boards and directors

The performance of the board is critical to the economic success of the company and to the protection of shareholders’ interests. Board members serve as agents of shareholders in overseeing the strategic direction and operation of the company. For this reason, BlackRock focuses on directors in many of its engagements and sees the election of directors as one of its most important responsibilities in the proxy voting context.

We expect the board of directors to promote and protect shareholder interests by:

•	establishing an appropriate corporate governance structure;

•	supporting and overseeing management in setting strategy;

•	ensuring the integrity of financial statements;

•	making decisions regarding mergers, acquisitions and disposals;

•	establishing appropriate executive compensation structures; and

•	addressing business issues including social, ethical and environmental issues when they have the potential to materially impact company reputation and performance.

There should be clear definitions of the role of the board, the sub-committees of the board and the senior management such that the responsibilities of each are well understood and accepted. Companies should report publicly the approach taken to governance (including in relation to board structure) and why this approach is in the interest of shareholders. We will engage with the appropriate directors where we have concerns about the performance of the board or the company, the broad strategy of the company or the performance of individual board members. Concerns about directors may include their role on the board of a different company where that board has performed poorly and failed to protect shareholder interests.

BlackRock believes that directors should stand for re-election on a regular basis. We assess directors nominated for election or re-election in the context of the composition of the board as a whole. There should be detailed disclosure of the relevant credentials of the individual directors in order that shareholders can assess the caliber of an individual nominee. We expect there to be a sufficient number of independent directors on the board to ensure the protection of the interests of all shareholders. Common impediments to independence may include but are not limited to:

•	current employment at the company or a subsidiary;

•	former employment within the past several years as an executive of the company;

•	providing substantial professional services to the company and/or members of the company’s management;

•	having had a substantial business relationship in the past three years;

B-5

•	having, or representing a shareholder with, a substantial shareholding in the company;

•	being an immediate family member of any of the aforementioned; and

•	interlocking directorships.

BlackRock believes that the operation of the board is enhanced when there is a clearly independent, senior non-executive director to lead it. Where the chairman is also the CEO or is otherwise not independent the company should have an independent lead director. The role of this director is to enhance the effectiveness of the independent members of the board through shaping the agenda, ensuring adequate information is provided to the board and encouraging independent participation in board deliberations. The lead independent board director should be available to shareholders if they have concerns that they wish to discuss.

To ensure that the board remains effective, regular reviews of board performance should be carried out and assessments made of gaps in skills or experience amongst the members. BlackRock believes it is beneficial for new directors to be brought onto the board periodically to refresh the group’s thinking and to ensure both continuity and adequate succession planning. In identifying potential candidates, boards should take into consideration the diversity of experience and expertise of the current directors and how that might be augmented by incoming directors. We believe that directors are in the best position to assess the optimal size for the board, but we would be concerned if a board seemed too small to have an appropriate balance of directors or too large to be effective.

There are matters for which the board has responsibility that may involve a conflict of interest for executives or for affiliated directors. BlackRock believes that shareholders’ interests are best served when the independent members of the board form a sub-committee to deal with such matters. In many markets, these sub-committees of the board specialize in audit, director nominations and compensation matters. An ad hoc committee might also be formed to decide on a special transaction, particularly one with a related party.

Auditors and audit-related issues

BlackRock recognizes the critical importance of financial statements which should provide a complete and accurate picture of a company’s financial condition. We will hold the members of the audit committee or equivalent responsible for overseeing the management of the audit function. We take particular note of cases involving significant financial restatements or ad hoc notifications of material financial weakness.

The integrity of financial statements depends on the auditor being free of any impediments to being an effective check on management. To that end, we believe it is important that auditors are, and are seen to be, independent. Where the audit firm provides services to the company in addition to the audit, the fees earned should be disclosed and explained. Audit committees should also have in place a procedure for assuring annually the independence of the auditor.

B-6

Capital structure, mergers, asset sales and other special transactions

The capital structure of a company is critical to its owners, the shareholders, as it impacts the value of their investment and the priority of their interest in the company relative to that of other equity or debt investors. Pre-emption rights are a key protection for shareholders against the dilution of their interests.

In assessing mergers, asset sales or other special transactions, BlackRock’s primary consideration is the long-term economic interests of shareholders. Boards proposing a transaction need to clearly explain the economic and strategic rationale behind it. We will review a proposed transaction to determine the degree to which it enhances long-term shareholder value. We would prefer that proposed transactions have the unanimous support of the board and have been negotiated at arm’s length. We may seek reassurance from the board that executive and/or board members’ financial interests in a given transaction have not affected their ability to place shareholders’ interests before their own. Where the transaction involves related parties, we would expect the recommendation to support it to come from the independent directors and would prefer only non-conflicted shareholders to vote on the proposal.

BlackRock believes that shareholders have a right to dispose of company shares in the open market without unnecessary restriction. In our view, corporate mechanisms designed to limit shareholders’ ability to sell their shares are contrary to basic property rights. Such mechanisms can serve to protect and entrench interests other than those of the shareholders. We believe that shareholders are broadly capable of making decisions in their own best interests. We would expect any so-called ‘shareholder rights plans’ being proposed by a board to be subject to shareholder approval on introduction and periodically thereafter for continuation.

Remuneration and benefits

BlackRock expects a company’s board of directors to put in place a compensation structure that incentivizes and rewards executives appropriately and is aligned with shareholder interests, particularly long-term shareholder returns. We would expect the compensation committee to take into account the specific circumstances of the company and the key individuals the board is trying to incentivize. We encourage companies to ensure that their compensation packages incorporate appropriate and challenging performance conditions consistent with corporate strategy and market practice. We use third party research, in addition to our own analysis, to evaluate existing and proposed compensation structures. We hold members of the compensation committee or equivalent accountable for poor compensation practices or structures.

BlackRock believes that there should be a clear link between variable pay and company performance as reflected in returns to shareholders. We are not supportive of one-off or special bonuses unrelated to company or individual performance. We support incentive plans that pay out rewards earned over multiple and extended time periods. We believe consideration should be given to building claw back provisions into incentive plans such that executives would be required to repay rewards where they were not justified by actual performance. Compensation committees should guard against contractual arrangements that would entitle executives to material compensation for early termination of their contract. Finally, pension contributions should be reasonable in light of market practice.

B-7

Outside directors should be compensated in a manner that does not risk compromising their independence or aligning their interests too closely with those of the management, whom they are charged with overseeing.

Social, e thical, and environmental issues

Our fiduciary duty to clients is to protect and enhance their economic interest in the companies in which we invest on their behalf. It is within this context that we undertake our corporate governance activities. We believe that well-managed companies will deal effectively with the social, ethical and environmental (“SEE”) aspects of their businesses.

BlackRock expects companies to identify and report on the material, business-specific SEE risks and opportunities and to explain how these are managed. This explanation should make clear how the approach taken by the company best serves the interests of shareholders and protects and enhances the long-term economic value of the company. The key performance indicators in relation to SEE matters should also be disclosed and performance against them discussed, along with any peer group benchmarking and verification processes in place. This helps shareholders assess how well management is dealing with the SEE aspects of the business. Any global standards adopted should also be disclosed and discussed in this context.

We may vote against the election of directors where we have concerns that a company might not be dealing with SEE issues appropriately. Sometimes we may reflect such concerns by supporting a shareholder proposal on the issue, where there seems to be either a significant potential threat or realized harm to shareholders’ interests caused by poor management of SEE matters. In deciding our course of action, we will assess whether the company has already taken sufficient steps to address the concern and whether there is a clear and material economic disadvantage to the company if the issue is not addressed.

More commonly, given that these are often not voting issues, we will engage directly with the board or management. The trigger for engagement on a particular SEE concern is our assessment that there is potential for material economic ramifications for shareholders.

We do not see it as our role to make social, ethical or political judgments on behalf of clients. We expect investee companies to comply, at a minimum, with the laws and regulations of the jurisdictions in which they operate. They should explain how they manage situations where such laws or regulations are contradictory or ambiguous.

General corporate governance matters

BlackRock believes that shareholders have a right to timely and detailed information on the financial performance and viability of the companies in which they invest. In addition, companies should also publish information on the governance structures in place and the rights of shareholders to influence these. The reporting and disclosure provided by companies helps shareholders assess whether the economic interests of shareholders have been protected and the

B-8

quality of the board’s oversight of management. BlackRock believes shareholders should have the right to vote on key corporate governance matters, including on changes to governance mechanisms, to submit proposals to the shareholders’ meeting and to call special meetings of shareholders.

BLAC KROCK’S OVERSIGHT OF ITS CORPORATE GOVERNANCE ACTIVITIES

Oversight

BlackRock holds itself to a very high standard in its corporate governance activities, including in relation to executing proxy votes. This function is executed by a team of dedicated BlackRock employees without sales responsibilities (the “Corporate Governance Group”), and which is considered an investment function. BlackRock maintains three regional oversight committees (“Corporate Governance Committees”) for the Americas, Europe, the Middle East and Africa (EMEA) and Asia-Pacific, consisting of senior BlackRock investment professionals. All of the regional Corporate Governance Committees report to a Global Corporate Governance Oversight Committee, which is a risk-focused committee composed of senior representatives of the active and index equity investment businesses, the Deputy General Counsel, the Global Executive Committee member to whom the Corporate Governance Group reports and the head of the Corporate Governance Group. The Corporate Governance Committees review and approve amendments to their respective proxy voting guidelines (“Guidelines”) and grant authority to the Global Head of Corporate Governance (“Global Head”), a dedicated BlackRock employee without sales responsibilities, to vote in accordance with the Guidelines. The Global Head leads the Corporate Governance Group to carry out engagement, voting and vote operations in a manner consistent with the relevant Corporate Governance Committee’s mandate. The Corporate Governance Group engages companies in conjunction with the portfolio managers in discussions of significant governance issues, conducts research on corporate governance issues and participates in industry discussions to keep abreast of the field of corporate governance. The Corporate Governance Group, or vendors overseen by the Corporate Governance Group, also monitor upcoming proxy votes, execute proxy votes and maintain records of votes cast. The Corporate Governance Group may refer complicated or particularly controversial matters or discussions to the appropriate investors and/or regional Corporate Governance Committees for their review, discussion and guidance prior to making a voting decision.

BlackRock’s Equity Policy Oversight Committee (EPOC) is informed of certain aspects of the work of the Global Corporate Governance Oversight Committee and the Corporate Governance Group.

Vote e xecution

BlackRock carefully considers proxies submitted to funds and other fiduciary accounts (“Funds”) for which it has voting authority. BlackRock votes (or refrains from voting) proxies for each Fund for which it has voting authority based on BlackRock’s evaluation of the best long-term economic interests of shareholders, in the exercise of its independent business judgment, and without regard to the relationship of the issuer of the proxy (or any dissident shareholder) to the Fund, the Fund’s affiliates (if any), BlackRock or BlackRock’s affiliates.

B-9

When exercising voting rights, BlackRock will normally vote on specific proxy issues in accordance with its Guidelines for the relevant market. The Guidelines are reviewed regularly and are amended consistent with changes in the local market practice, as developments in corporate governance occur, or as otherwise deemed advisable by BlackRock’s Corporate Governance Committees. The Corporate Governance Committees may, in the exercise of their business judgment, conclude that the Guidelines do not cover the specific matter upon which a proxy vote is requested or that an exception to the Guidelines would be in the best long-term economic interests of BlackRock’s clients.

In the uncommon circumstance of there being a vote with respect to fixed income securities or the securities of privately held issuers the decision generally will be made by a Fund’s portfolio managers and/or the Corporate Governance Group based on their assessment of the particular transactions or other matters at issue.

In certain markets, proxy voting involves logistical issues which can affect BlackRock’s ability to vote such proxies, as well as the desirability of voting such proxies. These issues include but are not limited to: (i) untimely notice of shareholder meetings; (ii) restrictions on a foreigner’s ability to exercise votes; (iii) requirements to vote proxies in person; (iv) “share- blocking” (requirements that investors who exercise their voting rights surrender the right to dispose of their holdings for some specified period in proximity to the shareholder meeting); (v) potential difficulties in translating the proxy; and (vi) requirements to provide local agents with unrestricted powers of attorney to facilitate voting instructions. We are not supportive of impediments to the exercise of voting rights such as shareblocking or overly burdensome administrative requirements.

As a consequence, BlackRock votes proxies in these markets only on a “best-efforts” basis. In addition, the Corporate Governance Committees may determine that it is generally in the best interests of BlackRock clients not to vote proxies of companies in certain countries if the committee determines that the costs (including but not limited to opportunity costs associated with shareblocking constraints) associated with exercising a vote are expected to outweigh the benefit the client would derive by voting on the issuer’s proposal.

While it is expected that BlackRock, as a fiduciary, will generally seek to vote proxies over which BlackRock exercises voting authority in a uniform manner for all BlackRock clients, the relevant Corporate Governance Committee, in conjunction with the portfolio manager of an account, may determine that the specific circumstances of such an account require that such account’s proxies be voted differently due to such account’s investment objective or other factors that differentiate it from other accounts. In addition, BlackRock believes portfolio managers may from time to time legitimately reach differing but equally valid views, as fiduciaries for their funds and the client assets in those Funds, on how best to maximize economic value in respect of a particular investment. Accordingly, portfolio managers retain full discretion to vote the shares in the Funds they manage based on their analysis of the economic impact of a particular ballot item.

B-10

Conflicts management

BlackRock maintains policies and procedures that are designed to prevent undue influence on BlackRock’s proxy voting activity that might stem from any relationship between the issuer of a proxy (or any dissident shareholder) and BlackRock, BlackRock’s affiliates, a Fund or a Fund’s affiliates. Some of the steps BlackRock has taken to prevent conflicts include, but are not limited to:

•

BlackRock has adopted a proxy voting oversight structure whereby the Corporate Governance Committees oversee the voting decisions and other activities of the Corporate Governance Group, and particularly its activities with respect to voting in the relevant region of each Corporate Governance Committee’s jurisdiction.

•

The Corporate Governance Committees have adopted Guidelines for each region, which set forth the firm’s views with respect to certain corporate governance and other issues that typically arise in the proxy voting context. The Corporate Governance Committees receive periodic reports regarding the specific votes cast by the Corporate Governance Group and regular updates on material process issues, procedural changes and other matters of concern to the Corporate Governance Committees.

•

BlackRock’s Global Corporate Governance Oversight Committee oversees the Global Head, the Corporate Governance Group and the Corporate Governance Committees. The Global Corporate Governance Oversight Committee conducts a review, at least annually, of the proxy voting process to ensure compliance with BlackRock’s risk policies and procedures.

•

BlackRock maintains a reporting structure that separates the Global Head and Corporate Governance Group from employees with sales responsibilities. In addition, BlackRock maintains procedures intended to ensure that all engagements with corporate issuers or dissident shareholders are managed consistently and without regard to BlackRock’s relationship with the issuer of the proxy or dissident shareholder. Within the normal course of business, the Global Head or Corporate Governance Group may engage directly with BlackRock clients, and with employees with sales responsibilities, in discussions regarding general corporate governance policy matters, and to otherwise ensure that proxy-related client service levels are met. The Global Head or Corporate Governance Group does not discuss any specific voting matter with a client prior to the disclosure of the vote decision to all applicable clients after the shareholder meeting has taken place, except if the client is acting in the capacity as issuer of the proxy or dissident shareholder and is engaging through the established procedures independent of the client relationship.

•

In certain instances, BlackRock may determine to engage an independent fiduciary to vote proxies as a further safeguard to avoid potential conflicts of interest or as otherwise required by applicable law. The independent fiduciary may either vote such proxies or provide BlackRock with instructions as to how to vote such proxies. In the latter case, BlackRock votes the proxy in accordance with the independent fiduciary’s determination. Use of an independent fiduciary has been adopted for voting the proxies related to any company that is affiliated with BlackRock or any company that includes BlackRock employees on its board of directors.

B-11

With regard to the relationship between securities lending and proxy voting, BlackRock’s approach is driven by our clients’ economic interests. The evaluation of the economic desirability of recalling loans involves balancing the revenue producing value of loans against the likely economic value of casting votes. Based on our evaluation of this relationship, we believe that generally the likely economic value of casting most votes is less than the securities lending income, either because the votes will not have significant economic consequences or because the outcome of the vote would not be affected by BlackRock recalling loaned securities in order to ensure they are voted. Periodically, BlackRock analyzes the process and benefits of voting proxies for securities on loan, and will consider whether any modification of its proxy voting policies or procedures is necessary in light of future conditions. In addition, BlackRock may in its discretion determine that the value of voting outweighs the cost of recalling shares, and thus recall shares to vote in that instance.

Voting guidelines

The issue-specific voting Guidelines published for each region/country in which we vote are intended to summarize BlackRock’s general philosophy and approach to issues that may commonly arise in the proxy voting context in each market where we invest. These Guidelines are not intended to be exhaustive. BlackRock applies the Guidelines on a case-by-case basis, in the context of the individual circumstances of each company and the specific issue under review.

As such, these Guidelines do not provide a guide to how BlackRock will vote in every instance. Rather, they share our view about corporate governance issues generally, and provide insight into how we typically approach issues that commonly arise on corporate ballots.

Reporting

We report our proxy voting activity directly to clients and publically as required. In addition, we publish for clients a more detailed discussion of our corporate governance activities, including engagement with companies and with other relevant parties.

B-12

PART C. OTHER INFORMATION

Item 28.	Exhibits

Exhibit Number	Description
1(a)	Declaration of Trust of Registrant.(1)

1(b)	Certificate of Trust.(1)

1(c)	Amendment to Declaration of Trust.(2)

1(d)	Amendment No. 2 to Declaration of Trust.(4)

1(e)	Certificate of Amendment to Certificate of Trust.(4)

1(f)	Amendment No. 3 to Declaration of Trust.(5)

1(g)	Certificate of Amendment to Certificate of Trust.(5)

1(h)	Amendment No. 4 to Declaration of Trust.(6)

1(i)	Amendment No. 5 to Declaration of Trust.(11)

1(j)	Amendment No. 6 to Declaration of Trust.(11)

1(k)	Certificate of Conversion Converting Quantitative Master Series Trust to Quantitative Master Series LLC.(12)

1(l)	Certificate of Formation of Quantitative Master Series LLC.(12)

1(m)	Limited Liability Company Agreement of the Registrant, dated June 15, 2007.(12)

2	Amended and Restated By-Laws of Registrant.(14)

3	Copies of instrument Defining Rights of Interestholders. Incorporated by reference to Exhibits 1 and 2 above.

4(a)	Form of Investment Management Agreement between Registrant and BlackRock Advisors, LLC.(3)

4(b)	Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Investment Management, LLC.(3)

4(c)	Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Financial Management, Inc.(3)

5	Not required pursuant to Form N-1A General Instructions Section B(2)(b).

6	Not applicable.

7(a)	Form of Custody Agreement with State Street Bank and Trust Company.(13)

7(b)	Form of Custody Agreement with JPMorgan Chase Bank.(10)

8(a)	Form of Placement Agency Agreement with BlackRock Investments, LLC, formerly known as BlackRock Investments, Inc.(14)

8(b)	Form of Seventh Amended and Restated Expense Limitation Agreement by and among Registrant, BlackRock Index Funds, Inc. and BlackRock Advisors, LLC.(16)

8(c)	Form of Third Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(15)

8(d)	Administrative Services Agreement between the Registrant and State Street Bank and Trust Company.(8)

8(e)	Form of Third Amended and Restated Securities Lending Agency Agreement between the Registrant and BlackRock Investment Management, LLC.(9)

9	Not required pursuant to Form N-1A General Instructions section B(2)(b).

10	Not required pursuant to Form N-1A General Instructions section B(2)(b).

11	Not required pursuant to Form N-1A General Instructions section B(2)(b).

12	None.

13	Not applicable.

14	Not applicable.

15(a)	Code of Ethics of BlackRock Advisors, LLC.(7)

15(b)	Code of Ethics of Registrant.(7)

15(c)	Code of Ethics of BlackRock Investments, LLC, formerly known as BlackRock Investments, Inc.(7)

(1)	Filed on October 29, 1996 as an Exhibit to Registrant’s initial Registration Statement on Form N-1A under the Securities Act of 1933, as amended (File No. 811-7885) (the “Registration Statement”).
(2)	Filed on February 3, 1997 as an Exhibit to Amendment No. 1 to the Registration Statement.
(3)	Filed on April 30, 2007 as an Exhibit to Amendment No. 18 to the Registration Statement.
(4)	Filed on August 2, 1999 as an Exhibit to Amendment No. 4 to the Registration Statement.
(5)	Filed on December 22, 1999 as an Exhibit to Amendment No. 6 to the Registration Statement.
(6)	Filed on October 11, 2000 as an Exhibit to Amendment No. 8 to the Registration Statement.
(7)	Incorporated by reference to an Exhibit to Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of BlackRock Value Opportunities Fund, Inc. (File No. 2-60836), filed on July 28, 2014.
(8)	Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of Merrill Lynch Growth Fund (File Nos. 33-10794), filed on February 16, 2001.
(9)	Incorporated by reference to an Exhibit to Post-Effective Amendment No. 41 to the Registration Statement on Form N-1A of BlackRock California Municipal Opportunities Fund of BlackRock California Municipal Series Trust (File No. 2-96581), filed on January 26, 2015.
(10)	Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of Mercury Global Holdings, Inc. (File No. 2-89834), filed on March 28, 2002.
(11)	Filed on April 30, 2003 as an Exhibit to Amendment No. 13 to the Registration Statement.

(12)	Filed on April 29, 2008 as an Exhibit to Amendment No. 19 to the Registration Statement.
(13)	Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A of Merrill Lynch Maryland Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust (File No. 33-49873), filed on October 30, 2001.
(14)	Filed on May 1, 2009 as an Exhibit to Amendment No. 20 to the Registration Statement.
(15)	Incorporated by reference to an Exhibit of Post-Effective Amendment No. 56 to the Registration Statement on Form N-1A of BlackRock Pacific Fund, Inc. (File No. 2-56978), filed on April 27, 2016.
(16)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 50 to the Registration Statement on Form N-1A of Funds for Institutions Series (File No. 33-14190), filed on August 26, 2015.

Item 29.	Persons Controlled by or under Common Control with Registrant.

The Registrant is not controlled by or under common control with any other person.

Item 30.	Indemnification.

As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4 of Article VIII of the Registrant’s Limited Liability Company Agreement, Directors, officers, employees and agents of the Master LLC (the “Company”) will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.2 provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.3 of the Registrant’s Limited Liability Company Agreement provides:

Indemnification. The Company shall indemnify each of its Directors, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Company shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings; or

(ii) an independent legal counsel in a written opinion.

Article VIII, Section 8.4 of the Registrant’s Limited Liability Company Agreement further provides:

No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Manager to the Company or any Series against any liability to the Company or any Series to which he or it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Company or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he or it serves as Manager to the Company or any Series.

As permitted by Article VIII, Section 8.7, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Director or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Limited Liability Company Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 31.	Business and Other Connections of Manager.

(a) BlackRock Advisors, LLC was organized in 1994 for the purpose of providing advisory services to investment companies. The list required by this Item 31 of officers and directors of BlackRock Advisors, LLC, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BlackRock Advisors, LLC pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-47710).

Item 32.	Principal Underwriters.

(a) BlackRock Investments, LLC (“BRIL”) acts as the principal underwriter or placement agent, as applicable, for each of the following open-end registered investment companies, including the Registrant:

BBIF Government Securities Fund	BlackRock Multi-State Municipal Series Trust
BBIF Money Fund	BlackRock Municipal Bond Fund, Inc.
BBIF Tax-Exempt Fund	BlackRock Municipal Series Trust
BBIF Treasury Fund	BlackRock Natural Resources Trust
BIF Government Securities Fund	BlackRock Pacific Fund, Inc.
BIF Money Fund	BlackRock Series Fund, Inc.
BIF Multi-State Municipal Series Trust	BlackRock Series, Inc.
BIF Tax-Exempt Fund	BlackRock Strategic Global Bond Fund, Inc.
BIF Treasury Fund	BlackRock Value Opportunities Fund, Inc.
BlackRock Allocation Target Shares	BlackRock Variable Series Funds, Inc.
BlackRock Balanced Capital Fund, Inc.	FDP Series, Inc.
BlackRock Basic Value Fund, Inc.	Funds for Institutions Series
BlackRock Bond Fund, Inc.	iShares, Inc.
BlackRock California Municipal Series Trust	iShares Trust
BlackRock Capital Appreciation Fund, Inc.	iShares U.S. ETF Trust
BlackRock CoRI Funds	Managed Account Series
BlackRock Emerging Markets Fund, Inc.	Master Bond LLC
BlackRock Equity Dividend Fund	Master Focus Growth LLC
BlackRock EuroFund	Master Government Securities LLC
BlackRock Financial Institutions Series Trust	Master Institutional Money Market LLC
BlackRock Focus Growth Fund, Inc.	Master Investment Portfolio
BlackRock Funds	Master Large Cap Series LLC
BlackRock Funds II	Master Money LLC
BlackRock Funds III	Master Tax-Exempt LLC
BlackRock Global Allocation Fund, Inc.	Master Treasury LLC
BlackRock Global SmallCap Fund, Inc.	Master Value Opportunities LLC
BlackRock Index Funds, Inc.	Quantitative Master Series LLC
BlackRock Large Cap Series Funds, Inc.	Ready Assets Government Liquidity Fund
BlackRock Latin America Fund, Inc.	Ready Assets U.S.A. Government Money Fund
BlackRock Liquidity Funds	Ready Assets U.S. Treasury Money Fund
BlackRock Long-Horizon Equity Fund	Retirement Series Trust
BlackRock Master LLC
BlackRock Mid Cap Value Opportunities Series, Inc.

BRIL also acts as the distributor or placement agent for the following closed-end registered investment companies:

BlackRock Corporate High Yield Fund, Inc.

BlackRock Debt Strategies Fund, Inc.

BlackRock Floating Rate Income Strategies Fund, Inc.

BlackRock Health Sciences Trust

BlackRock Limited Duration Income Trust

BlackRock Preferred Partners LLC

BRIL provides numerous financial services to BlackRock-advised funds and is the distributor of BlackRock’s open-end funds. These services include coordinating and executing Authorized Participation Agreements, preparing, reviewing and providing advice with respect to all sales literature and responding to Financial Industry Regulatory Authority comments on marketing materials.

(b) Set forth below is information concerning each director and officer of BRIL. The principal business address of each such person is 40 East 52nd Street, New York, New York 10022.

Name	Position(s) and Office(s)	Position(s) and Office(s) with Registrant
Abigail Reynolds	Chairman, Chief Executive Officer, President and Director	None
Matthew Mallow	Chief Legal Officer and Senior Managing Director	None
Christopher Meade	General Counsel and Senior Managing Director	None
Saurabh Pathak	Chief Financial Officer and Director	None
James Hamilton	Chief Operating Officer and Director	None
Gregory Rosta	Chief Compliance Officer and Vice President	None
Anne Ackerley	Managing Director	None
Michael Bishopp	Managing Director	None
Joseph Craven	Managing Director	None
Sally George	Managing Director	None
Lisa Hill	Managing Director	None
Andrew Dickson	Director and Secretary	None
Terri Slane	Director and Assistant Secretary	None
Chris Nugent	Director	None
John Diorio	Director	None
Lourdes Sanchez	Vice President	None
Robert Fairbairn	Member, Board of Managers	None
Salim Ramji	Member, Board of Managers	None
Richard Prager	Member, Board of Managers	None
Christopher Vogel	Member, Board of Managers	None

(c) Not applicable.

Item 33.	Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder are maintained at the offices of:

(a) Registrant, 100 Bellevue Parkway, Wilmington, Delaware 19809.

(b) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as investment adviser).

(c) BlackRock Investments, LLC, 40 East 52nd Street, New York, New York 10022 (records relating to its functions as placement agent).

(d) BlackRock Investment Management, LLC, 1 University Square Drive, Princeton, NJ 08540-6455 (records relating to its functions as former sub-adviser).

(e) JPMorgan Chase Bank, 4 MetroTech, 18th floor, Brooklyn, New York 11245 (records relating to its functions as former custodian) and State Street Bank and Trust Company, 100 Summer Street, Boston, Massachusetts, 02110 (records relating to its functions as custodian).

Item 34.	Management Services.

Other than as set forth under the captions “Management, Organization, and Capital Structure” and “Management of the Registrant” in Parts A and B, respectively, of the Registration Statement, the Registrant is not a party to any management-related service contract.

Item 35.	Undertakings.

None.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, this Registrant certifies that it has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 29th day of April 2016.

QUANTITATIVE MASTER SERIES LLC
(Registrant)

By:	/s/ JOHN M. PERLOWSKI
John M. Perlowski
(President and Chief Executive Officer)